                                                      Registration No. _________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              CDX.Com Incorporated
             (Exact name of registrant as specified in its charter)

           Colorado                            4813                            84-0771180
(State or other jurisdiction of     (Primary Standard Industrial   (I.R.S. Employer Identification No.)
 incorporation or organization)      Classification Code Number)

                        7920 Norfolk Avenue, 11th Floor,
                            Bethesda, Maryland 20817
                                 (202) 244-9000

  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                  Robert Miller
                        7920 Norfolk Avenue, 11th Floor,
                            Bethesda, Maryland 20817
                                 (202) 244-9000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective and from time to time as determined by market conditions. If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box./ /

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
1933, check the following box. /X/

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the
Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                         CALCULATION OF REGISTRATION FEE

                                                        Proposed Maximum      Proposed Maximum
   Title of Each Class of          Amount to be        Offering Price Per    Aggregate Offering    Amount of Registration
 Securities to be Registered        Registered             Share (1)             Price (1)                   Fee

Common Stock, $0.01 par value    3,177,716 shares            $0.03               $95,331.00                $23.84

(1) Estimated solely for the purpose of computing the amount of the registration fee, based on the closing price for our common stock as reported on the Pink
Sheets on August 8, 2001 in accordance with Rule 457 under the Securities Act.

The Company hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Company shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the
Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

                              SUBJECT TO COMPLETION
                  PRELIMINARY PROSPECTUS DATED August 13, 2001.

                                3,177,716 Shares
                              CDX.com Incorporated
                                  COMMON STOCK

The shares of our common stock, $.01 par value per share, covered by this prospectus are offered in connection with the resale of shares of our stock by certain stockholders who acquired such shares upon the conversion of certain debts of our subsidiaries to shares of our stock, as more fully described in the section titled "Principal and Selling Stockholders" in this prospectus. The
3,177,716 shares of our common stock have been issued to the selling stockholders under agreements between CDX.com Incorporated, its subsidiaries and each of the selling stockholders.

We have agreed to maintain the effectiveness of this registration statement a period of one hundred eighty (180) days. No sales may be made pursuant to this prospectus after that time unless we amend or supplement this prospectus to indicate that we have agreed to extend the period of its effectiveness.

The selling stockholders may sell the shares from time to time on the over-the-counter market in regular brokerage transactions, in transactions directly with market makers or in certain privately negotiated transactions or through the writing of options, whether such options are listed on an options exchange or otherwise, on, or in settlement of, short sales of the shares. The selling stockholders may sell the shares at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale or at negotiated or fixed prices, in each case as determined by the selling stockholders or by agreement between the selling stockholders and underwriters, brokers, dealers or agents, or purchasers. The selling stockholders have advised us that no sale or distribution other than as disclosed in this prospectus will be effected until after this prospectus has been appropriately amended or supplemented, if required, to set forth those terms. We will not receive any proceeds from the sale of the shares by the selling stockholders.

On August 8, 2001 the last sale price of our common stock on the Pink Sheets was
$0.03 per share. Our common stock is listed on Pink Sheets under the symbol
"CDXX."

     SEE "RISK FACTORS" BEGINNING ON PAGE 8 TO READ ABOUT FACTORS YOU SHOULD
               CONSIDER BEFORE BUYING SHARES OF OUR COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER REGULATORY BODY HAS
APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR
ACCURACY OF THIS REGISTRATION STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A
CRIMINAL OFFENSE.

                                                          PER SHARE                  TOTAL
Price to the public................................     See text above           See text above

Underwriting discount and Commissions (1) .........     See text above           See text above

Proceeds, before expenses, to the selling
Stockholders (1) ..................................     See text above           See text above

(1) All expenses of registration of the shares, estimated to be approximately
$15,500 shall be borne by us. Selling commissions, brokerage fees, any applicable stock transfer taxes and any fees and disbursements of counsel to the selling stockholders are payable by the selling stockholders.

                 The date of this prospectus is August 13, 2001.

If it is against the law in any state to make an offer to sell the shares (or to solicit an offer from someone to buy the shares), then this prospectus does not apply to any person in that state, and no offer or solicitation is made by this prospectus to any such person.

You should rely only on the information provided or incorporated by reference in this prospectus or any supplement. Neither we nor any of the selling stockholders have authorized anyone to provide you with different information.
You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of such documents.

Management's Discussion And Analysis Of Financial Condition And
Results Of Operations........................................................ 15
Changes In And Disagreements With Accountants On Accounting And

                               PROSPECTUS SUMMARY

THIS SUMMARY HIGHLIGHTS INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS AND
DOES NOT CONTAIN ALL THE INFORMATION THAT MAY BE IMPORTANT TO YOU. YOU SHOULD
READ THE ENTIRE PROSPECTUS, INCLUDING "RISK FACTORS" AND OUR CONSOLIDATED
FINANCIAL STATEMENTS, CAREFULLY BEFORE MAKING AN INVESTMENT DECISION.

OUR CORPORATE NAME

We are incorporated in the state of Colorado under the name CDX.Com
Incorporated. We do business under the name DataStream Global Communications.
Our common stock is quoted on the Pink Sheets under the symbol "CDXX".

CDX.Com Incorporated ("CDX" and/or the "Company") is headquartered at 7920
Norfolk Avenue 11th Floor, Bethesda, Maryland 20817.

BACKGROUND

We are a facilities-based international telecommunications company focused primarily on the international long distance telecommunications market. We provide competitively priced long distance telecommunication services to other telecommunications carriers. We provide international long distance service to a number of foreign countries through a flexible network of foreign termination relationships, international gateway switches, leased transmission facilities and resale arrangements with other long distance providers.

CDX was incorporated in June, 1978. The original business was to engage in the manufacture and sale of computerized pulmonary diagnostic equipment used in the medical profession.

On November 18, 2000, Tampa Bay Financial, Inc., a Florida Corporation ("TBF"),
entered into an agreement (the "Agreement") with certain of the Company's shareholders. Pursuant to the Agreement, TBF and persons affiliated with TBF acquired control of the Company. TBF changed the Company's business plan from the manufacture and sale of computerized pulmonary diagnostic equipment to international communications and began doing business as DataStream Global
Communications.

RECENT DEVELOPMENTS

We have had a number of recent developments that have materially affected our business and operations, including the following:

On January 5, 2001 the CDX Board of Directors declared a two and one third (2
1/3) to one common stock split, effected in the form of a stock dividend, with a record date of January 23, 2001 and a payment date of January 24, 2001.

On January 12, 2001, CDX entered in an Agreement and Plan of Merger with Pensat
International Communications, Inc. a Delaware Corporation ("Pensat"). Pursuant
to this Agreement, Pensat merged with and into Pensat Inc., a newly formed subsidiary of CDX, such that Pensat Inc. is the surviving corporation. Pensat stockholders effectively acquired control and retain majority interest in CDX.
The merger became effective on February 9, 2001.  In the merger, Pensat ceased to exist as a Delaware corporation.  To date, the Company has been unable to file the
Certificate of Merger formally terminating Pensat's existence in Delaware because of a dispute between Pensat and the State of Delaware over the computation and payment of franchise tax.  The Company and the State of Delaware have agreed upon the amount due, and upon completion of negotiation of acceptable payment terms, the Company will file the Certificate of Merger.

In February 2001, the Company's Pensat subsidiary purchased three new enhanced services platforms for installation in its pre-paid calling card operations in
Syria. The switches are installed in Damascus, Aleppo and Lattakia.

In March 2001, the Company's Pensat subsidiary signed a four-year exclusive joint services agreement with an Argentinean telecommunications provider. Under the terms of the agreement, Pensat will provide Internet, data and international telecommunications services to Argentinean subscribers over its international
VoIP network.

In April, 2001, the Company's Pensat subsidiary implemented a new route between the USA and Mexico continuing the expansion of our international network, focusing on Latin American countries. We added this route into Mexico through an agreement with a strategic partner.

During 2000 and 2001 the Company has taken a number of steps to reduce its Cost of Services and improve profitability through the (1) elimination of underused circuits, (2) acquisition of lower cost termination agreements, (3) negotiation of lower termination costs, (4) acquisition of lower cost fixed cost circuits and (5) implementation of routes with higher margins, and (6) elimination of services and programs that were not producing positive results.

Current Financial Situation

We are currently in arrears on approximately $37,000,000 of our liabilities, including approximately $27,000,000 of promissory notes and capital leases. A significant amount of our past due liabilities is owed to certain vendors who are critical to our on-going operations and to our ability to provide revenue-generating services to our customers. In addition, we have certain unpaid tax liabilities. In order to maximize the utilization of available cash resources, we have curtailed certain operations that were not generating positive cash flow and may curtail other operations in the future. Further, certain vendors have declined to provide further credit to the Company and certain vendors have withheld services. While we have been able to continue to operate despite these restrictions, there is no assurance we will be able to continue to do so in the future.

We are currently in discussions with the note holders and vendors regarding possible restructuring or deferral of these liabilities and while we have made progress along these lines, there is no assurance that these discussions will be successful. Failure to restructure or defer these overdue liabilities will have a material adverse effect on the business and the financial condition of the
Company. Further, the Company is currently incurring operating losses .
Accordingly, the Company will need additional financing to fund ongoing operations and that funding, if available, may be dilutive or on terms that are unacceptable to the Company. There is no assurance that the Company will be able to obtain such funding in adequate amounts or on a timely basis. Failure to acquire adequate funds on a timely basis will require the Company to further reduce its headcount, reduce the scope of operations, sell assets to acquire additional cash, seek protection for our US or overseas operations from creditors under applicable bankruptcy codes, and/or a complete cessation of operations by the Company and some or all of its subsidiaries.

The Company continues to restructure its business and financial status with a focus on achieving profitability in its operations and making the Company more financable. In its move toward profitability, the Company has taken steps to cut expenses and costs. Reductions in the work force have been implemented as well as the elimination of certain business units that were not strategically important to the Company's central business plan and were not generating profits. The Company plans to focus on its core business units and direct its efforts on building revenues and profits from these operations.

The consolidated financial statements contained in this prospectus have been prepared assuming that we will continue as a going concern. However our independent public accountants have determined that due to recurring operating losses, our working capital deficiency, significant short-term cash commitments and a lack of firm financial commitments raise substantial doubt about our ability to continue as a going concern.

THE OFFERING

The shares of our common stock, $.01 par value per share, covered by this prospectus are offered in connection with the resale of shares issued by us in connection with the conversion of certain debts of its subsidiaries as more fully described in the section titled "Principal and Selling Stockholders" in this prospectus.

Common stock offered by the selling stockholders............    3,177,716 shares
Common stock outstanding after the offering.................  156,243,503 shares
Use of proceeds.............................................  We will not  receive  any  proceeds from  the  offering.  All  proceeds
                                                              will  be  received  by the  selling
                                                              stockholders.

Pink Sheets symbol..........................................  CDXX

We have agreed to maintain the effectiveness of this prospectus for one hundred eighty (180) days. No sales may be made pursuant to this prospectus after that time unless we amend or supplement this prospectus.

SUMMARY HISTORICAL CONSOLIDATED FINANCIAL DATA

The results of operations of CDX for the periods presented herein prior to its merger with Pensat International Communications, Inc. are not material to the results of operations of the Company. Additionally since all of CDX's former operating activities were divested, they are not indicative of the ongoing operations of the merged companies. Accordingly, unless otherwise noted, the summary consolidated financial data and associated description of events are of
Pensat International Communications, Inc. for pre-merger periods and of the surviving consolidated entity for post merger periods.

This is a summary of the selected historical and pro forma consolidated financial data for the periods ended and as of the dates indicated. Effective with the period ended June 30, 2000, we converted to from a December 31 fiscal year end to a June 30 fiscal year end. Therefore, the period ended June 30, 2000 represents a twelve-month period as compared to the twelve-month fiscal years ended December 31, 1999 and 1998.

In the following summary financial data, the statement of operations data for the years ended December 31, 1997, 1998, 1999 and June 30, 2000 are derived from and qualified in their entirety by reference to our audited consolidated financial statements and the notes to those statements that are included elsewhere in this prospectus. You should read those sections and the section entitled "Management's Discussion and Analysis of Financial Condition and
Results of Operations" for a further explanation of the financial data summarized here. The statement of operations data and the balance sheet data for the nine months ended March 31, 2001 are derived from our unaudited consolidated financial statements included elsewhere in this prospectus. The historical information may not be indicative of our future performance.

                                                                                             Year ended June     Nine months
                                                             Years ended December 31,              30,         ended March 31,
                                                                     (Audited)                  (Audited)        (Unaudited)
                                                       1997          1998          1999            2000             2001
CONSOLIDATED STATEMENT OF OPERATIONS DATA:
Revenues........................................   $   200,237    $   971,989  $ 13,514,258    $ 19,523,322    $  22,032,656
Income (loss) from operations...................    (1,537,385)    (5,854,566)  (17,022,279)    (19,288,867)      (7,264,870)
Interest income (expense), net..................      (102,237)      (238,685)   (1,735,074)     (3,577,810)      (3,025,761)
Accretion (charges).............................             -              -    (5,702,551)     (4,940,180)      (2,472,407)
Net income (loss)...............................   $(1,590,340)   $(6,066,752) $(24,441,563)   $(31,415,469)   $ (13,130,399)
Weighted average number of shares outstanding
(pro forma).....................................   150,000,000    150,000,000   150,000,000     150,000,000      150,970,301
Pro forma Basic earnings (loss) per share (1)...   $     (0.01)   $     (0.04) $      (0.16)   $      (0.21)   $       (0.09)
Dividends per Common Share......................   $      0.00    $      0.00  $       0.00    $       0.00    $        0.00

                                                                          As of
                                                                       December 31,         As of June 30,  As of March 31,
                                                                        (Audited)             (Audited)       (Unaudited)
                                                                  1998           1999           2000             2001
BALANCE SHEET DATA :
Working capital (deficit).............................        (3,260,881)    (33,939,065)    (41,153,148)   (40,932,730)
Total assets..........................................         1,931,534      18,770,641      14,307,056     22,457,723
Total long-term liabilities, net of current portion...           519,728         668,206         392,095        777,321
Accumulated deficit...................................        (9,003,975)    (33,445,538)    (48,850,593)   (61,980,994)
Deficiency in stockholders' equity....................        (2,465,313)    (21,750,232)    (32,182,263)   (24,168,284)
Redeemable convertible preferred stock................         1,780,000       2,060,000       2,060,000              -

                                                                                               Year ended June     Nine months
                                                         Years ended December 31,                    30,         ended March 31,
                                                                 (Audited)                        (Audited)        (Unaudited)
                                                  1997            1998            1999              2000             2001
OTHER FINANCIAL DATA:
EBITDA from continuing operations (2)....    $ (1,520,669)   $  (5,806,549)  $(16,526,760)    $ (18,308,544)    $ (6,008,873)

(1) Pro forma basic loss per share of common stock is based on the weighted-average number of common shares outstanding after adjustment for preferred stock dividend requirements. For periods prior to Pensat's merger with
CDX, the outstanding shares are shown as 150,000,000, the amount outstanding immediately after the merger. Diluted loss per share is not presented because the effect of convertible securities or common stock equivalents would be antidilutive. Dilutive securities that would be applicable in computing diluted earnings per share consist of convertible preferred stock, warrants and stock options.

(2) EBITDA from continuing operations as used in this prospectus is earnings
(loss) before net interest expense (income), income taxes, foreign exchange gains or losses, depreciation and amortization and is presented because we believe that such information is commonly used in the telecommunications industry as one measure of a company's operating performance and historical ability to service debt. EBITDA from continuing operations is not determined in accordance with generally accepted accounting principles, is not indicative of cash provided by operating activities, should not be used as a measure of operating income and cash flows from operations as determined under generally accepted accounting principles and should not be considered in isolation or as an alternative to, or to be more meaningful than, measures of performance determined in accordance with generally accepted accounting principles. EBITDA, as calculated by us, may not be comparable to similarly titled measures reported by other companies, and comparisons could be misleading unless all companies and analysts calculated EBITDA in the same manner.

The following table reconciles our net income (loss) from continuing operations to EBITDA from continuing operations:

                                                                                             Year ended June    Nine months
                                                          Years ended December 31,                 30,        ended March 31,
                                                                  (Audited)                     (Audited)      (Unaudited)
                                                    1997            1998            1999          2000            2001

Net income (loss) from continuing operations   $ (1,590,340)   $ (6,066,752)   $(24,441,563) $ (31,415,469)    $ (13,130,399)
Net interest expense (income)...............       (102,237)       (238,685)     (1,735,074)    (3,577,810)       (3,025,761)
Income tax expense (benefit)................              -               -               -              -                 -
Accretion charges...........................              -               -      (5,702,551)    (4,940,180)       (2,472,407)
Other (expense) ............................         49,282          26,499          18,341     (3,608,612)         (367,361)
Depreciation and amortization...............        (16,716)        (48,017)       (495,519)      (980,323)       (1,255,997)

EBITDA from continuing operations...........   $ (1,520,669)   $ (5,806,549)   $(16,526,760) $ (18,308,544)    $  (6,008,873)
                                               =============   ==============  ============= ==============    ===============

                                  RISK FACTORS

YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISKS AND OTHER INFORMATION IN THIS
PROSPECTUS BEFORE DECIDING TO INVEST IN SHARES OF OUR COMMON STOCK. IF ANY OF
THE FOLLOWING RISKS AND UNCERTAINTIES ACTUALLY OCCUR, OUR BUSINESS, FINANCIAL
CONDITION OR OPERATING RESULTS WILL MOST LIKELY BE MATERIALLY AND ADVERSELY
AFFECTED. IN THIS EVENT, THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE,
AND YOU MAY LOSE PART OR ALL OF YOUR INVESTMENT.

RISK FACTORS CONCERNING THE BUSINESS OPERATIONS OF THE COMPANY

COMPANY HAS LIMITED OPERATING HISTORY AND IS INCURRING LOSSES.

The Company has a limited operating history upon which an evaluation of it and its prospects can be based. Further, the Company is currently experiencing operating losses. There can be no assurance that we will be able to continue the revenue growth rates achieved in the past and that we will be able to generate positive cash flows from operations sufficient to support our business without additional financing.

CONTINUED GROWTH WILL PLACE STRAINS ON COMPANY RESOURCES.

The Company plans to continue its growth, and expansion will place strains on its management and staff personnel in the management, sales, support, technical and finance areas to support and manage the additional business. The Company is highly dependent on the skills of its key employees and on its ability to identify, hire and retain additional personnel. There can be no assurance that the Company will be able to retain existing personnel or identify and hire additional qualified personnel on a timely basis or at expense levels comparable with current operations.

INTERNATIONAL LICENSES MAY BE DIFFICULT TO ACQUIRE.

The Company's expansion plans involve new international locations and new services. Although the Company intends to operate in newly deregulated environments, there can be no assurance that any permits and operating licenses that may be required in such environments will be available on a timely basis or at all.

CUSTOMER DEMAND IS UNCERTAIN.

As the Company implements new locations and services, there can be no assurance that there will be sufficient demand from its target customers for its services, and if such demand exists, there can be no assurance that the Company will be able to service successfully its target market on a profitable basis.

CAPACITY AND EQUIPMENT REQUIRED MAY NOT BE AVAILABLE.

In order to maintain its customer base and achieve its expansion plans, the
Company will require additional network capacity and supporting technical equipment. There can be no assurance that such capacity or equipment will be available to the Company or available at prices that will enable the Company to achieve adequate margins on its services.

CHANGES IN VOLUMES AND MIX OF CALLS MAY AFFECT MARGINS.

Fluctuations in call volumes from our customers, particularly those involving high per-minute rate terminations, may cause variances in our monthly and quarterly operating results.

VARIABLE COSTS FOR TRANSMISSION CAPACITY MAY CAUSE FLUCTUATIONS IN OUR MARGINS.

A substantial portion of our transmission capacity will be obtained on a variable, per minute and short-term basis, subjecting us to the possibility of unanticipated price increases and service cancellations. We will not generally have long-term arrangements for the purchase or resale of international long distance services. Since rates may fluctuate over short periods of time and we may not be able to pass any cost increases along to our customers, our gross margins are subject to significant fluctuations. Decreased gross margins may decrease our profitability and cause a loss of customers.

GROWTH IN FIXED COSTS WILL INCREASE OUR RISKS.

As we expand our network and the volume of our network traffic, our cost of revenues will increasingly consist of fixed costs arising from the ownership and maintenance of switches and fiber optic cables. These costs may increase, and our operating margins may decrease. If our traffic volume were to decrease, or fail to increase to the extent expected or necessary to make efficient use of our network, our costs as a percentage of revenues would increase significantly, which could significantly decrease the results of our business operations.

RISK FACTORS CONCERNING TECHNICAL OPERATIONS OF THE COMPANY

IMPLEMENTATION OF NEW LOCATIONS AND SERVICES WILL INVOLVE TECHNICAL AND LOGISTICAL RISKS.

The Company's markets involve rapidly changing technology, evolving industry standards, emerging competition and frequent new service and product introductions. The implementation and management of new domestic and international locations and services may involve technological and logistical challenges that the Company will have to overcome in order to provide timely and cost effective services to its current and added customers. There can be no assurance that the Company will be able to overcome any such challenges on a timely and cost-effective basis.

THE COMPANY IS DEPENDENT ON THIRD-PARTY SUPPLIERS.

The Company is dependent on third party suppliers of hardware and network connectivity for many of its products; and certain of these suppliers are or may become competitors of the Company. A failure by a supplier to deliver quality services or products on a timely basis, or the inability to develop alternative sources if and as required, could result in delays that could have a material adverse effect on the Company.

SYSTEM FAILURES OR THIRD-PARTY BREAK-INS WILL ADVERSELY AFFECT THE COMPANY.

The success of the Company is largely dependent upon its ability to deliver high quality, uninterrupted access to telecommunication services. Any system failure that causes interruptions in the Company's operations could have a material adverse effect on the Company. Computer viruses, break-ins or other problems caused by third parties to the Company's operating network or internal administrative network could lead to interruption, delays or cessation in service to the Company's customers. Alleviating such problems may require significant expenditures of capital and resources by the Company, which could have a material adverse effect on the Company.

TECHNICAL PROBLEMS COULD DISRUPT OUR BILLING FOR OUR SERVICES.

Technical difficulties with the network could cause the loss of call detail record information, which is the basis of our ability to process and substantiate customer billings. Such failures or other technical difficulties may occur in the future, which could result in the loss of customers and revenue.

NATURAL OR MAN-MADE DISASTERS COULD DISRUPT OUR OPERATIONS.

Our operations depend on our ability to protect our hardware and other equipment, and on our suppliers to protect their networks, from damage from natural disasters such as fires, floods, hurricanes and earthquakes, other catastrophic events such as civil unrest, terrorism and war and other sources of power loss and telecommunications failures. Our network could become disabled in the event of an earthquake, power outage or otherwise. A network failure or a significant decrease in telephone traffic as a result of a natural or man-made disaster could damage our relationships with our customers and decrease our revenues and our operating results and result in a decrease in our stock price.

RISK FACTORS CONCERNING FINANCIAL OPERATIONS OF THE COMPANY

THE COMPANY IS IN ARREARS ON SIGNIFICANT AMOUNTS OF LIABILITIES.

We are currently in arrears on approximately $37,000,000 of our liabilities, including approximately $27,000,000 of promissory notes and capital leases. A significant amount of our past due liabilities is owed to certain vendors who are critical to our on-going operations and to our ability to provide revenue-generating services to our customers. In addition, we have certain unpaid tax liabilities. In order to maximize the utilization of available cash resources, we have curtailed certain operations that were not generating positive cash flow and may curtail other operations in the future. Further, certain vendors have declined to provide further credit to the Company and certain vendors have withheld services. While we have been able to continue to operate despite these restrictions, there is no assurance we will be able to continue to do so in the future.

We are currently in discussions with the note holders and vendors regarding possible restructuring or deferral of these liabilities and while we have made progress along these lines, there is no assurance that these discussions will be successful. Failure to restructure or defer these overdue liabilities will have a material adverse effect on the business and the financial condition of the
Company. Further, the Company is currently incurring operating losses.
Accordingly, the Company will need additional financing to fund ongoing operations and that funding may be dilutive or on terms that are unreasonable to the Company. There is no assurance that the Company will be able to obtain such funding in adequate amounts or on a timely basis. Failure to acquire adequate funds on a timely basis will require the Company to further reduce its headcount, reduce the scope of operations, sell assets to acquire additional cash, seek protection for our US or overseas operations from creditors under applicable bankruptcy codes, and/or a complete cessation of operations by the
Company and some or all of its subsidiaries.

The Company continues to restructure its business and financial status with a focus on achieving profitability in its operations and making the Company more financable. In its move toward profitability, the Company has taken steps to cut expenses and costs. Reductions in the work force have been implemented as well as the elimination of certain business units that were not strategically important to the Company's central business plan and were not generating profits. The Company plans to focus on its core business units and direct its efforts on building revenues and profits from these operations.

COMPANY WILL REQUIRE ADDITIONAL CAPITAL TO CONTINUE TO GROW.

In order to maintain its competitive position and grow, the Company will need to raise additional capital from equity or debt sources to fund ongoing operations and the enhancement and expansion of its network. There can be no assurance that the Company will be able to raise such capital on favorable terms or at all. If the Company is unable to obtain such additional capital, the Company may be required to curtail its current operations and reduce the scope of its anticipated expansion which could have a material adverse effect on the
Company's business, financial condition or results of operations and its ability to compete.

LOSS OF A KEY CUSTOMER WOULD ADVERSELY AFFECT COMPANY.

The Company depends on a limited number of customers for a significant portion of its revenues. The loss of a significant customer could cause a material reduction in revenues and operating results and a reduction in our stock price.
Furthermore, if the Company experiences payment delays or credit losses from its customers, it could harm our business, financial condition and cause our stock price to drop.

FAILURE TO PAY CARRIERS AND VENDORS MAY RESULT IN SUSPENSION OF SERVICES.

A lack of cash flow could negatively impact our ability to maintain and increase our revenues. A significant portion of our international long distance revenues requires an initial up front cash investment in equipment, operating expenses and deposits. Failure to make timely payments to our carriers or vendors may result in their suspending services to us, which will curtail our ability to generate revenues. Should the carriers or vendors cease providing services to us, it would damage our relationships with our customers and decrease our revenues and our operating results.

RISK FACTORS CONCERNING THE INDUSTRY IN WHICH THE COMPANY OPERATES

CHANGES IN REGULATIONS AFFECTING THE TELECOMMUNICATIONS INDUSTRY IN THE US OR
INTERNATIONALLY COULD ADVERSELY AFFECT THE COMPANY.

The telecommunications industry is subject to extensive regulation by federal, state and local governmental agencies, including governmental authorities in certain foreign countries. Any adverse rulings by regulatory agencies affecting the Company's operations or services could negatively impact the Company's results and its stock price.

THE COMPANY'S INTERNATIONAL OPERATIONS ARE SUBJECT TO POLITICAL AND ECONOMIC
VOLATILITY IN THE COUNTRIES IN WHICH IT OPERATES.

The Company conducts a significant part of its business in international environments or by interconnecting to international destinations. Any economic or political volatility in these environments could adversely affect the
Company's operations, its operating results or stock price.

THE COMPANY FACES SIGNIFICANT COMPETITION IN ITS MARKETS.

The international telecommunications industry is intensely competitive and subject to rapid change. International wholesale switched-service providers compete on the basis of price, customer service, transmission quality, breadth of service offerings and value-added services. Additionally, the telecommunications industry is in a period of rapid technological evolution, marked by the introduction of competitive product and service offerings, such as the utilization of the Internet for international voice and data communications.
The Company has many competitors in the segments in which it operates, several of which are much larger and better financed than the Company. Our competitors in the international wholesale switched long distance market include large, facilities-based multinational corporations and smaller facilities-based providers in the U.S. and overseas that have emerged as a result of deregulation, new companies that provide voice services via the Internet, switch-based resellers of international long distance services and international joint ventures and alliances among such companies. We also compete abroad with a number of dominant telecommunications operators that previously held various monopolies established by law over the telecommunications traffic in their countries. We believe that competition will continue to increase, placing downward pressure on prices. This competition may create pricing pressures on the Company and/or may create the need for the Company to enhance its services to meet the competition's offerings.

FOREIGN GOVERNMENT INTERESTS IN LOCAL TELECOMMUNICATIONS MARKETS MAY CREATE DIFFICULTIES
FOR THE COMPANY.

Foreign governments may attempt to prevent us from conducting our business and from expanding into their respective countries. Governments of many countries exercise substantial influence over various aspects of the telecommunications market. In some cases, the government owns or controls companies that are or may become our competitors or on which we may depend for required interconnections to local telephone networks and other services. Accordingly, government actions in the future could block or impede the operation of our business.

FUTURE CHANGES IN SETTLEMENT RATES OR PROCESS BY THE US GOVERNMENT MAY ADVERSELY
AFFECT OUR MARGINS.

                                       10

Federal Communications Commission intervention regarding the settlement rates charged by foreign carriers may disrupt our transmission arrangements to certain countries and decrease our revenues. The Federal Communications Commission is attempting to reduce the foreign routing costs of U.S. international carriers by prescribing maximum or benchmark settlement rates which foreign carriers may charge U.S. carriers for routing telecommunications traffic. The Federal
Communications Commission's action may reduce our settlement costs, although the costs of other U.S. international carriers also may be reduced in a similar fashion. Any future Federal Communications Commission intervention to enforce the new settlement benchmarks if U.S. carriers are unsuccessful in negotiating settlement rates at or below the prescribed benchmarks could disrupt our transmission arrangements to certain countries or require us to modify our existing arrangements, which could decrease our revenues.

RISK FACTORS CONCERNING OWNERSHIP OF THE COMPANY'S COMMON STOCK

OUR STOCK CURRENTLY HAS LIMITED TRADING VOLUMES.

Our stock is currently traded in the "Pink Sheets" and the daily trading volume is relatively small. Accordingly, the sale of a substantial number of shares of our common stock may cause the market price of our common stock to decline.
Further, since our stock is categorized as "penny shares" it is covered by special trading rules that may limit trading in the secondary market.

Lack of Prior Market for Securities of the Company; No NASDAQ Listing.

We have submitted an application to be listed on the OTC Bulletin Board.
However, there can be no assurance that the application will be approved or that in the event it is approved that an active trading market will develop.

SHARES BEING SOLD IN THIS OFFERING MAY REDUCE OUR STOCK PRICE.

The sale of a substantial number of shares of our common stock in connection with the offering may cause the market price of our common stock to decline. If our current stockholders sell shares of common stock in the public market following the offering, or if the market perceives that such sales could occur, the market price of our common stock could decline. These sales also might make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem appropriate, or to use equity as consideration for future acquisitions.

FLUCTUATIONS IN OUR STOCK PRICE MAY RESULT IN LITIGATION AGAINST THE COMPANY.

Significant fluctuations in the market price of our common stock could result in securities class action claims against us, which could seriously harm our business. Securities class action claims have been brought against companies in the past where volatility in the market price of that company's securities has taken place. This kind of litigation could be very costly and divert our management's attention and resources, and any adverse determination in this litigation could also subject us to significant liabilities, any or all of which could seriously harm our business.

SHARES ELIGIBLE FOR FUTURE SALE

Sales of a substantial number of shares in the public market during and following this offering, or the perception that sales could occur, could adversely affect the prevailing market price for our shares. There are
156,243,503 shares of our stock outstanding. Of these shares, upon completion of this offering, approximately 43,177,716 shares will be freely tradable without restriction or further registration under the Securities Act, other than shares that are purchased by affiliates of CDX as defined in Rule 144 under the
Securities Act. The remaining shares are restricted securities as defined in
Rule 144 under the Securities Act or shares held by affiliates of CDX.
Restricted securities and shares held by affiliates may be sold in the public market only if registered or if they qualify for an exemption from registration under Rule 144 under the Securities Act, which rules are summarized below.

Securities Act Rules

In general, under Rule 144 as currently in effect, a person (or persons whose shares are required to be aggregated) who has beneficially owned restricted shares for at least one year, or any affiliate, is entitled to sell, within any three-month period a number of shares that does not exceed 1% of the then outstanding shares (approximately 1,562,000 shares).

                                       11

Sales under Rule 144 are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about
us.

In addition, under Rule 144(k), a person who is not one of our affiliates at any time during the 90 days preceding a sale and who has beneficially owned the restricted shares proposed to be sold for at least two years (including the holding period of any prior owner other than an affiliate) is entitled to sell the shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144. Therefore, unless otherwise restricted, such shares may be sold at any time.

FACTORS AFFECTING FUTURE OPERATING RESULTS

FUTURE OPERATING RESULTS MAY FLUCTUATE WHICH WILL AFFECT OUR STOCK PRICE.

Our quarterly operating results are difficult to forecast with any degree of accuracy because a number of factors subject these results to significant fluctuations. Our revenues, costs and expenses have fluctuated significantly in the past and are likely to continue to fluctuate significantly in the future as a result of numerous factors. As a result, we believe that period-to-period comparisons of our operating results are not necessarily meaningful and should not be relied upon as indications of future performance.

Our revenues in any given period can vary due to factors such as:

o       call volume fluctuations, particularly in regions with relatively high per-minute rates;
o       the addition or loss of a major customer, whether through competition, merger, consolidation, financial difficulty of such customer or otherwise;
o       the loss of economically beneficial routing options for the termination of our traffic;
o       discontinuation of money-losing operations;
o       pricing pressure resulting from increased competition; and
o       technical difficulties with or failures of portions of our network that impact our ability to provide service to, or bill, our customers.

Our operating expenses in any given period can vary due to factors such as:

o       fluctuations in rates charged by other carriers to terminate our traffic;
o       increases or reductions in personnel levels and the costs of implementing such changes;
o       increases in bad debt expense and reserves; and
o       the timing of capital expenditures, and other costs associated with acquiring or obtaining other rights to switching and other transmission facilities.

In addition, our operating results can vary due to factors such as:

o       changes in routing due to variations in the quality of vendor transmission capability;
o       loss of favorable routing options;
o       changes in international settlement agreements including proportional return traffic provisions;
o       actions by domestic or foreign regulatory entities;
o       the level, timing and pace of our expansion in international and commercial market; and
o       general domestic and international economic and political conditions.

Further, a substantial portion of the communications services we use is obtained on a variable per-minute basis with short term notice periods for price changes and service changes, subjecting us to the possibility of unanticipated price increases and service cancellations. Since we do not generally have long-term arrangements for the purchase or resale of long distance services, and since rates fluctuate significantly over short periods of time, our operating results can be subject to significant fluctuations over short periods of time. Our operating results also may be negatively impacted in the longer term by competitive pricing pressures.

              CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

                                       12

This filing, press releases and certain information provided periodically in writing or orally by the Company's officers or its agents contain statements which constitute forward-looking statements within the meaning of Section 27A of the Securities Act, as amended and Section 21E of the Securities Exchange Act of
1934. The words "expect," "anticipate," "believe," "goal," "plan," "intend,"
"estimate" and similar expressions and variations thereof are intended to specifically identify forward-looking statements. Those statements appear in a number of places in this filing and in other places, particularly, Management's
Discussion and Analysis of Financial Condition and Results of Operations, and
include statements regarding the intent, belief or current expectations of the
Company, its directors or its officers with respect to, among other things: (i)
the Company's liquidity and capital resources; (ii) the Company's financing opportunities and plans and (iii) the Company's future performance and operating results. Investors, prospective investors and other readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contained in the forward-looking statements as a result of various factors. The factors that might cause such differences include, among others, the following: (i) any material inability of the Company to successfully identify, consummate and integrate the acquisition of companies within the global telecommunications industry at reasonable and anticipated costs to the
Company; (ii) any material inability of the Company to successfully develop its products and services; (iii) any adverse effect or limitations caused by
Governmental regulations; (iv) any adverse effect on the Company's cash flow and abilities to obtain acceptable financing required for its current operations and growth plans; (v) any increased competition in business; (vi) any inability of the Company to successfully conduct its business in new markets; (vii) any foreign political or economic instability; and (viii) other risks including those identified in the Company's filings with the Securities and Exchange
Commission. The Company undertakes no obligation to publicly update or revise the forward looking statements made in this filing to reflect events or circumstances after the date of this filing or to reflect the occurrence of unanticipated events.

                           PRICE RANGE OF COMMON STOCK

Our common stock is traded on the Pink Sheets under the symbol "CDXX." The following table shows the high and low prices for our common stock as reported in the Pink Sheets. Note that shares of CDX may not have traded on every day during each quarter.

On January 5, 2001, the CDX Board of Directors approved a two and one third (2
1/3) for 1 stock dividend with a record date of January 23, 2001. The payment date of the stock dividend was January 24, 2001. The prices shown below for the periods from July 1, 1999 through January 23, 2001 have been adjusted for the stock dividend.

                                                    HIGH       LOW

Fiscal Year Ending June 30, 2000
     First quarter..........................       $0.051    $0.027
     Second quarter.........................        0.064     0.051
     Third quarter  ........................        0.051     0.039
     Fourth quarter.........................        0.039     0.039

Fiscal Year Ending June 30, 2001
     First quarter..........................        0.034     0.034
     Second quarter.........................        0.201     0.034
     Third quarter..........................        0.800     0.024
     Fourth quarter.........................        0.200     0.016

On August 8, 2001, the last reported sale price of the shares as reported by the
Pink Sheets was $0.03 per share.

                            COMMON STOCK AND HOLDERS

As of June 30, 2001, our authorized capital stock consisted of 500,000,000 shares of common stock, $.01 par value per share. As of June 30, 2001, there were 156,243,503 shares of common stock issued held of record by approximately
1,120 stockholders, options to purchase an aggregate of 11,209,049 shares of common stock and warrants to purchase an aggregate of 71,219,391 shares of common stock. The issued shares amount above includes 27,500,000 shares of common stock issued, but held for release to Pensat shareholders pending completion of a provision of the merger agreement.

See the Section titled "Description of Capital Stock" contained elsewhere in this prospectus for a more complete description of the common stock, warrants, and options.

                                       13

                                 DIVIDEND POLICY

We have never declared or paid cash dividends on our common stock since our inception and anticipate that all future earnings, if any, will be retained for the development of our business. On January 5, 2001 the CDX Board of Directors declared a two and one third (2 1/3) common stock split, effected in the form of a stock dividend, with a record date of January 23, 2001 and a payment date of
January 24, 2001.

The payment of dividends, if any, will be at the discretion of our board of directors and will depend upon factors such as future earnings, capital requirements, our financial condition, and general business conditions.
Additionally, future financing arrangements may limit our ability to pay dividends.

                               OTHER INFORMATION

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The selling stockholders may only offer to sell, and seek offers to buy, shares of our common stock in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock.

                          TRANSFER AGENT AND REGISTRAR

The transfer agent and registrar for the common stock are Standard Registrar and
Transfer Company, Inc. The transfer agent's address and telephone number is
12528 South 1840 East, Draper, Utah 84020, (801) 571-8844.

                                 USE OF PROCEEDS

We will not receive any portion of the proceeds from the shares included in this registration statement. All shares included in this registration statement will be sold by the selling stockholders who will receive all proceeds from the sale of the shares covered by this prospectus.

                      SELECTED CONSOLIDATED FINANCIAL DATA

BASIS OF PRESENTATION

The results of operations of CDX for the pre-merger periods presented herein are not material to the results of operations of the Company. Additionally since all of CDX's former operating activities were divested, they are not indicative of the ongoing operations of the merged companies. Accordingly, unless otherwise noted, the condensed consolidated financial statements and condensed footnotes and associated description of events are of Pensat International Communications,
Inc. for pre-merger periods and of the surviving consolidated entity for post merger periods. Further, prior to its merger with CDX.com Incorporated, Pensat used a fiscal year end of December 31. As a result of the merger with CDX,
Pensat has adopted the fiscal year of its parent ending on June

The selected historical consolidated statement of operations data for the years ended December 31, 1998 and 1999 and the year ended June 30, 2000 and the selected historical consolidated balance sheet data as of December 31, 1999 and
June 30, 2000, have been derived from our audited consolidated financial statements, some of which are included elsewhere in this prospectus. Those consolidated financial statements and the accompanying notes have been audited by Ernst & Young LLP for the fiscal year ended December 31, 1998 and by Aronson
Fetridge & Weigle, independent public accountants for the fiscal years ended
December 31, 1999 and June 30, 2000.

The selected consolidated statement of operations data for the nine-month period ended March 31, 2001 and the selected consolidated balance sheet data as of
March 31, 2001 are derived from our unaudited consolidated financial statements, which are included in this prospectus. In the opinion of management, the unaudited consolidated financial statements include all adjustments, consisting only of normal recurring adjustments, necessary to present the data for those periods fairly. Certain information and footnote disclosures normally included in the annual consolidated financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant

                                       14

to the standards for interim financial statements. These interim condensed consolidated financial statements should be read in conjunction with the financial statements accompanying the amendment to Current Report on Form 8-K filed on April 27, 2001. Operating results for interim periods are not necessarily indicative of results for the full fiscal year.

Certain amounts in the prior period consolidated financial statements have been reclassified to conform with the current period presentation.

You should read the selected consolidated financial data set forth below in conjunction with "Management's Discussion and Analysis of Financial Condition
and Results of Operations" and our consolidated financial statements and related notes included elsewhere in this prospectus.

                                                                                              Year ended        Nine months
                                                          Years ended December 31,              June 30,       ended March 31,
                                                               (Audited)                       (Audited)        (Unaudited)
                                                             1998            1999                2000              2001
CONSOLIDATED STATEMENT OF OPERATIONS DATA:
Revenues......................................          $   971,989     $ 13,514,258        $ 19,523,322      $ 22,032,656
Cost of revenues..............................            1,499,184       14,777,500          20,386,747        20,546,231
Selling general and administrative expenses...            5,279,354       15,263,518          17,445,119         7,495,298
Depreciation and amortization.................               48,017          495,519             980,323         1,255,997
Operating loss................................           (5,854,566)     (17,022,279)        (19,288,867)       (7,264,870)
Other income (expense)........................             (212,186)      (7,419,284)        (12,126,602)       (5,865,529)
Net loss......................................          $(6,066,752)    $(24,441,563)       $(31,415,469)     $(13,130,399)
                                                      ==============   ================     ==============   ===============
Pro forma Basic earnings (loss) per share (1).          $     (0.04)    $      (0.16)       $      (0.21)     $      (0.09)
                                                      ==============   ================     ==============   ===============

(1) Pro forma basic loss per share of common stock is based on the weighted-average number of common shares outstanding after adjustment for preferred stock dividend requirements. Diluted loss per share is not presented because the effect of convertible securities or common stock equivalents would be antidilutive. Dilutive securities that would be applicable in computing diluted earnings per share consist of convertible preferred stock, warrants and stock options.

                                                             As of December
                                                                  31,           As of June 30,    As of March 31,
                                                               (Audited)          (Audited)        (Unaudited)
                                                                 1999               2000               2001
BALANCE SHEET DATA :
Cash and cash equivalents                                  $    594,131        $    110,703       $     273,691
Working capital (deficit).............................      (33,939,065)        (41,153,148)        (40,932,730)
Total assets..........................................       18,770,641          14,307,056          22,457,723
Current Liabilities                                          37,792,667          44,037,224          45,848,686
Total long-term liabilities, net of current portion...          668,206             392,095             777,321
Accumulated deficit...................................      (33,445,538)        (48,850,593)        (61,980,994)
Deficiency in stockholders' equity....................      (21,750,232)        (32,182,263)        (24,168,284)

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Readers are referred to the cautionary statement, which addresses forward-looking statements made by the Company.

GENERAL

CDX.Com Incorporated, d/b/a DataStream Global Communications is a cross-border,
Integrated Communications Provider (ICP), facilities based and headquartered in
Bethesda, Maryland with international operations in North America, South
America, Europe and the Middle East. The Company's business model is built around a strategy designed to link operations in local markets in the Latin

                                       15

American and Middle Eastern regions in a common global backbone anchored in the
USA giving each local operation an advantage over local competitors. The company currently has four subsidiaries operating as licensed in-country telephone companies in the USA, Spain and Brazil, and under special agreements in Syria and Argentina. The company operates a hybrid international network comprised of traditional voice equipment as well as state-of-the art technologies such as ATM and VoIP. Suppliers include Lucent Technologies, Cisco and ECI.

BACKGROUND

CDX.Com Incorporated (the "Company", "CDX"), (formerly CDX Corporation), was incorporated as a Colorado Corporation in June, 1978 and originally was engaged in the manufacture and sale of computerized pulmonary diagnostic equipment used in the medical profession.

In November 2000, control of the Company was acquired by Tampa Bay Financial,
Inc. ("TBF"). TBF changed the Company's business plan from the manufacture and sale of computerized pulmonary diagnostic equipment to international communications and began doing business as (d/b/a) DataStream Global
Communications. Shortly thereafter, the Company executed a contract for the sale of substantially all of the Company's assets used in connection with the sale of computerized pulmonary diagnostic equipment and biohazard control products.

On January 12, 2001, CDX entered in an Agreement and Plan of Merger with Pensat
International Communications, Inc. ("Pensat"). Pursuant to this Agreement,
Pensat merged with and into Pensat Inc., a newly formed subsidiary of CDX, such that Pensat Inc. is the surviving corporation. In the merger, Pensat ceased to exist as a Delaware corporation.  To date, the Company has been unable to file the
Certificate of Merger formally terminating Pensat's existence in Delaware because of a dispute between Pensat and the State of Delaware over the computation and payment of franchise tax.  The Company and the State of Delaware have agreed upon the amount due, and upon completion of negotiation of acceptable payment terms, the Company will file the Certificate of Merger.Pensat is a multinational facilities-based telecommunications provider that offers a broad range of services to its wholesale and retail customers.
Pensat has developed the Global Consortium Network, a strategic alliance of international telecommunications companies for whom Pensat provides a variety of communications products and services. The company is headquartered in Bethesda, Maryland and operates in one business segment.

The results of operations of CDX for the periods presented herein prior to its merger with Pensat International Communications, Inc. are not material to the results of operations of Pensat International Communication, Inc. Additionally
since all of CDX's former operating activities were divested, they are not indicative of the ongoing operations of the merged companies. Accordingly, unless otherwise noted, the summary consolidated financial data and associated description of events are of Pensat International Communications, Inc. for pre-merger periods and of the surviving consolidated entity for post merger periods.

Effective with the period ended June 30, 2000, we converted to from a December
31 fiscal year end to a June 30 fiscal year.

The following is an overview of the Company's financial operations. Additional information regarding the matters presented is provided in the more detailed discussions that follow.

REVENUES

Prior to 1999, the majority of our revenues were generated by the sale of international long distance services on a wholesale basis, principally from US operations. In late 1999, the company's Spain subsidiary was awarded a license by the Spanish government to operate as a full service telecommunications and data communications company in Spain. Following receipt of this operating license, our Spanish carrier subsidiary launched material operations and continued on, experiencing significant growth during 2000. Prior to the awarding of our license, we had been generating nominal revenues in Spain through a resale operation. Also in late 1999 a major customer of the company's US operating division experienced financial difficulties and ceased using our services in early 2000. The company successfully offset the loss of revenues from this customer in the US by revenue growth in other customers and the acquisition of additional customers. In late 2000, our Middle East operation began generating revenues. In early 2000, with the granting of our license in
Brazil, we began generating direct revenues in Brazil.

The Company records revenues from the sale of communications services at the time of customer usage. Our agreements with our customers are generally short-term in duration, and the rates charged to customers are subject to change from time to time, typically with five days notice to the customer. Our customers in the US and Spain are generally wholesale purchasers of our services who resell our services to other users; however our Middle East subsidiary provides services to the end user public in Syria. Additionally, the Company has an end user customer base in the US, Spain and Brazil.

                                       16

As the international long distance market continues to mature and evolve, a general downward trend in rates on competitive routes has been experienced throughout the industry. As a result of these market conditions, we have been required to periodically reduce the prices we charge our customers. We believe that prices are likely to continue to decline, however, the impact on the
Company's revenues which resulted from the decline in our prices per minute has been offset by a growth in our overall traffic levels as well as through initiation of operations at subsidiaries and new locations. While we have been required to reduce our prices periodically, we have also been able to reduce our costs as described below in costs of revenues.

COSTS OF REVENUES (EXCLUSIVE OF DEPRECIATION AND AMORTIZATION)

We have pursued a strategy of attracting customers and building calling volume and revenue by offering favorable rates compared to other international long distance providers. We expect to maintain acceptable margins by achieving lower cost of services (exclusive of depreciation and amortization) by (1) continuing to advance our least cost routing systems to direct calls over the most cost-effective routes available, (2) continuing to negotiate lower variable usage-based costs with domestic and foreign providers of transmission capacity,
(3) finding the most cost-effective long distance routes, (4) acquiring local operating companies in selected countries which will provide lower costs to terminate calls, (5) increasing volumes to enable us to further leverage our fixed cost capacities, (6) use of higher efficiency compression technologies over time to further maximize the utilization of fixed cost transmission facilities, and (7) acquiring higher capacity circuits that have a lower effective cost per minute of use.

Costs of revenues (exclusive of depreciation and amortization) include those costs associated with the transmission and termination of domestic and international long distance services. Currently, a majority of the termination capacity we use is obtained on a variable, per minute basis. As a result, some of our current costs of revenues (exclusive of depreciation and amortization)
are variable. Our contracts with our vendors provide that the rates associated with these variable costs may fluctuate, with rate change notice periods varying from five days to one year. Such variability and the short-term nature of many of the contracts subject us to the possibility of unanticipated cost increases and the loss of cost-effective routing alternatives. Costs of revenues
(exclusive of depreciation and amortization) also include fixed costs associated with the leasing of certain network transmission facilities.

During 2000 and 2001 the Company has taken a number of steps to reduce its cost of services and improve profitability through the (1) elimination of underused circuits, (2) acquisition of lower cost termination agreements, (3) negotiation of lower termination costs, (4) acquisition of lower cost fixed cost circuits,
(5) implementation of routes with higher margins, and (6) elimination of services and programs that were not producing positive results.

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

Selling, general and administrative (SG&A) expenses consist primarily of personnel costs, advertising, office expenses, travel expenses, commissions and consulting fees, as well as bad debt expense. These expenses increased quarterly up through June 2000 as the Company expanded in operations in Spain and the
Middle East, made investments in systems and facilities, built infrastructure, and deployed resources in anticipation of future growth. Since June 2000, SG&A expenses have decreased on a dollar basis as well as a percentage of revenue due to aggressive cost control measures implemented by the Company, including (1)
reductions in staffing levels, (2) restrictions on travel, (3) elimination of certain programs that were not producing positive results, (4), elimination of unused office facilities, and (5) reduction in expenses for outside legal and accounting services.

OTHER EXPENSE

Other Expense on the Statements of Operations includes non-cash accretion charges related to the imputed value of warrants issued in connection with certain notes payable, interest expense related to notes payable and capital leases, amortization expense related to debt placement and loan fees, and impairment charges related to property and equipment.

FOREIGN EXCHANGE

Since the Company operates in a number of foreign locations, a significant portion of our revenues and expenses are denominated in currencies other than
U.S. dollars, and changes in exchange rates may have a significant effect on our results of operations. The Company's functional and reporting currency is the
United States dollar. Transactions at the Company's subsidiaries may be denominated in the currency of the country in which the subsidiary operates. The
Company may also hold assets and liabilities denominated in a foreign currency.
The assets and liabilities of the Company's foreign operations are translated at

                                       17

rates of exchange in effect at the balance sheet date, and revenue, expenses, gains and losses are translated at the average rates of exchange for the period.
Gains and losses resulting from translation are accumulated as a separate component of stockholders' equity until the foreign entity is sold or liquidated.

NINE MONTHS ENDED MARCH 31, 2001 COMPARED TO NINE MONTHS ENDED MARCH 31, 2000

REVENUES

Total revenues increased $7.4 million (50.3%) to $22.0 million in the first nine months of fiscal 2001 from $14.7 million in the first nine months of fiscal
2000. The increase is primarily a result of growth in our Spain and Middle East operations partially offset by a decrease in revenues from US operations.

Revenues from the US operations decreased $1.0 million (9.9%) to $9.4 million in the nine months ended March 31, 2001 from $10.4 million in the nine months ended
March 31, 2000. The decrease in US revenues is principally due to a $5.2 million reduction in revenues related to the loss of a major customer that experienced financial difficulties and ceased operations in early 2000, offset by the acquisition of $4.2 million in revenues from additional customers and growth in existing customers.

Revenues from international operations increased $8.4 million (196.7%) to $12.7 million in the first nine months of 2001 compared to $4.3 million in the first nine months of 2000. The increase is primarily the result of a $6.8 million increase in revenues from our Spanish operations, a $1.2 million increase in revenues from our Middle East operations and $0.4 million increase from our
Latin American operations.

COST OF SERVICES (EXCLUSIVE OF DEPRECIATION AND AMORTIZATION)

Total cost of services (exclusive of depreciation and amortization) increased
$5.1 million (33.4%) to $20.6 million in the first nine months of fiscal 2001 from $15.4 million in the first nine months of fiscal 2000 but decreased as a percentage of revenues for the same periods to 93.3% from 105.0%.

Cost of services (exclusive of depreciation and amortization) for US operations decreased $1.7 million (14.4%) to $9.8 million in the first nine months of fiscal 2001 from $11.5 million in the first nine months of fiscal 2000 and decreased as a percentage of US revenues to 105.0% from 111.1%%, respectively.
The decrease in the total amount of cost of services (exclusive of depreciation and amortization) reflects the reduction in volumes associated with the loss of the customer described above, offset by additional expenses for the new customers. In addition, as noted earlier, during fiscal 2001, the Company implemented a program to reduce costs of revenues by eliminating certain under-utilized circuits, eliminating certain operations that were not producing positive results, more effective utilization of fixed-cost circuits, and negotiating more favorable termination routings. The majority of the impact from these changes was not reflected until the third quarter of fiscal 2001 when the costs of revenues for US operations declined further to 87.2% as compared to the average for the nine months of 105.5%.

The first nine months of 2001 also includes cost of services (exclusive of depreciation and amortization) from the international operations, which increased $6.9 million (178.0%) to $10.7 million, compared to $3.9 million in the first nine months of 2000 and decreased as a percentage of international revenues to 84.64% for the nine months ended March 31, 2001 from 90.3% in the same period in fiscal 2000. The increase in cost of revenues (exclusive of depreciation and amortization) from the international operations was principally due to the overall increase in volumes related to the international operations offset by the addition of routes with higher margins. The decrease in the international cost of services as a percentage of international revenues is due to a higher utilization of fixed cost circuits and an improved blend of routes with higher margins.

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

For the first nine months of fiscal 2001, total selling, general and administrative expenses, decreased $6.7 million (47.4%) to $7.5 million from
$14.2 million in the first nine months of fiscal 2000 and decreased as a percentage of revenues to 34.0% from 97.1% over the comparable fiscal 2000 period. This significant improvement in our SG&A expenses is principally the result of our continued cost abatement efforts throughout our global operations.
In addition, as explained below, the results for the US operations for the first nine months of fiscal 2000 included a $2.7 million one-time charge that did not recur in fiscal 2001.

                                       18

Selling, general and administrative expenses for US operations, including corporate headquarters expenses, decreased $7.5 million (60.3%) to $4.9 million in the first nine months of fiscal 2001 from $12.4 million in the first nine months of fiscal 2000. For the first nine months of fiscal 2001, US selling, general and administrative expenses decreased as a percentage of US revenues to
52.7% from 119.5% in the first nine months of fiscal 2000. The decrease is primarily a result of (1) reductions in staffing levels, (2) restrictions on travel, (3) elimination of certain programs that were not producing positive results, (4), elimination of unused office facilities, and (5) reduction in expenses for outside legal and accounting services as a part of the Company's program to aggressively reduce operating expenses and reach profitability. In addition, the first nine months of fiscal 2000 included a $2.7 million one-time provision for a bad debt expense related to the customer referred to above under
Revenues that experienced financial difficulties and ceased operations in early
2000.

Selling, general and administrative expenses related to the international operations, which include Spain, Brazil, and the Middle East, increased $.8 million (40.4%) to $2.6 million in the first nine months of fiscal 2001, from approximately $1.8 million in the first nine months of fiscal 2000. The increase is primarily a result of the rollout of our new services in the Middle East and growth in our Spanish operations. For the first nine months of fiscal 2001, SG&A expenses for our international operations decreased as a percentage of international revenues to 20.2% from 42.7% in the first nine months of fiscal
2000.

DEPRECIATION AND AMORTIZATION

Total depreciation and amortization expense increased $0.6 million (91.5%) to
$1.3 million for the first nine months of fiscal 2001 from $0.7 million for the first nine months of fiscal 2000, and increased as a percentage of revenues to
5.7% from 4.5% over the comparable period in the prior year. The increase is due primarily to the implementation of a large scale class five switch acquired from
Lucent Technologies and installed in our Spanish operations during the second quarter of fiscal 2001 and implementation of additional switching equipment in the US operations during late fiscal 2000 and early fiscal 2001 related to expansion of our US network switching locations.

Depreciation and amortization expense attributable to US operations amounted to
$0.9 million in the first nine months of fiscal 2001 compared to $0.6 million for the first nine months of fiscal 2000. Total depreciation and amortization for our international operations amounted to $0.3 million for the first nine months of 2001 compared to $0.1 million for the first nine months of fiscal
2000.

OPERATING LOSS

In the first nine months of fiscal 2001, the loss from operations improved by
$8.3 million to a loss of $7.3 million compared to a loss from operations of
$15.6 million in the first nine months of 2000. Operating loss for the first nine months of 2001 improved to negative 33.1% of total revenues as compared to a negative 106.7% for the first nine months of 2000. The reduction in operating loss from the first nine months of fiscal 2001 to the first nine months of fiscal 2000 is primarily the result of reduced SG&A expenses in the US operations combined with increased gross profit margins in all locations, partially offset by increased depreciation and amortization expense in fiscal
2001.

OTHER INCOME AND EXPENSES

Other Expense on the Statements of Operations includes non-cash accretion charges related to the imputed value of warrants issued in connection with certain notes payable, interest expense related to notes payable and capital leases, amortization expense related to debt placement and loan fees, and impairment charges related to property and equipment.

For the nine months ended March 31, 2001, total Other Expenses decreased $1.6 million (23.4%) to $5.9 million as compared to $7.7 million for the same period in fiscal 2000. The decrease is primarily due to a reduction of $1.0 million in other expenses principally due to one-time charges in 2000 and a reduction in accretion charges of $1.3 million related to warrants issued in connection with notes as compared to the same period in fiscal 2000.

For the nine months ended March 31, 2001, accretion charges decreased $1.3 million (34.7%) to $2.5 million as compared to $3.8 million for the same period in fiscal 2000. The decrease in accretion charges is due to reductions in new warrants issued in connection with notes during fiscal 2001.

Total interest charges of $2.5 million for the nine months ended March 30, 2000 increased $0.5 million to $3.0 million for the nine months ended March 31, 2000.

                                       19

For the nine months ended March 31, 2000, Other Expense includes $1.4 million in expense resulting from the write-down of the value of certain assets that the
Company determined that it would not be able to use. The nine months ended March
31, 2001 included $0.3 million in expense resulting from the amortization of fees and expenses related to debt placement and loan fees.

INCOME TAXES.

Since we experienced a net loss for income tax purposes since inception, we have not incurred any income taxes.

TWELVE MONTHS ENDED JUNE 30, 2000 COMPARED TO TWELVE MONTHS ENDED DECEMBER 31, 1999

FISCAL PERIODS

Pensat changed its fiscal year from December 30 to June 30 effective June 30,
2000 in order to match the fiscal year of CDX. The accompanying financials present the twelve-month periods ending December 30, 1999 and June 30, 2000 and the following discussions compare those periods. The two periods both include the six month period July 1, 1999 through December 30, 1999.

REVENUES

Total revenues increased $6.0 million (44.5%) to $19.5 million in the twelve months ended June 30, 2000 from $13.5 million in the twelve months ended
December 31, 1999. The increase is primarily a result of growth in our US operations of $2.9 million (to $14.3 million from $11.4 million), growth in our
Spain operations of $2.8 million (to $4.8 million from $2.0 million) and growth in our Brazil operations of $0.3 million (to $0.4 million from $0.1 million).

The increase in US revenues is due to additional customers. The increase in revenues from our operations in Spain is principally due to increases in switched services in beginning in October 1999 by our licensed subsidiary in
Spain.

COST OF SERVICES (EXCLUSIVE OF DEPRECIATION AND AMORTIZATION)

Total cost of services (exclusive of depreciation and amortization) increased
$5.6 million (38.0%) to $20.4 million in the twelve months ended June 30, 2000 from $14.8 million in the twelve months of ended December 31, 1999 but decreased as a percentage of revenues for the same periods to 93.3% from 105.0%. The $5.6 million increase in costs of services is principally due to the higher revenues described above.

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

Total selling, general and administrative (SG&A) expenses increased $2.2 million
(14.3%) to $17.4 million from $15.3 million. SG&A expenses decreased as a percentage of revenues to 89.4% for the twelve months ended June 30, 2000 compared to 112.9% for the twelve months ended December 31, 1999. The increase in SG&A expenses is principally due to a $2.7 million one-time provision for a bad debt expense related to a major customer that experienced financial difficulties and ceased operations in early 2000.

DEPRECIATION AND AMORTIZATION

Total depreciation and amortization expense increased $0.5 million (100%) to
$1.0 million (5.0% of revenue) for the twelve months ended June 30, 2000 from
$0.5 million (3.7% of revenue) for the twelve months end December 31, 1999. The increase is due primarily to implementation of additional switching related to the increases in revenues described above.

OPERATING LOSS

The loss from operations increased by $2.3 million to a loss of $12.1 million
(-98.8% of revenues) for the twelve months ended June 30, 2000 compared to a loss from operations of $17.0 million (-126.0%) for the twelve months ended
December 31, 1999. The increase in operating loss is primarily the result of the increased SG&A expenses described above.

OTHER INCOME AND EXPENSES

                                       20

Other Expense on the Statements of Operations includes non-cash accretion charges related to the imputed value of warrants issued in connection with certain notes payable, interest expense related to notes payable and capital leases, amortization expense related to debt placement and loan fees, and impairment charges related to property and equipment.

Total Other Expenses increased $4.7 million (63.4%) to $12.1 million (6.1% of revenues) for the twelve months ended June 30, 2000 as compared to $7.4 million
(54.9% of revenues) for the twelve months ended December 31,1999. Accretion charges decreased $0.8 million to $4.9 million as compared to $5.7 million due to a reduction in new warrants issued in connection with notes. Total interest charges increased $1.9 million to $3.6 million from $1.7 million due to higher borrowing balances. Other expense increased to $3.6 million to $3.6 million from
$0.0 million due to one-time charges related to the write-off of assets the
Company determined that it would not be able use and the write down of software and certain other assets that were returned to a vendor for less than their original cost to the Company.

TWELVE MONTHS ENDED DECEMBER 31, 1999 COMPARED TO TWELVE MONTHS ENDED DECEMBER 31, 1998

REVENUES

Total revenues increased $12.5 million (1,290.4%) to $13.5 million in the twelve months ended June 30, 1999 from $1.0 million in same period in 1998. The increase is primarily a result of growth in our US operations to $11.1 million from $1.0 million. The increase in US revenues was principally due to a major customer that subsequently experienced financial difficulties and ceased operations in early 2000.

COST OF SERVICES (EXCLUSIVE OF DEPRECIATION AND AMORTIZATION)

Total cost of services (exclusive of depreciation and amortization) increased
$13.3 million (885.7%) to $14.8 million (109.3% of revenues) in the twelve months ended December 31, 1999 from $1.5 million (154.2%) in the same period in
1998. The $13.3 million increase is due to the higher revenues described above plus additional costs associated with additional circuits for expansion.

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

Total selling, general and administrative (SG&A) expenses increased $10.0 million (189.1%) to $15.3 million for the twelve months ended December 31, 1999 compared to $5.3 million for the same period in 1998. SG&A expenses decreased as a percentage of revenues to 112.9% compared to 543.1% for the same periods. The increase in SG&A expenses for 1999 is due to a provision of $2,716,000 for uncollectible receivables related to the customer described under Revenues above and expansion of the company's internal operations to handle the revenue growth described above and for future growth.

DEPRECIATION AND AMORTIZATION

Total depreciation and amortization expense increased $0.5 million (100%) to
$0.5 million (3.7% of revenue) for the twelve months ended December 31, 1999 compared to $0.0 million (4.9% of revenue) for the twelve months end December
31, 1999. The increase is due primarily to acquisition and implementation of operations equipment and assets related to the revenue increases described above and equipment and assets related to the administrative offices of the Company.

OPERATING LOSS

The loss from operations increased by $11.2 million to a loss of $17.0 million
(-126.0% of revenues) for the twelve months ended June 30, 2000 compared to a loss from operations of $5.9 million (-602.3%) for the twelve months ended
December 31, 1999. The increase in operating loss is primarily the result of the increased SG&A expenses described above.

OTHER INCOME AND EXPENSES

Other Expense on the Statements of Operations includes non-cash accretion charges related to the imputed value of warrants issued in connection with certain notes payable, interest expense related to notes payable and capital leases, amortization expense related to debt placement and loan fees, and impairment charges related to property and equipment.

                                       21

Total Other Expenses increased $7.2 million (3,396.6%) to $7.4 million (54.9% of revenues) for the twelve months ended December 31, 1999 compared to $0.2 million
(21.8% of revenues) for the twelve months ended December 31,1998. Accretion charges increased $5.7 million to $5.7 million as compared to $0.0 million due to warrants issued in connection with financing notes issued during 1999. Total interest charges increased to $1.7 million from $0.2 million due to new financing notes issued in 1999.

INCOME TAXES.

Since we have experienced a net loss for income tax purposes since inception, we have not incurred any income taxes.

LIQUIDITY AND CAPITAL RESOURCES

From inception, the Company has built infrastructure and deployed resources in anticipation of future growth and, as a result, has not generated positive cash flows from operations. The Company has financed its operations to date primarily through private sales of equity securities, advances from an affiliated company, short-term notes placed with private investors, vendor liabilities and the leasing of fixed assets.

In the future, additional funding and liquidity will be required to implement the Company's business plan, and to fund losses until the Company generates positive cash flow. While there is no assurance that funding will be available to execute the plan, the Company is continuing to seek financing and is exploring a number of alternatives in this regard.

Management believes that, despite the uncertainty regarding future cash flows and liquidity, it has a business plan that, if successfully funded and executed, can significantly improve operating results and provide the necessary liquidity to sustain future growth.

As of March 31, 2001, we had cash and cash equivalents of approximately $0.4 million and a working capital deficit of $(41) million. Further, as of March 31,
2001, the Company is in default on approximately $31.7 million of notes payable and other liabilities. The Company has proposed to its note holders and vendors a plan to convert these obligations into common stock of the Company and is in discussions regarding these proposals.

Cash consumed by operating activities for the nine months ended March 31, 2001, totaled $2.9 million, as compared with cash consumed by operating activities of
$6.5 million for the same period in fiscal 2000, reflecting increases in accounts payable and accrued liabilities offset by the use of cash to fund operating losses, increases in accounts receivable, and decreases in accrued network cost.

Cash used by investing activities for the nine months ended March 31, 2001, totaled $2.8 million, compared to $3.2 million in the same period in fiscal
2000. The amount in fiscal 2000 is primarily a result of capital expenditures of
$2.7 million related to the continued development of our network as compared to capital expenditures for the same period last year of $3.2 million.

Cash provided by financing activities for the nine months ended March 31, 2001, totaled $5.8 million primarily reflecting financing from the sale of common stock of $4.7 million and preferred stock, (prior to the merger of Pensat with
CDX) of $0.5 million, additional borrowings of $3.4 million, offset by repayments of $2.1 million of notes and $0.6 million in additional capital lease obligations. Our indebtedness in notes and lease obligations at March 31, 2001 was approximately $30.2 million, of which $0.8 million was long-term debt and
$29.4 million was short-term debt.

We are currently in arrears on approximately $37,000,000 of our liabilities, including approximately $27,000,000 of promissory notes and capital leases. A significant amount of our past due liabilities is owed to certain vendors who are critical to our on-going operations and to our ability to provide revenue-generating services to our customers. In addition, we have certain unpaid tax liabilities. In order to maximize the utilization of available cash resources, we have curtailed certain operations that were not generating positive cash flow and may curtail other operations in the future. Further, certain vendors have declined to provide further credit to the Company and certain vendors have withheld services. While we have been able to continue to operate despite these restrictions, there is no assurance we will be able to continue to do so in the future.

We are currently in discussions with the note holders and vendors regarding possible restructuring or deferral of these liabilities and while we have made progress along these lines, there is no assurance that these discussions will be successful. Failure to restructure or defer these overdue liabilities will have

                                       22

a material adverse effect on the business and the financial condition of the
Company. Further, the Company is currently incurring operating losses.
Accordingly, the Company will need additional financing to fund ongoing operations and that funding may be dilutive or on terms that are unreasonable or unacceptable to the Company. There is no assurance that the Company will be able to obtain such funding in adequate amounts or on a timely basis. Failure to acquire adequate funds on a timely basis will require the Company to further reduce its headcount, reduce the scope of operations, sell assets to acquire additional cash, seek protection for our US or overseas operations from creditors under applicable bankruptcy codes, and/or a complete cessation of operations by the Company and some or all of its subsidiaries.

The Company continues to restructure its business and financial status with a focus on achieving profitability in its operations and making the Company more financable. In its move toward profitability, the Company has taken steps to cut expenses and costs. Reductions in the work force have been implemented as well as the elimination of certain business units that were not strategically important to the Company's central business plan and were not generating profits. The Company plans to focus on its core business units and direct its efforts on building revenues and profits from these operations.

The consolidated financial statements contained in this prospectus have been prepared assuming that we will continue as a going concern. However our independent public accountants have determined that due to recurring operating losses, our working capital deficiency, significant short-term cash commitments and a lack of firm financial commitments raise substantial doubt about our ability to continue as a going concern.

We have been advised by our independent public accountants that, if prior to the completion of their audit of our financial statements for the year ended June
30, 2001 we are unable to demonstrate our ability to service our current debt obligations or to fund operations for the next twelve months, their auditors'
report on those financial statements will be modified for the contingency related to our ability to continue as a going concern.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURES

On May 9, 2001, the Company engaged Aronson Fetridge and Weigle, as its principal independent accountant to audit the Company's financial statements beginning with its fiscal year ending June 30, 2001. The decision to change principal accountant was recommended by the Board of Directors. Accordingly, the engagement of Cayer, Prescott, Clune & Chatellier, LLP, the Company's prior independent accountant, was not renewed.

During the Company's two most recent fiscal years, and during the period from
July 1, 2000 to May 9, 2001, there was no disagreement with Cayer, Prescott,
Clune & Chatellier, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreement, if not solved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

The audit reports on the financial statements of the Company as of and for the years ended June 30, 2000 and June 30, 1999 did not contain any adverse opinion or disclaimer opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. However, such reports contained an explanatory paragraph regarding the uncertainty about the Company's ability to continue as a going concern.

Prior to the Merger, Pensat engaged Aronson Fetridge & Weigle, independent public accountants as auditors for the fiscal years ended December 31, 1999 and
June 30, 2000 and Ernst & Young LLP for the fiscal year ended December 31, 1998.

           QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISKS

FOREIGN CURRENCY RISK

The Company's functional and reporting currency is the United States dollar.
Transactions at the Company's subsidiaries may be denominated in the currency of the country in which the subsidiary operates. The Company may also hold assets and liabilities denominated in a foreign currency. As a global enterprise, we face exposure to adverse movements in foreign currency exchange rates. Our foreign currency exposures may change over time as the level of activity in foreign markets grows and could have a material adverse impact upon our financial results. No changes have occurred since March 31, 2001 that would materially impact our exposure to foreign currency risk.

                                       23

INTEREST RATE RISK

We have incurred interest bearing liabilities to finance our operations and for the purchase of capital equipment. All of these agreements currently are based on fixed interest rates. However, future borrowings may be at higher rates or on variable rates. A sharp rise in interest rates could have a material adverse impact upon our interest expense. No changes have occurred since March 31, 2001 that would materially impact our exposure to interest rate risk.

                                  OUR BUSINESS
OVERVIEW

We are a facilities-based international telecommunications company focused primarily on the international long distance telecommunications market. We provide competitively priced long distance telecommunication services to other telecommunications carriers. We provide international long distance service to a number of foreign countries through a flexible network comprised of various foreign termination relationships, international gateway switches, leased transmission facilities and resale arrangements with other long distance providers.

CDX was incorporated in June, 1978. The original business was to engage in the manufacture and sale of computerized pulmonary diagnostic equipment used in the medical profession.

On November 18, 2000, Tampa Bay Financial,  Inc., a Florida corporation ("TBF"), acquired control of the Company.

TBF changed the Company's business plan from the manufacture and sale of computerized pulmonary diagnostic equipment to international communications and began doing business as (d/b/a) DataStream Global Communications.

On January 12, 2001, CDX entered in an Agreement and Plan of Merger with Pensat
International Communications, Inc. a Delaware corporation ("Pensat"). Pursuant to this Agreement, Pensat merged with and into Pensat Inc., a newly formed subsidiary of CDX, such that Pensat Inc. is the surviving corporation. The merger was accounted for as a reverse merger under generally accepted accounting principles. Pensat stockholders effectively acquired control and retain majority interest in CDX. The merger became effective on February 9, 2001. In the merger,
Pensat ceased to exist as a Delaware corporation. To date, the Company has been unable to file the Certificate of Merger formally terminating Pensat's existence in Delaware because of a dispute between Pensat and the State of Delaware over the computation and payment of franchise tax. The Company and the State of
Delaware have agreed upon the amount due, and upon completion of negotiation of acceptable payment terms, the Company will file the Certificate of Merger.In connection with the merger, CDX announced the appointment of Mr. Philip Verruto as its new CEO and the redirection of its business from that of a medical technology supplier to a new business plan that refocuses the Company's efforts and resources on the opportunities rapidly emerging as a result of deregulation across the international communications markets.

Current Financial Situation

We are currently in arrears on approximately $37,000,000 of our liabilities, including approximately $27,000,000 of promissory notes and capital leases. A significant amount of our past due liabilities is owed to certain vendors who are critical to our on-going operations and to our ability to provide revenue-generating services to our customers. In addition, we have certain unpaid tax liabilities. In order to maximize the utilization of available cash resources, we have curtailed certain operations that were not generating positive cash flow and may curtail other operations in the future. Further, certain vendors have declined to provide further credit to the Company and certain vendors have withheld services. While we have been able to continue to operate despite these restrictions, there is no assurance we will be able to continue to do so in the future.

We are currently in discussions with the note holders and vendors regarding possible restructuring or deferral of these liabilities and while we have made progress along these lines, there is no assurance that these discussions will be successful. Failure to restructure or defer these overdue liabilities will have a material adverse effect on the business and the financial condition of the
Company. Further, the Company is currently incurring operating losses and has done so since inception. Accordingly, the Company will need additional financing to fund ongoing operations and that funding may be dilutive or on terms that are unreasonable or unacceptable to the Company. There is no assurance that the
Company will be able to obtain such funding in adequate amounts or on a timely basis. Failure to acquire adequate funds on a timely basis will require the
Company to further reduce its headcount, reduce the scope of operations, sell assets to acquire additional cash, seek protection for our US or overseas operations from creditors under applicable bankruptcy codes, and/or a complete cessation of operations by the Company and some or all of its subsidiaries.

The Company continues to restructure its business and financial status with a focus on achieving profitability in its operations and making the Company more financable. In its move toward profitability, the Company has taken steps to cut expenses and costs. Reductions in the work force have been implemented as well as the elimination of certain business units that were not strategically

                                       24

important to the Company's central business plan and were not generating profits. The Company plans to focus on its core business units and direct its efforts on building revenues and profits from these operations.

The consolidated financial statements contained in this prospectus have been prepared assuming that we will continue as a going concern. However our independent public accountants have determined that due to recurring operating losses, our working capital deficiency, significant short-term cash commitments and a lack of firm financial commitments raise substantial doubt about our ability to continue as a going concern.

THE BUSINESS

Following the merger with Pensat, CDX.Com Incorporated (the "Company", "CDX")
has implemented a new business plan that refocuses the Company's efforts and resources on the opportunities rapidly emerging as a result of deregulation across the international communications markets. CDX.Com Incorporated, d/b/a
DataStream Global Communications is a cross-border, Integrated Communications
Provider (ICP), facilities based and headquartered in Washington, DC, USA with international operations in North America, South America, Europe and the Middle
East. The Company's business model is built around a strategy designed to link operations in local markets in the Latin American and Middle Eastern regions in a common global backbone anchored in the USA giving each local operation an advantage over local competitors. The company currently has four subsidiaries operating as licensed in-country telephone companies in the USA, Spain and
Brazil, and under special agreements in Syria and Argentina. The company operates a hybrid international network comprised of traditional voice equipment as well as state-of-the art technologies such as ATM and VoIP. Suppliers include
Lucent Technologies, Cisco and ECI.

The Company has established its first subsidiary in the acquisition of Pensat
International Communications, Inc. ("Pensat"), an ICP with existing operations in the USA, Spain, Brazil and Syria. As a result of the merger, the Company has new management, which consists of key members of the former Pensat management team, all of whom have extensive experience in telecommunications, public finance, international and domestic marketing.

Pensat's business began in 1995 when the founders (now part of the Company's management), applied for and received certification from the FCC to operate as a facilities based international telecommunications company. Pensat is a Global
Integrated Communications Provider (ICP) with licensed operations in the US,
Spain, Brazil and Syria and has established international operating agreements and fiber optic or satellite interconnectivity with telecommunications providers in several countries, principally in Latin America and the USA. Many of these are incumbent monopoly carriers in markets expected to deregulate in the future.
See the consolidated financial statements, which are included in this prospectus, for detailed segment data.

Pensat's strategic plan is to provide service from proprietary in-country
Company operations wherever possible. In markets where there are high barriers to establishing in-country Company operations, such as government regulations or high cost to build out and implement a facilities based presence, Pensat establishes strategic partnerships or joint ventures with existing communications service providers, generally incumbent monopoly entities. These carrier partners represent a gateway into their respective markets, giving
Pensat access to their customer base without having to establish proprietary operations in that country or market. In turn, Pensat provides the strategic partner access to global services otherwise unavailable to its customers. See the consolidated financial statements, which are included in this prospectus, for significant customer data.

Where our customer base has developed sufficient traffic, we have leased fiber optic cable transmission capacity to connect our various switches. We currently lease lines on a monthly or longer-term basis at a fixed cost. As our volumes increase, we increase the capacity of the circuits we lease and eventually may acquire economic interests in transmission capacity through minimum assignable ownership units and Indefeasible Rights of Use, or IRU to international traffic destinations.

We have invested in switching infrastructure. We made such purchases under the belief that the investment in switches would provide the network with a relatively low network cost base by reducing the need for transmission capacity between points on the network. Our network consists of six high capacity, carrier-grade Lucent 5ESS and Excel switches and five Coral switches. Of these, nine are located in our international offices and two are located within the
U.S. Additionally, we utilize equipment such as routers, access concentrators and various types of compression technology to enhance the performance of our network and to provide the necessary infrastructure to handle data related services such as Internet virtual private networks and data transmissions. Such mainstream vendors as Lucent, Cisco and ECI provide this assortment of hardware and software.

                                       25

We offer international long distance telecommunications services to countries around the world. We seek to retain flexibility and maximize our termination opportunities by utilizing a continuously changing mix of routing alternatives, including alternative termination agreements, operating agreements and resale arrangements. Our strategy is based first on our ability to utilize our own subsidiaries operating in foreign countries to terminate calls on their networks and after that to enter into and maintain: (1) where possible and economically feasible for us, operating agreements directly with post, telegraph and telephone operators, or PTTs, in countries that have yet to become liberalized so that we would then be permitted to terminate traffic in, and receive return traffic from, that country, (2) where possible and economically feasible for us, operating agreements directly with PTTs and emerging carriers in foreign countries whose telecommunications markets have been liberalized so we can terminate traffic in such countries, (3) resale agreements and transit and refile agreements with PTT's and other international carriers to terminate our traffic in countries with which we do not have operating agreements so as to provide us with multiple options for routing traffic and (4) interconnection agreements with the PTT in each of the countries where we plan to have operating facilities so that we can terminate traffic in those countries.

SERVICES

Pensat operates a domestic and international facilities-based backbone for both voice and data on a wholesale basis to other carriers for U.S. and foreign termination. In addition to more fully utilizing its networks as it builds direct subscriber traffic, the wholesale business provides unique partnering opportunities for the Company with foreign carriers in need of U.S. termination.

The Company uses its own facilities and its relationships with other carriers in
Latin America and the Middle East to provide high quality, cost-competitive services. Furthermore, the Company believes its relationships will increase the volume of inbound calling traffic to the US due to its ability to direct traffic from its interconnection points with foreign carriers to its domestic network.

In the USA, Pensat currently provides international transport and termination services to other carriers. The company also provides carriers with value added services ("VAS"), including international prepaid and post paid calling cards that its VAS carrier customers market as a branded product to their end-user clients. Pensat acts as an application service bureau, managing the back-office requirements including customer service and operator services of this offering, and is the underlying carrier as well, completing all calls made by users of these calling cards from 90 countries around the world.

In Spain, the Company's Iberian Networks subsidiary is a telecommunications carrier headquartered in Madrid. Iberian operates under a class "A" license awarded by CMT, the Comision del Mercado de las Telecomunicaciones. This license permits the company to provide any type of voice services in the country.
Iberian maintains offices and network facilities in Barcelona and Madrid.
Iberian provides national and international long distance services to business customers and to other carriers in Spain. Iberian has recently launched its prepaid calling card product offering in Spain and markets to distributors who place the calling cards into the retail channels.

The Company's Brazil based subsidiary, Pensat do Brazil, Ltda., is headquartered in Sao Paulo and is a certified carrier in Brazil licensed to operate a closed user group network under a license awarded in August 2000 by Anatel, the
Brazilian regulatory body governing the telecommunications industry there.

In the Middle East, the Company has an existing presence in Syria providing international pre-paid calling card services under an exclusive multi-year agreement with the Syrian Telecommunications Entity, the government owned and operated incumbent monopoly telecommunications carrier. This is the only such service offered in the country.

OUR MARKETS

Pensat's business direction is aimed at the global ethnic-based communications market, with initial focus on the Hispanic and Arabic markets.

Over the past twenty years, industrialized nations have deregulated their telecommunications industries to allow for an increase in the number of competitors in their countries. With privatization, deregulation, and market liberalization, the rules and regulations governing telecommunications in Latin
America have become much more transparent over the past several years. The biggest recent step toward transparency was the establishment of an independent regulatory body in Brazil, and regulatory clarity has also improved in Mexico over the past year, especially regarding tariffs. New and transparent regulatory schemes have emerged in Argentina and Peru to address telecom market liberalization. Chile and Mexico have already opened their markets to local

                                       26

competition, while limited local competition started in 2000 in Brazil and
Argentina. The growth of the Latin American market is being driven by two main factors, deregulation and pent up demand.

According to Morgan Stanley's 1999 "Global Telecommunications Primer", in Latin
America, the average wire line penetration rate in Latin America is still very low, averaging only some 11% in the six largest economies (Brazil, Mexico,
Argentina, Chile, Peru, and Venezuela). In some countries, consumers still have to wait years to get telephones, and the waiting list in Brazil is estimated at some 10 million lines. The low penetration rate is partially explained by the lack of investment in the sector over the years. Until the early 1990s, the region's governments controlled most of the telephone companies, and they could not afford the heavy investment needed to develop the telecom infrastructure.
Only recently has privatization brought new capital and acceleration in growth.
Even in more "mature" Latin American countries, line growth is still expected to average some 5-10% per year over the next five years. For Brazil, average growth over this five-year time span should be in the 15-25% ranges. The Internet and
IP/data telecommunications market is growing very rapidly in Latin America.

Spain, like Latin America, began formal deregulation of its communications services market in 1998. In 2000 the market became completely deregulated, and companies are be allowed to openly compete with the incumbent carrier. Spain represents a $13 billion (US) market opportunity for communications services to
Pensat, as well as a gateway to the European market. The Company is a fully licensed common carrier in Spain and has facilities-based operations established in Madrid and Barcelona.

The Arabic market is in an earlier stage of deregulation than the Latin American markets. Pensat has obtained an exclusive right to offer pre-paid international calling card services within Syria under and agreement with the Syrian
Telecommunications Entity.

COMPETITION

The international telecommunications industry is intensely competitive and subject to rapid change. Our competitors in the international wholesale switched long distance market include large, facilities-based multinational corporations and PTTs, smaller facilities-based providers in the U.S. and overseas that have emerged as a result of telecommunications deregulation, switched-based resellers of international long distance services and international joint ventures and alliances among such companies. International wholesale-switched long distance providers compete on the basis of price, customer service, transmission quality, breadth of service offerings and value-added services. We also compete abroad with a number of dominant telecommunications operators that are incumbent monopolies in their countries. Additionally, the telecommunications industry is in a period of rapid technological evolution, marked by the introduction of competitive new product and service offerings, such as the utilization of the
Internet for international voice and data communications. Furthermore, the World
Trade Organization agreement, under which the United States and the other 75 countries have committed to open their telecommunications markets to competition, foreign ownership and adopt measures to protect against anticompetitive behavior, competition is likely to increase, creating downward pressure on prices which could adversely affect our gross margins if cost reductions commensurate with these price reductions cannot be achieved by the
Company.

AT&T, MCI WorldCom and Sprint currently generate a majority of the U.S. based international telecommunications services revenue. We also compete with other
U.S. based and foreign long distance providers, including regional Bell operating companies, which currently have Federal Communications Commission authority to resell and terminate international telecommunication services. Many of these companies have considerably greater financial and other resources and more extensive domestic and international communications networks than we do.
Future consolidation in the telecommunications industry will continue to create even larger competitors with greater financial and other resources, and could adversely affect us.

The telecommunications market in Spain began its deregulation in December 1998 when the first competitive carrier was admitted. In 1999, the market was opened to additional competitors including Iberian. There are several competitors in
Spain, two of which are owned in part by major telecommunications companies,
Lince, owned in part by France Telecom, and Retevision, owned by Telecom Italia.
Other startup companies have also been aggressively developing their network and market positions. Notable among these is Jazztel.

The Brazilian telecommunications market is in the early stages of deregulation, and Pensat has received one of the early licenses awarded to provide services in-country. As is the case in any newly deregulated market, the most prominent

                                       27

competition comes from the incumbent carriers. In the case of Brazil, these companies were auctioned off in privatization programs to large telecommunications entities around the world, including MCI WorldCom,
Telefonica, Telecom Italia and others. Competition from newly certified companies operating on limited licenses similar to Pensat's comes primarily from
Global One, Global Link and World Access, who are all a part of US companies.

SALES & MARKETING

In North America we market our services on a wholesale basis to other telecommunications companies through our direct sales force and marketing/account management. We reach our customers primarily through domestic and international trade shows and through relationships gained from years of experience in the telecommunications industry. The sales made to the wholesale trade customers are primarily focused on those routes where we have the most advantageous terminating positions. These are generally destinations that are served by our operating subsidiary in Spain and the carriers to which it is interconnected. The Spain network hub serves to create an extended reach for us through these interconnections to carriers that are often not accessible to companies located strictly in the United States. Additionally, our direct agreements with PTTs in certain countries in Latin America provide a cost basis that supports wholesale traffic sales.

In Spain we have an operating company headquartered in Madrid, Spain responsible for sales to wholesale customers throughout Spain. This operation includes sales, marketing, technical and administrative staff. We market our services to small- and medium-sized enterprises and small and medium sized carriers through our direct sales team.

Our Brazilian company sells its services through direct sales and through third party agents. The customer base is made up primarily of businesses that utilize extensive international long distance. The product offerings in Brazil currently are international call back and international calling cards.

Our subsidiary operating in Syria sells prepaid international calling cards to the public in three major cities in Syria: Damascus, Aleppo and Lattakia. These cards are sold under exclusive agreement with the Syrian Telecommunications
Entity, the country's government operated PTT. We market through a network of distributors who in turn sell to retailers who market directly to end user consumers through their retail outlets. Teledensity (the measure of the percentage of the population that has telephone service) is in the single digits and the majority of the population does not have telephone service. Our prepaid calling card, which is usable from any touch tone telephone, is used by consumers who may make their calls from any public or private telephone that may be available to them.

LICENSES AND GOVERNMENT REGULATION

Pensat has licenses to operate as a telecommunications provider in Spain and
Brazil. Pensat is an FCC certified, 214 facilities-based carrier in the US and is licensed to provide intrastate services in several states. Pensat also has an exclusive agreement with the Syrian telecommunications Entity to provide prepaid calling card services in Syria.

Our U.S. interstate and international telecommunications service offerings generally are subject to the regulatory jurisdiction of the Federal
Communications Commission. Intrastate telecommunication services offered by us in the U.S. may also be subject to the jurisdiction of state regulatory authorities, commonly known as public utility commissions, or PUCs. Our telecommunications service offerings outside the U.S. are also generally subject to regulation by national regulatory authorities. In addition, U.S. and foreign regulatory authorities may affect our international service offerings as a result of the termination or transit arrangements associated therewith. U.S. or foreign regulatory authorities may take actions or adopt regulatory requirements that could adversely affect us.

U.S. REGULATION

Our business is subject to various U.S. laws, regulations, agency actions and court decisions. Our U.S. international telecommunications service offerings are subject to regulation by the Federal Communications Commission. The Federal
Communications Commission requires international carriers to obtain authorization under Section 214 of the Communications Act of 1934 prior to providing international service to the public. Prior Federal Communications
Commission approval is also required to transfer control of a certificated carrier. We are also subject to Federal Communications Commission policies and rules that regulate the manner in which international telecommunication services may be provided, including, for instance, the circumstances under which a carrier may provide international switched services using international private line facilities and under which it may route traffic through third countries to or from its final destination.

                                       28

The Communications Act and the Federal Communications Commission's rules and policies also impose certain other obligations on carriers providing international telecommunication services. These include the obligations to (1)
file at the Federal Communications Commission and to maintain tariffs containing the rates, terms, and conditions applicable to their services, (2) file certain reports regarding international traffic and facilities, (3) file certain contracts with correspondent carriers, (4) disclose affiliations with foreign carriers and significant foreign ownership interests, and (5) pay certain regulatory fees based upon, among other things, the carrier's revenues and ownership of international transmission capacity. The Federal Communications
Commission is considering requiring international carriers to cancel their tariffs, which action may decrease our ability to price our services.

International Services: Federal Communications Commission rules require us to obtain prior Federal Communications Commission authorization to provide international services. We hold both facilities-based and resale international authorizations, including a global authorization that provides broad authority to offer switched and private line international services. We have filed tariffs for international services with the Federal Communications Commission, although we may in the future be required to cancel these tariffs. In recent years, the
Federal Communications Commission rulemaking orders and other actions have lowered the entry barriers for new facilities-based and resale international carriers by streamlining the processing of new applications. In addition, the
Federal Communications Commission's rules implementing the WTO agreement presume that competition will be advanced by the U.S. entry of facilities-based and resale carriers from WTO member countries, thus further increasing the number of potential competitors in the U.S. market and the number of carriers which may also offer end-to-end services.

Federal Communications Commission International Private Line Resale Policy The
Federal Communications Commission's international private line resale policy limits the conditions under which a carrier may connect international private lines to the public switched telephone network at one or both ends to provide switched services, commonly known as international simple resale. U.S. carriers are allowed to engage in international simple resale on any route where the U.S.
carrier exchanges switched traffic with a foreign carrier that lacks market power. In addition, U.S. carriers are permitted to engage in international simple resale with any foreign carrier, regardless of market power, on any route for which the Federal Communications Commission has authorized the provision of international simple resale. The Federal Communications Commission will allow international simple resale between the U.S. and a WTO member country for which it has not previously authorized service upon a demonstration that (1)
settlement rates for at least 50% of the settled U.S.-billed traffic between the
U.S. and the proposed destination country are at or below the benchmark settlement rate adopted by the Federal Communications Commission, or (2) where such destination country affords resale opportunities equivalent to those available under U.S. law. Settled traffic refers to traffic subject to an accounting rate agreement between the U.S. and foreign carriers. An accounting rate is a per minute wholesale charge negotiated by international carriers for terminating traffic in either direction. Each carrier is paid a settlement rate for terminating traffic on its own network which ordinarily is one half of the accounting rate. The Federal Communications Commission will allow international simple resale between the U.S. and a non-WTO member country not previously authorized to provide service if both conditions summarized above are satisfied.
As of February 9, 2001, the Federal Communications Commission has authorized international simple resale to the following countries: Argentina, Australia,
Austria, Belgium, Brunei, Canada, Czech Republic, Denmark, Dominican Republic,
Finland, France, Germany, Greece, Hong Kong, Hungary, Iceland, Ireland, Israel,
Italy, Japan, Luxembourg, The Netherlands, Netherlands Antilles, Macau, New
Zealand, Norway, Philippines, Poland, Singapore, Spain, Sweden, Switzerland,
Trinidad & Tobago, United Arab Emirates, the United Kingdom, and Uruguay. The
Federal Communications Commission is currently reviewing U.S. carrier applications to engage in international simple resale on other routes, and upon grant of any application to a given country, the Federal Communications
Commission's rules also would permit us to provide international simple resale service to that country.

If international simple resale is not permitted on a route, absent prior Federal
Communications Commission consent, U.S. facilities based international carriers must terminate switched telephone traffic in accordance with the international settlement policy which is primarily intended to deter foreign carriers with market power from discriminating amongst competing U.S. carriers by, for example, favoring the foreign carrier's U.S. affiliate. The international settlement policy requires that all U.S. carriers terminate traffic with a foreign carrier on equivalent terms and receive inbound traffic only in proportion to the volume of U.S. outbound traffic which they generate.

If the Federal Communications Commission were to determine, by its own actions or in response to the filing of a third party, that any of our international simple resale arrangements violate its rules and regulations or our authorizations, the Federal Communications Commission could order us to terminate any non-conforming arrangements. In addition, we could be subject to a monetary forfeiture and to other penalties, including the revocation of our
Federal Communications Commission authorizations to operate as an international carrier. Any such Federal Communications Commission action could have a material adverse effect upon our business, operating results and financial condition.

                                       29

Federal Communications Commission International Settlement Policy: The Federal
Communications Commission's international settlement policy places limits on the arrangements which U.S. international carriers may enter into with dominant foreign carriers for exchanging public switched telecommunications traffic, which the Federal Communications Commission terms international message telephone service. The policy does not apply to international simple resale services and does not apply to U.S. carrier agreements with non-dominant foreign carriers. The international settlement policy is primarily intended to deter dominant foreign carriers from discriminating among competing U.S. carriers by, for example, favoring the foreign carrier's U.S. affiliate. Absent Federal
Communications Commission consent, the international settlement policy requires that the accounting rate applicable to a particular call be divided equally between the U.S. carrier and the corresponding foreign carrier such that the settlement rate for the call is identical for both the U.S. and the foreign carrier, and that U.S. carriers receive inbound traffic in proportion to the volume of U.S. outbound traffic which they generate. The international settlement policy does not apply to certain low cost routes where 50% or more of the U.S. billed traffic is settled at rates which are 25% or more below a
Federal Communications Commission benchmark rate. Federal Communications
Commission policies also prohibit a U.S. carrier from offering or accepting a special concession from a foreign carrier where the foreign carrier possesses sufficient market power on the foreign end of the route to affect competition adversely in the U.S. market. A special concession is defined by the Federal
Communications Commission as an exclusive arrangement involving services, facilities or functions on the foreign end of a U.S. international route which are necessary for providing basic telecommunications, and which are not offered to similarly situated U.S. carriers authorized to serve that route. It is possible that the Federal Communications Commission could find that certain of our arrangements with foreign operators were or are inconsistent with the international settlement policy and that we have not requested prior Federal
Communications Commission authority therefore. If the Federal Communications
Commission were to determine by its own actions or in response to the filing of a third party that we have violated the international settlement policy, the
Federal Communications Commission could order us to terminate any non-conforming arrangement. In addition, we could be subject to a monetary forfeiture and to other penalties, including revocation of our Federal Communications Commission authorizations to operate as an international carrier. Any such Federal
Communications Commission action could have a material adverse effect upon our business, operating results and financial condition.

The Federal Communications Commission's policies also require U.S. international carriers providing international message telephone service to negotiate and adopt settlement rates with foreign correspondents for international message telephone service which are at or below certain benchmark rates. We currently have international message telephone service operating agreements with certain foreign correspondents which provide for settlement rates above the Federal
Communications Commission's prescribed benchmarks. We will negotiate in good faith to establish international message telephone service settlement rates with our foreign correspondents which satisfy the Federal Communications Commission's benchmarks but there can be no assurance that such negotiations will succeed. If we are unable to negotiate benchmark settlement rates with certain foreign correspondents, the Federal Communications Commission may intervene on its own action or in response to a filing by a third party. We are unable to predict the form which such intervention may take but it could disrupt our arrangement for transmitting traffic to certain countries or require us to suspend direct service to certain countries or require us to make alternative termination arrangements with certain countries, all of which could have a material adverse effect on our business, operating results and financial condition.

Federal Communications Commission Policies On Transit And Refile: International
switched telecommunication traffic is frequently routed indirectly via one or more third countries to its final destination. When such arrangements are mutually agreed upon, they are commonly based on a transit agreement under which settlement payments are made to all parties. In other cases, traffic may be sent to a third country and then forwarded or refiled for delivery to its final destination without the knowledge or consent of the destination carrier. We use both transit and refile arrangements to terminate our international traffic. The
Federal Communications Commission routinely approves transit arrangements by
U.S. international carriers. The Federal Communications Commission's rules also permit carriers to use international simple resale facilities in many cases to route traffic via a third country for refile through the public switched network. Notwithstanding the Federal Communications Commission's past rules, policies and statements regarding the scope of permissible transit and refile arrangements, the Federal Communications Commission could find by its own actions or in response to the filing of a third party, that certain of our transit or refile arrangements violate the international settlement policy or other Federal Communications Commission policies. In that event, the Federal
Communications Commission could order us to terminate any non-conforming transit or refile arrangements. In addition, we could be subject to a monetary forfeiture and to other penalties, including revocation of our Federal
Communications Commission authorizations to operate as an international carrier.
Any such Federal Communications Commission action could have a material adverse effect on our business, operating results and financial condition.

                                       30

Reporting Requirements: International telecommunication carriers also are required by the Federal Communications Commission's rules to file timely certain reports regarding international traffic and revenues, the ownership and use of international facilities, and their affiliates with foreign carriers. The
Federal Communications Commission considers a U.S. carrier to be affiliated with a foreign carrier if one of them, or an entity that controls one of them, directly or indirectly owns more than 25% of the capital stock of, or controls, the other one. Capital stock includes all forms of equity ownership, including partnership interests. The Federal Communications Commission requires these reports so that, among other things, it may monitor the development of industry competition and the potential for a dominant foreign carrier to discriminate amongst U.S. carriers. The Federal Communications Commission's rules require international telecommunication carriers to file at the Federal Communications
Commission copies of their contracts with other carriers, including operating agreements, within 30 days of execution. The Federal Communications Commission by its own action or in response to the filing of a third party could determine that we have failed to meet certain of the foregoing filing and reporting requirements or that certain filings are deficient. In that event, we could be directed to remedy any asserted non-compliance; we could also be subject to a monetary forfeiture and to other penalties, and, although we believe that it would be largely unprecedented in such circumstances, and hence unlikely, the
Federal Communications Commission could revoke our authorizations to operate as an international carrier. Any such Federal Communications Commission action could have a material adverse effect on our business, operating results and financial condition.

Regulatory Fees: The Communications Act, and Federal Communications Commission
rules and policies, impose certain fees upon carriers providing interstate and international telecommunication services. These fees are levied, among other things, to defray the Federal Communications Commission's operating expenses, to underwrite universal telecommunication service provided as a subsidy to schools and libraries for certain services, such as Internet access, and by other telecommunications users in areas of the U.S. where service costs are significantly above average, to fund the telecommunications relay service, which provides special options for hearing-impaired users, and to support the administration of telephone numbering plans.

Carriers that provide domestic interstate and international services must pay an annual regulatory fee based on their interstate revenues; for the 2000 filing year, the fee was 0.12% of net revenue. International carriers that own international transmission capacity must also pay a fee for each international
64 kilobit per second equivalent circuit they operate; for the 2000 filing year, the fee was $7 per circuit. Carriers that provide, or that have an affiliate which provides, domestic interstate services to end users must pay a universal telecommunications service fee each month based upon the total estimated demand for U.S. universal service funding. If applicable, each carrier's share is approximately 5% of the carrier's annual end user revenues, including both domestic and international end user revenue, unless less than 8% of the carrier's end-user revenues comes from domestic interstate services, in which case only domestic revenues are counted. We generally offer our services only to other carriers that in turn provide services to end-users. Such carrier-to-carrier revenues are not subject to universal service fees, and thus we generally are not liable to pay universal service fees. U.S. interstate and international carriers must pay a percentage of their total revenue each year to support the North American Numbering Plan Administrator. The contribution rate is approximately 0.006% of net telecommunications revenue. U.S. carriers must pay a certain percentage of their domestic interstate revenues to support the
Telecommunications Relay Services Fund. The contribution rate is approximately
0.04% of gross revenues. U.S. carriers must pay a percentage of their end-user revenue to support local number portability; that rate varies depending on the cost of the supported services and overall revenue for all carriers in different regions of the United States. Our local number portability payments would typically be minimal because most of our revenue comes from other carriers rather than end users. The foregoing regulatory fees typically change annually.
We cannot predict the future regulatory fees for which we may be liable. Said fees could rise significantly for us and amount to 5% or more of our gross international and interstate revenues if we are no longer exempt from paying universal service in the event we provide service directly to end-users, or because amendments to the Communications Act repeal the universal service fee exemption for revenues from connecting carriers. Because the international telecommunication services business is highly competitive, an increase in the regulatory fees that we must pay could impair our market position and have a material adverse effect on our business, operating results and financial condition.

State Regulation: Our intrastate long distance telecommunications operations and those of our subsidiaries are subject to various state laws and regulations, including prior certification, notification, registration and/or tariff requirements. In certain states, prior regulatory approval is required for changes in control of telecommunications services and for certain types of financial transactions. The vast majority of states require us and our subsidiaries to apply for certification to provide intrastate telecommunications services, or at a minimum to register or to be found to be exempt from regulation, prior to commencing sale of intrastate services. Additionally, the vast majority of states require us or our subsidiaries to file and maintain detailed tariffs setting forth rates charged by us to our end-users for intrastate services. Many states also impose various reporting requirements and/or require prior approval for transfers of control of certificated carriers

                                       31

and assignments of carrier assets, including customer bases, carrier stock offerings, and incurrence by carriers of significant debt. Certificates of authority can generally be conditioned, modified, canceled, terminated or revoked by state regulatory authorities for failure to comply with state laws and/or rules, regulations and policies of the state regulatory authorities.
Fines and other penalties, including, for example, the return of all monies received for intrastate traffic from residents of a state in which a violation has occurred, may be imposed. In addition, some states have intrastate universal service fees which apply to intrastate revenues.

We, along with our regulated subsidiaries, believe we have made the filings and taken the actions we believe are necessary to provide the intrastate services we currently provide to end-users. We and/or our subsidiaries are qualified to do business as foreign corporations, and have received certification to provide intrastate telecommunications services in the states where we provide such service and where certification is required.

FOREIGN REGULATION

Spain: In Spain, telecommunications services offered by us through our subsidiary, Iberian Networks, are subject to regulation principally by CMT, the
Comision del Mercado de las Telecomunicaciones, the principal Spanish regulatory agency. Spain generally permits competition in all sectors of the telecommunications market, subject to licensing requirements and license conditions. We have been granted a Class B (?) license to provide local, domestic and international long distance and data services. This license is subject to a number of restrictions. Implementation of these licenses has permitted us to engage in cost-effective routing of traffic between the U.S. and
Spain and other countries using interconnections in Spain. We cannot assure that future changes in the regulation of the services provided by us or our competitors in Spain will not have a material adverse effect on our business operating results and financial condition.

Brazil: The Brazilian market has not yet fully deregulated. Pensat do Brasil
Ltda holds Anatel Licenses, granted on the 22nd of March 2000, to explore
Specialized Network Services and Specialized Circuit Services, under the title of Limited Specialized Services, for the benefit of individual groups of persons and corporate clients. The granting of the licenses depends upon the ability of the Company making the request to fulfill the requirements demanded by Anatel, such as technical capacity, positive financial results, competent administration and marketing organizations, and the presentation of an acceptable communications network.

Middle East: In the Middle East, we currently operate in Syria under the auspices of a special agreement with the Syrian Telecommunications Entity (STE)
the government owned and operated incumbent monopoly PTT there.

EMPLOYEES

As of June 30, 2001, we employed approximately 72 full-time employees with 32 of those in the U.S. and 40 in international locations. We are not subject to any collective bargaining agreements.

PROPERTIES

Our corporate headquarters are located in the Bethesda, Maryland in a rented facility consisting of approximately 3,500 square feet. We also lease a facility at 8712 West Dodge Road, Omaha, Nebraska, consisting of approximately 4,000 square feet. We have overseas facilities in Madrid and Barcelona, Spain and Sao
Paulo, Brazil. The Spain facility houses a Lucent 5E Switch and other smaller switches.

LEGAL PROCEEDINGS

From time to time, we become subject to litigation which is incidental to and arises in the ordinary course of business. There are no material pending legal proceedings involving us.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

                                       32

Shown below are the names of all our directors and executive officers as of
August 8, 2001, all positions and offices held by each such person, the period during which each person has served as such, and the principal occupations and employment of each such person during the last five years:

   Name                           Age        Position

   Philip A. Verruto              61    Chairman of the Board and Chief Executive Officer
   Georges Hneich                 48    Pensat, Inc. President & Chief Operating Officer
   Alex Matini                    43    Pensat, Inc. Executive Vice President
   Bruce G. Burton                48    Pensat, Inc. Chief Technical and Information Officer
   Robert Miller                  48    Secretary

Philip A. Verruto has been CEO and Chairman of the Board of CDX since its merger with Pensat on February 9, 2001. Mr. Verruto has also served as CEO and Chairman of the Board of Pensat from 1996 until the present. Mr. Verruto is a co-founder of Pensat International Communications Inc. Prior to joining Pensat, Mr. Verruto was President of the telecommunications services division of ICT Response from
1981 to 1996. This division provided contract telephone marketing services and facilities management services to major telecommunications companies. Before ICT
Response, Mr. Verruto was Vice-President of Marketing and Sales with Audio
Information Sciences from 1987 to 1991.

Georges Hneich has been President & Chief Operating Officer of Pensat Inc. since
CDX's merger with Pensat International Communications, Inc on February 8, 2001.
Mr. Hneich became President and Chief Operating Officer of Pensat International
in 1999 and served as President of Pensat's international operations since 1995.
Mr. Hneich is a co-founder of Pensat International Communications, Inc. Prior to
joining Pensat, Mr. Hneich was co-founder and President of Escort Telecom
International, Ltd., a distributor of telecommunications and computer products worldwide, from 1994 to 1998. From 1978 to 1994 Mr. Hneich was President and
Chief Operating Officer of Eagle Corporation C.A. & Sunnytron Import Export
S.A., a representative and distributor of electronic products in Venezuela.

Alex Matini has been Executive Vice President of Pensat Inc. since CDX's merger with Pensat International Communications Inc. ("Pensat International") on
February 9, 2001. Mr. Matini was Pensat International's Executive Vice President
from 1997 to 2001. Prior to joining Pensat International, Mr. Matini was
President of COMCOR, a commercial real estate and executive office suite company, from 1988 to 1997. Prior to COMCOR, Mr. Matini was a Vice President of
Dean Witter Reynolds, a Wall Street brokerage firm from 1983 to 1988.

Bruce G. Burton has been Chief Technical and Information Officer of Pensat Inc.
since CDX's merger with Pensat International Communications, Inc. on February 9,
2001. Mr. Burton was Chief Technical Officer for Pensat International
Communication, Inc. from 1998 to 2001. Prior to 1998, Mr. Burton was president of Burton & Associates, a computer and communications systems consulting company, from 1997 to 1998. From 1991 to 1997 Mr. Burton was President and Chief
Operating Officer of Telenational Communications, Ltd., an international telecommunications company.

Robert Miller has been General Counsel for CDX and Pensat Inc. since CDX's merger with Pensat International Communications, Inc. on February 9, 2001. Mr.
Miller joined Pensat International as General Counsel for Pensat International
in 1999. Prior to Pensat, Mr. Miller was a partner in the Florida law firm of
Stanley, Miller, Dehlinger & Rascher from 1985 to 1999.

BOARD COMPENSATION

Each officer is elected by and serves at the discretion of our board. Each of our officers and directors, devotes substantially full time to our affairs. Our sole current member of the Board of Directors is an employee of the Company and does not receive additional compensation for serving on the board.

                             EXECUTIVE COMPENSATION

The following table sets forth the compensation earned by our chief executive officer and four (4) other executive officers who earned, or would have earned, salary and bonus in excess of $100,000 for services rendered in all capacities to us and our subsidiaries for each of the three-year period ended December 31,
2000. We refer to these individuals collectively as the CDX Named Officers. The historical information provided herein is of Pensat as all of CDX's pre-merger

                                       33

executives and officers are no longer with the Company and as all of CDX's former operating activities were divested and they are not indicative of the ongoing operations of the merged companies.

SUMMARY COMPENSATION TABLE

                                                                                                 Long Term
                                                                   Annual Compensation         Compensation
                                                                                                Securities
                                                  Calendar                                      Underlying           All Other
Name And Principal Position                        Years        Salary ($)     Bonus ($)          Options (#)      Compensation ($)

Philip A. Verruto,                                  2000         100,000        100,000           94,024                -
Chairman and CEO,                                   1999         100,000         25,035          940,244                -
CDX.Com Incorporated & Pensat Inc. (1)              1998               -              -                -                -

Georges Hneich                                      2000         111,047        100,000           94,024                -
President, Pensat Inc. (2)                          1999          80,000         25,000          940,244                -
                                                    1998               -              -                -                -

Alex Matini                                         2000         100,000        100,000           94,024                -
Executive Vice President, Pensat Inc. (3)           1999          66,667         25,000          940,244                -
                                                    1998               -              -                -                -

Bassam Haje                                         2000          91,663          91,666          94,024                -
President, Pensat Middle East (4)                   1999               -               -         940,244                -
                                                    1998               -               -               -                -

Craig Thompson                                      2000         142,077          42,500          94,024                -
Chief Financial Officer, CDX.Com Incorporated (5)   1999          33,173               -         940,244                -
                                                    1998               -               -               -                -

(1)      Prior to January 1999, Mr. Verruto served without direct compensation from Pensat.
(2)      Mr. Hneich joined Pensat Inc. in May 1999.
(3)      Mr. Matini joined Pensat Inc. in May 1999.
(4)      Mr. Haje joined Pensat Inc. in December 1999.
(5)      Mr. Thompson joined Pensat Inc. in October 1999. He served as CDX's Chief Financial
         Officer from February 9, 2001 until June 11, 2001.

OPTION/WARRANT/SAR GRANTS IN LAST FISCAL PERIOD

The following table sets forth the information concerning individual grants of stock options, warrants, and stock appreciation rights ("SARs") (together
"Incentive Awards") during the last fiscal year to each of the CDX Named
Executive Officers during such period. All such Incentive Awards were issued to the Named Officers by Pensat International Communications, Inc. prior to its merger with CDX. All of the options and warrants granted in the year ended June
30, 2001 to the Named Officers have terms of five (5) years. A total of
15,452,698 options and warrants were granted to our employees and directors in the 12-month period ended June 30, 2001.

                                       34

                          Number of                                                               Potential realizable value of
                         securities         Percent of                                           options at assumed annual rates
                         underlying      total options /                                         of stock price appreciation for
                      options / SARS /      granted to     Exercise price                                option term (1)
                      warrants granted     employees in       per share
        Name                 (#)         fiscal year (%)       ($/sh)        Expiration date      5% ($) (2)       10%($) (2)

Philip Verruto            3,760,979           24.3%             $0.10       January 31, 2006           -                 -
Georges Hneich            1,880,489           12.2%             $0.10       January 31, 2006           -                 -
Alex Matini               1,880,489           12.2%             $0.10       January 31, 2006           -                 -
Basam Haje                1,006,062            6.5%             $0.10       January 31, 2006           -                 -
Craig Thompson            2,820,734           18.3%             $0.10       January 31, 2006           -                 -

(1) The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by the rules of the Securities and Exchange Commission. There can be no assurance provided to any CDX named officer or any other holder of our securities that the actual stock price appreciation over the option term will be at the assumed 5% and 10% levels or at any other defined level.

(2) No value will be realized from the option grants made to the named officers at these assumed rates of 5% and 10%. Unless the market price of our common stock appreciates in excess of 27% per year over the option term, no value will be realized from the option grants made to the named officers.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL PERIOD AND FISCAL PERIOD-END OPTION/SAR VALUES

The following table sets forth information concerning each exercise of stock options and warrants during the last fiscal period by each of the Named
Executive Officers during such fiscal period and the fiscal period end value of unexercised options.

                 Aggregate option exercises in last fiscal year
                        And fiscal year-end option values

                          Shares acquired   Value realized      Unexercised options &          In-the-money options at
Name                      on exercise (#)                   warrants at fiscal year-end(#)           fy-end ($)

                                                             Exercisable / Unexercisable     Exercisable / Unexercisable

Philip Verruto                   -          $       -            9,752,264 / 360,443                     - / -
Georges Hneich                   -          $       -            2,554,314 / 360,443                     - / -
Alex Matini                      -          $       -            2,969,647 / 360,443                     - / -
Basam Haje                       -          $       -            2,261,901 / 360,443                     - / -
Craig Thompson                   -          $       -            3,494,559 / 360,443                     - / -

No stock appreciation rights were exercised during 2001 nor were any outstanding at the end of that year.

                                       35

EMPLOYMENT AGREEMENTS AND CHANGE OF CONTROL ARRANGEMENTS

The Company currently has no employment agreements with its officers or key employees.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The following table sets forth the number and percentage of shares of our common stock owned beneficially, as of June 30, 2001 by each director and executive officer of CDX, each beneficial owner of more than 5% of our voting securities and by all directors and executive officers of CDX as a group.

                                       36

Information as to beneficial ownership is based upon the Company's records and/or statements furnished to us by such persons. Unless otherwise indicated, the address of each of the named individuals is c/o CDX.com Incorporated 7920
Norfolk Avenue, 11th Floor, Bethesda, Maryland 20817

         - BEN - each stockholder known by us to own beneficially more than 5% of our voting common stock;
         - DIR - each of our directors;
         - NEO - the Named Executive Officers for the year ended June 30, 2001;
         - ALL - all of our directors and executive officers as a group.

                Name (1)                    Type     Number of shares owned beneficially

                                                        Number (2)         Percent (3)

Alpina Business International, Inc.         BEN         28,466,234            18.2%
Jean-Marc Emden                             BEN         14,286,174             9.1%
Arthur Verbin                               BEN         10,005,803             6.4%
HH Development, Inc. (8)                    BEN          9,429,527             6.0%
Bocage Finance Corp.                        BEN          8,318,440             5.3%
Albert Boyajian                             BEN          8,123,305             5.2%
Philip A.  Verruto (4)                      NEO         12,567,571             7.7%
L. Craig Thompson (5)                       NEO          3,494,559             2.2%
Basam Haje (6)                              NEO          2,261,901             1.4%
Alex Matini (7)                             NEO          3,931,732             2.5%
Georges Hneich (8)                          NEO         11,983,841             7.5%
All executive officers and directors as
a group (9)                                 ALL         34,239,604            19.6%

+   Represents beneficial ownership of less than 1% of the outstanding shares of our common stock.

(1) To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of our common stock.

(2) In accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be a "beneficial owner" of a security if he or she has or shares the power to vote or direct the voting of such security or the power to dispose or direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within 60 days from June 30, 2001. More than one person may be deemed to be a beneficial owner of the same securities. All persons shown in the table above have sole voting and investment power, except as otherwise indicated. This table includes shares of common stock subject to outstanding options granted pursuant to our option plans.

(3) For the purpose of computing the percentage ownership of each beneficial owner, any securities which were not outstanding but which were subject to options, warrants, rights or conversion privileges held by such beneficial owner exercisable within 60 days were deemed to be outstanding in determining the percentage owned by such person, but were deemed not to be outstanding in determining the percentage owned by any other person.

(4) Consists of 5,317,460 shares of common stock, 3,760,979 shares of common stock issuable upon the exercise of warrants exercisable within 60 days of June
30, 2001 and of 673,825 shares of our common stock issuable upon the exercise of options exercisable within 60 days of June 30, 2001. Mr. Verruto disclaims beneficial ownership of 2,303,334 shares held or issuable pursuant to a warrant held by Mr. Ralph Pisani, his uncle and of 511,973 shares held or issuable pursuant to a warrant by Mr. Michael Verruto his son.

(5) Consists of 2,820,734 shares of common stock issuable upon the exercise of warrants exercisable within 60 days of June 30, 2001 and of 673,825 shares of our common stock issuable upon the exercise of options exercisable within 60 days of June 30, 200.

(6) Consists of 515,348 shares of common stock, 1,072,728 shares of common stock issuable upon the exercise of warrants exercisable within 60 days of June 30,
2001 and of 673,825 shares of our common stock issuable upon the exercise of options exercisable within 60 days of June 30, 2001.

                                       37

(7) Consists of 2,295,822 shares of common stock issuable upon the exercise of warrants exercisable within 60 days of June 30, 2001 and of 673,825 shares of our common stock issuable upon the exercise of options exercisable within 60 days of June 30, 2001. Mr. Matini disclaims beneficial ownership of 1,128,293 shares held by 836,845 shares issuable pursuant to a warrant held by Nasser
Matini, his father and 125,240 shares held by Khosrow Matini, his uncle.

(8) Consists of 1,880,489 shares of common stock issuable upon the exercise of warrants exercisable within 60 days of June 30, 2001 and of 673,825 shares of our common stock issuable upon the exercise of options exercisable within 60 days of June 30, 200. Mr. Hneich disclaims beneficial ownership of 9,429,527 shares held by HH Development Corp. for which he holds a power of attorney.

(9) All directors and executive officers in office on June 30, 2001. Consists of
15,683,939 shares of our common stock and 18,555,665 shares of our common stock issuable upon the exercise of warrants and/or stock options exercisable within
60 days of June 30, 2001.

                CERTAIN RELATIONS AND RELATED-PARTY TRANSACTIONS

TRANSACTIONS WITH OUTSIDE DIRECTORS

On November 21, 2000, the Company executed a contract with Cyberdiagnostics,
Inc. ("CDI") for the sale of substantially all of the Company's assets used in connection with the sale of computerized pulmonary diagnostic equipment and bio-hazard control products. The transferred assets included all furniture, fixtures, equipment, inventory, plans, permits, licenses, approvals and trade names (including "CDX", "CDX Spiro 850", "CDX 50", "CDX Biosponse", and "CDX
Biopail") in addition to the Company's books, records signage and goodwill, associated with that line of business. In consideration for the sale, CDI expressly assumed all of the Company's liabilities and agreed to indemnify the
Company against all costs, expenses, claims, judgments or damages arising out of
CDI's assumption of liabilities.

Since January 2001 Tampa Bay Financial, Inc. ("TBF") a corporation controlled by a Carl Smith, a former Board Member of the Company, has purchased 2,039,473 shares of common stock of the Company. The issuance described herein was exempt from registration under the Securities Act pursuant to Section 4(2) of the
Securities Act or Regulation D.

TRANSACTIONS WITH MANAGEMENT AND OTHERS

Subsequent  to the merger with  Pensat,  Mr.  Alex Matini  loaned CDX $69,000 in exchange for a demand promissory note from CDX.

TRANSACTIONS WITH STOCKHOLDERS OWNING MORE THAN 5% OF OUR COMMON STOCK

Effective in March 2000, the Pensat entered into a marketing services agreement with another company, which is under common control with a holder of more than
5% of our common stock. This agreement required a fixed fee of $14,000 per month. The fixed monthly payment was increased to $25,000 effective in October
2000. Subsequent to the merger with CDX, Pensat has incurred $100,000 of marketing expenses under this agreement of which $62,500 has been paid.

This Agreement was terminated on June 30, 2001.

Subsequent to the merger a company holding more than 5% of our common stock has purchased 328,947 shares of common stock of the Company. The issuance described herein was exempt from registration under the Securities Act pursuant to Section
4(2) of the Securities Act or Regulation D.

                        DESCRIPTION OF SECURITIES

The following summary description of our capital stock is not a complete description and is subject to the provisions of our Restated Certificate of
Incorporation, as amended (the "Restated Charter"), and our Amended and Restated
Bylaws, as amended (the "Bylaws"), which are included as exhibits to the
Registration Statement of which this prospectus forms a part, and the provisions of applicable law.

COMMON STOCK

                                       38

Voting Rights. Each holder of shares of common stock is entitled to attend all special and annual meetings of our stockholders and, together with the holders of all other classes of stock entitled to attend such meetings and to vote
(except any class or series of stock having special voting rights), to cast one vote for each outstanding share of common stock upon any matter (including, without limitation, the election of directors) acted upon by the stockholders.
The shares of common stock do not have cumulative voting rights in the election of directors.

Holders of a majority of the common stock represented at a meeting may approve most actions submitted to the stockholders. Certain matters require different approvals: election of directors requires the approval of a plurality of the votes cast, certain corporate actions such as mergers, sale of all or substantially all of our assets and charter amendments require the approval of holders of a majority of the total number of shares of common stock outstanding.

Liquidation Rights. Upon our dissolution, liquidation, or winding up, the holders of the common stock, and holders of any class or series of stock entitled to participate in the distribution of assets in such event, will be entitled to participate in the distribution of any assets remaining after we have paid all of our debts and liabilities and after we have paid the holders of classes of stock having preference over the common stock the full preferential amounts to which they are entitled.

Dividends. Dividends may be paid on the common stock and on any class or series of stock entitled to participate therewith as to dividends but only when and as declared by the Board of Directors.

Miscellaneous. Holders of common stock have no preemptive (right to buy a pro rata share of new stock issuances), subscription, redemption or conversion rights. All outstanding shares of common stock, including the shares offered in this prospectus, are, or upon issuance will be, fully paid and nonassessable.

As of June 30, 2001, our authorized capital stock consisted of 500,000,000 shares of common stock, $.01 par value per share. As of June 30, 2001, there were 156,243,503 shares of common stock issued held of record by approximately
1,120 stockholders, options to purchase an aggregate of 11,209,049 shares of common stock and warrants to purchase an aggregate of 71,219,391 shares of common stock. The issued shares amount above includes 27,500,000 shares of common stock issued, but held for release to Pensat shareholders pending completion of a provision of the merger agreement.

                                       39

                              SELLING STOCKHOLDERS

This prospectus relates to the possible offer and sale from time to time of up to 3,177,716 shares of our common stock by various selling stockholders. Certain selling stockholders have agreed not to directly or indirectly offer, sell, offer to sell, contract to sell, or otherwise dispose of any shares of common stock in excess of ten percent of their initial holding in any thirty day period.

This prospectus relates to the possible offer and sale of 3,177,716 shares of common stock. All 3,177,716 shares are subject to contractual restrictions on the number of shares that can be offered and sold each month.

The selling stockholders, each of whom acquired securities from us in the manner discussed below, and none of whom, at the time of such acquisition, had any agreements or understandings, directly or indirectly, with any person to distribute the securities, include:

-       Global Crossing Bandwidth, Inc., former creditor of Pensat which received shares of our common stock in connection with the settlement of certain claims against Pensat and the conversion of certain debt to equity.

-       Valentine Braver and Robert H. Jaffe, Esq., Braver's attorney, agreed to accept common stock in connection with the cancellation of certain warrants held by Braver and in connection with a deferral of payments on overdue obligations of Pensat to Braver.

-       Hozik and Charin,  former creditor of Pensat who agreed to accept common stock in lieu of payment.

We are registering the shares under the Securities Act of 1933 in accordance with registration rights we granted to the selling stockholders when we conducted these transactions. Our registration of the shares does not necessarily mean that any selling stockholder will sell all or any of his shares.

The following table sets forth certain information with respect to the selling shareholders.

                                      Shares beneficially owned   Shares to be sold (included)    Shares beneficially owned
                                           before offering               in the offering          after offering (assuming
                Name                                                                                all shares are sold)

                                         Number       Percent         Number         Percent         Number        Percent

Global Crossing Bandwidth, Inc          3,066,666        2.0        3,066,666         96.5              -             -

Valentine Braver                           60,000         +            60,000          1.9              -             -

Robert H. Jaffe Esq.                       15,000         +            15,000            +              -             -

Hozik and Charin                           36,050         +            36,050          1.1              -             -

+ Less than one percent.

                                       40

                              PLAN OF DISTRIBUTION

The shares registered hereunder are being registered in connection with the resale by the selling stockholders of shares issued by us in connection with agreements to convert certain debt of Pensat into common stock of CDX. As used herein, "selling stockholders" may include donees and pledgees selling shares received from the named selling stockholders after the date of this prospectus.

The selling stockholders may sell or distribute the shares being registered hereunder directly to purchasers as principals or through one or more underwriters, brokers, dealers or agents from time to time in one or more transactions.

The shares may be sold or distributed from time to time by the selling stockholders named in this prospectus, by their donees, pledgees, transferees or other successors in interest. The selling stockholders may sell their shares at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. Each selling stockholder reserves the right to accept or reject, in whole or in part, any proposed purchase of shares, whether the purchase is to be made directly or through agents.

The selling  stockholders may offer their shares at various times in one or more of the following transactions, which may include block transactions:

                                       41

        o       in ordinary brokers' transactions and transactions in which the broker solicits purchasers;

        o       in transactions involving cross or block trades or otherwise such market on which the common stock may from time to time be trading
                (including transactions in which brokers or dealers may attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction);

        o       in transactions in which brokers, dealers or underwriters purchase the shares as principal and resell the shares for their own accounts pursuant to this prospectus;

        o       in transactions "at the market" to or through market makers in our common stock or into an existing market for the common stock;

        o       in other ways not involving market makers or established trading markets, including direct sales of the shares to purchasers or sales of the shares effected through agents;

        o       through transactions in options, swaps or other derivatives which may or may not be listed on an exchange;

        o       in privately negotiated transactions;

        o       in short sales or transactions to cover short sales; or

        o       in a combination of any of the foregoing transactions.

  The sale price to the public may be:

        o       the market price prevailing at the time of sale;

        o       a price related to such prevailing market price;

        o       at negotiated prices; or

        o       such other price as the selling stockholders determine from time to time.

The selling stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

The selling stockholders also may sell their shares in accordance with Rule 144 under the Securities Act, rather than pursuant to this prospectus.

From time to time, one or more of the selling stockholders may pledge or grant a security interest in some or all of the shares owned by them. If the selling stockholders default in performance of the secured obligations, the pledgees or secured parties may offer and sell the shares from time to time. The selling stockholders also may transfer and donate shares in other circumstances. The number of shares beneficially owned by selling stockholders who transfer, donate, pledge or grant a security interest in their shares will decrease as and when the selling stockholders take these actions. The plan of distribution for the shares offered and sold under this prospectus will otherwise remain unchanged, except that the transferees, donees or other successors in interest

                                       42

will be selling stockholders for purposes of this prospectus.

A selling stockholder may sell short our common stock. The selling stockholder may deliver this prospectus in connection with such short sales and use the shares offered by this prospectus to cover such short sales.

A selling stockholder or its pledgee, donee, transferee or other successor in interest may enter into hedging transactions with broker-dealers. The broker-dealers may engage in short sales of our common stock in the course of hedging the positions they assume with the selling stockholders, including positions assumed in connection with distributions of the shares by such broker-dealers. A selling stockholder or its pledgee, donee, transferee or other successor in interest also may enter into option or other transactions with broker-dealers that involve the delivery of the shares to the broker-dealers, who may then resell or otherwise transfer such shares. In addition, a selling stockholder may loan or pledge shares to a broker-dealer, which may sell the loaned shares or, upon a default by the selling stockholder of the secured obligation, may sell or otherwise transfer the pledged shares.

A selling stockholder or its pledgee, donee, transferee or other successor in interest may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers or use brokers, dealers, underwriters or agents to sell their shares. The broker-dealers acting as agents may receive compensation in the form of commissions, discounts or concessions. The selling stockholders or the purchasers of the shares for whom such persons may act as agent, or to whom they may sell as principal, or both may pay this compensation. The compensation as to a particular person may be less than or in excess of customary commissions. The selling stockholders and any agents or broker-dealers that participate with the selling stockholders in the offer and sale of the shares may be deemed to be
"underwriters" within the meaning of the Securities Act. Any commissions they receive and any profit they realize on the resale of the shares by them may be deemed to be underwriting discounts and commissions under the Securities Act.
Neither we nor any selling stockholders can presently estimate the amount of such compensation.

The selling stockholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. No selling stockholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into. If a selling stockholder enters into such an agreement or agreements, the relevant details will be set forth in a supplement or revisions to this prospectus.

We have advised the selling stockholders that during such time as they may be engaged in a distribution of the shares, they are required to comply with
Regulation M under the Exchange Act. With certain exceptions, Regulation M prohibits any selling stockholder, any affiliated purchasers and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. The foregoing restrictions may affect the marketability of the shares.

Under our agreements with the selling stockholders, we are
required to bear the expenses relating to this offering, excluding any underwriting discounts or commissions, stock transfer taxes and fees of legal counsel to the selling stockholders. We estimate these expenses will total approximately $15,500.

We have agreed to indemnify the selling stockholders and any underwriters, brokers, dealers or agents and their respective controlling persons against certain liabilities, including certain liabilities under the Securities Act.

It is possible that a significant number of shares could be sold at the same time. Such sales, or the perception that such sales could occur, may adversely affect prevailing market prices for our common stock.

This offering by any selling stockholder will terminate on the date specified in the selling stockholder's agreement with CDX or, if earlier, on the date on which the selling stockholder has sold all of his shares.

                                  LEGAL MATTERS

Thomas P. McNamara, P.A. of Tampa Florida will issue an opinion about certain legal matters with respect to the common stock on behalf of CDX.

                                       43

EXPERTS

The financial statements for the fiscal years ended December 31, 1997 and 1998 have been audited by Ernst and Young, LLP. The financial statements included in this registration statement for the fiscal years ended December 31, 1999 and June 30,
2000 have been audited by Aronson Fetridge & Weigle, independent public accountants, as indicated in their reports, and are included herein in reliance upon the authority of said firm as experts in giving said report

                  WHERE YOU CAN FIND MORE INFORMATION ABOUT US

We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission under the Securities
Exchange Act of 1934 (the "Exchange Act"). You may read and copy any of the information we file with the SEC at the SEC's public reference room at Room
1024, 450 Fifth Street, N.W., Washington, D.C. 20549. You can also obtain copies of filed documents by mail from the Public Reference Section of the SEC at Room
1024, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. We file information electronically with the SEC. Our
SEC filings also are available from the SEC's Internet site at
http://www.sec.gov, which contains reports, proxy and information statements, and other information regarding issuers that file electronically. Our common stock is quoted on the Pink Sheets under the symbol "CDXX".

This prospectus is part of a registration statement we filed with the SEC under the Securities Act of 1933 (the "Securities Act"). As permitted by SEC rules, this prospectus omits certain information that is included in the registration statement. For further information about us and our common stock, you should refer to the registration statement and its exhibits. If we have filed a contract, agreement or other document as an exhibit to the registration statement, you may read the exhibit for a more complete understanding of the document or matter involved. Each statement in this prospectus (including statements incorporated by reference as discussed below) regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Item 1.  FINANCIAL STATEMENTS

                              CDX.COM INCORPORATED

                   CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

           For the Three and Nine Months Ended March 31, 2001 and 2000

                                       F-1
                                       44

                              CDX.COM INCORPORATED
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                        MARCH 31, 2001 AND JUNE 30, 2000

                                     ASSETS
                                                                March 31,
                                                                  2001           June 30,
                                                               (Unaudited)         2000

CURRENT ASSETS
   Cash and cash equivalents                                  $   273,691      $   110,703
   Accounts receivable - trade, net of $205,684
         and $201,828 allowance for uncollectible
         accounts at March 31, 2001 and June 30, 2000           3,156,796        1,314,234
   Prepaid expenses and other current assets                    1,458,413          743,457
   Deferred financing costs, net of accumulated
         amortization of $8,597,816 and $7,669,110
         at March 31, 2001 and June 30, 2000                       27,056          715,682
         Total current assets                                   4,915,956        2,884,076

PROPERTY AND EQUIPMENT, NET                                     8,526,786        6,109,975

OTHER ASSETS
   Cash - restricted                                              154,568          156,601
   Construction in process                                              -        4,704,727
   Deposits and other assets                                      860,413          451,677
   Goodwill                                                     8,000,000                -
         Total other assets                                     9,014,981        5,313,005

TOTAL ASSETS                                                  $22,457,723      $14,307,056
                                                            ===============  ===============
The accompanying Condensed Notes to Condensed Consolidated Financial Statements are an integral part of these financial statements.

                                       F-2
                                       45

                              CDX.COM INCORPORATED
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                        MARCH 31, 2001 AND JUNE 30, 2000
               LIABILITIES AND DEFICIENCY IN STOCKHOLDERS' EQUITY

                                                                March 31,
                                                                  2001           June 30,
                                                               (Unaudited)         2000

CURRENT LIABILITIES
   Notes payable                                               $ 27,759,682     $ 29,659,445
   Current portion of capital lease obligations                   1,017,959          925,648
   Accounts payable and accrued liabilities                      15,167,365       11,018,678
   Deferred revenue                                                 559,228          941,856
   Due to related parties                                         1,344,452        1,491,597

         Total current liabilities                               45,848,686       44,037,224

NONCURRENT LIABILITIES, NET OF CURRENT PORTION
   Notes payable                                                     32,471           41,685
   Capital lease obligations                                        744,850          350,410

         Total noncurrent liabilities                               777,321          392,095

         Total liabilities                                       46,626,007       44,429,319

COMMITMENTS AND CONTINGENCIES                                             -                -

Pensat Series A Convertible Redeemable Preferred
    Stock, $.01 par value, 25,000 shares authorized,
    -0- and 20,600 shares issued and outstanding at
    March 31, 2001 and June 30, 2000                                      -        2,060,000

DEFICIENCY IN STOCKHOLDERS' EQUITY
Preferred Stock
   Pensat Class A preferred stock, $.01 par value,
       -0- shares authorized. 25,000 shares authorized
       to be issued as Series A Preferred Stock                           -                -
   Pensat Class B preferred stock, $.01 par value,
       -0- shares authorized. Series B convertible
       -0- and 18,575 shares issued and outstanding
       at March 31, 2001 and June 30, 2000                                -              186
Common Stock
   Pensat Class A, $.01 par value, -0- shares authorized,
       -0- and 1,047,974 shares issued and outstanding at
       March 31, 2001 and June 30, 2000                                   -           10,480
    CDX.com Incorporated, $.01 par value, 500,000,000 shares
       authorized, 155,743,503 shares issued and outstanding
       at March 31, 2001                                          1,557,435                -
   Additional paid-in capital                                    36,259,651       16,524,387
   Accumulated deficit                                          (61,980,994)     (48,850,593)
   Accumulated other comprehensive income (loss)                     (4,376)         133,277

       Total deficiency in stockholders' equity                 (24,168,284)     (32,182,263)

TOTAL LIABILITIES AND DEFICIENCY IN STOCKHOLDERS' EQUITY       $ 22,457,723    $  14,307,056
                                                              ===============  ===============

The accompanying Condensed Notes to Condensed Consolidated Financial Statements are an integral part of these financial statements.

                                       F-3
                                       46

                              CDX.COM INCORPORATED
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)
           FOR THE THREE AND NINE MONTHS ENDED MARCH 31, 2001 AND 2000

                                                    For the three months ended       For the nine months ended
                                                               March 31,                       March 31,

                                                          2001            2000           2001             2000
REVENUE
Telecommunications services                         $7,845,990      $ 5,354,548    $ 22,032,656    $  14,663,231

OPERATING EXPENSES
Cost of revenues                                     6,730,067        5,212,665      20,546,231       15,402,516
Selling, general and administrative expenses         2,268,588        3,378,251       7,495,298       14,242,913
Depreciation and amortization                          435,068          299,802       1,255,997          656,370

Total operating expenses                             9,433,723        8,890,718      29,297,526       30,301,799

OPERATING LOSS                                      (1,587,733)      (3,536,170)     (7,264,870)     (15,638,568)

OTHER EXPENSE
Accretion charges                                      490,389        1,407,915       2,472,407        3,784,184
Interest expense                                       615,745          966,228       3,025,761        2,495,861
Other                                                   73,053        1,371,114         367,361        1,373,225

Total other expense                                  1,179,187        3,745,257       5,865,529        7,653,270

NET LOSS                                           $(2,766,920)    $ (7,281,427)   $(13,130,399)    $(23,291,838)
                                                   ============    =============   =============    =============

Weighted Average number of shares outstanding
(pro forma)                                        152,946,281      150,000,000     150,970,301      150,000,000

Pro forma basic net loss per share                 $     (0.02)    $       (0.0)   $      (0.09)    $      (0.16)
                                                   ============    =============   =============    =============

The accompanying Condensed Notes to Condensed Consolidated Financial Statements are an integral part of these financial statements.

                                      F-4
                                       47

                              CDX.COM INCORPORATED
                  CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
                                   (UNAUDITED)
           FOR THE THREE AND NINE MONTHS ENDED MARCH 31, 2001 AND 2000

                                                         For the three months ended            For the nine months ended
                                                                 March 31,                             March 31,
                                                        2001               2000               2001               2000

NET LOSS                                           $ (2,766,920)         $(7,281,427)     $(13,130,399)       $(23,291,838)

Other comprehensive (loss):
   Foreign currency translation                        (236,034)             (36,413)         (137,653)            (42,584)

COMPREHENSIVE LOSS                                 $ (3,002,954)         $(7,317,840)     $(13,268,052)       $(23,334,422)
                                                   =============        =============     =============       =============

The accompanying Condensed Notes to Condensed Consolidated Financial Statements are an integral part of these financial statements.

                                       F-5
                                       48

                              CDX.COM INCORPORATED
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)
                FOR THE NINE MONTHS ENDED MARCH 31, 2001 AND 2000

                                                                   March 31,           March 31,
                                                                     2001                2000
CASH FLOWS FROM OPERATING ACTIVITIES
   Net loss                                                      $ (13,130,399)      $ (23,291,838)
   Adjustments to reconcile net loss to net cash used
    in operating activities
       Depreciation and amortization                                 1,255,995             656,370
       Amortization of deferred financing costs                      2,410,017           3,784,184
       Impairment adjustment for property and equipment                615,746           2,724,440
       (Increase) decrease in
         Accounts receivable - trade                                (1,842,565)         (2,397,104)
         Prepaid expenses and other current assets                    (290,508)            172,384
       Increase (decrease) in
         Accounts payable and accrued liabilities                    8,501,533          12,426,181
         Deferred revenue                                             (382,629)           (588,849)

         Net cash used by operating activities                      (2,862,810)         (6,514,232)

CASH FLOWS FROM INVESTING ACTIVITIES
   Payments for debt finance fees                                      (30,000)                  -
   Purchase of property and equipment                               (2,746,093)         (3,240,833)

         Net cash used by investing activities                      (2,776,093)         (3,240,833)

CASH FLOWS FROM FINANCING ACTIVITIES
   Proceeds from notes payable                                       3,411,430          14,790,685
   Repayment of notes payable                                       (2,099,138)         (8,164,429)
   Repayment of capital leases                                        (550,281)           (258,613)
   Proceeds from issuance of preferred stock                           500,000           2,484,883
   Proceeds from issuance of common stock                            4,691,783           1,198,006
   Effect of exchange rate changes on cash                            (137,653)            (42,584)
   Cash payment preferred stock dividends                              (14,250)            (44,400)

         Net cash provided by financing activities                   5,801,891           9,963,548

NET INCREASE IN CASH AND CASH EQUIVALENTS                              162,988             208,483

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                     $   110,703          $  443,847

CASH AND CASH EQUIVALENTS, END OF PERIOD                           $   273,691          $  652,330
                                                                   ============         ===========

   The accompanying Condensed Notes to Condensed Consolidated Financial Statements are an integral part of these financial statements.

                                      F-6
                                       49

                              CDX.COM INCORPORATED

          CONDENSED NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - BACKGROUND, BASIS OF PRESENTATION, ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

         (A)      Background

        CDX.com Incorporated (the "Company" and/or "CDX"), (formerly CDX Corporation), was incorporated as a Colorado Corporation in June, 1978 to engage in the manufacture and sale of computerized pulmonary diagnostic equipment used in the medical profession.

        On November 18, 2000, Tampa Bay Financial, Inc., a Florida Corporation ("TBF"),
        entered into an agreement (the "Agreement") with certain of it's the Company's shareholders. The Agreement obliged TBF and persons affiliated with TBF to acquire 3,523,733 shares (72%) of the Company's outstanding common stock, thereby acquiring control of the Company. The selling stockholders in the transaction were the Company's directors, Harold I. Schein, Philip D. Schein and Michael Schein (the "Schein Group"). In addition, as compensation for services, the Company agreed to issue 7,111,906 shares of common stock to the Schein Group pursuant to a registration statement on Form S-8. The Schein
        Group agreed after that issuance to transfer 6,511,906 additional shares to
        TBF and persons affiliated with TBF.

        TBF changed the Company's business plan from the manufacture and sale of computerized pulmonary diagnostic equipment to international communications and began doing business as (d/b/a) DataStream Global Communications

        On November 21, 2000, the Company executed a contract with Cyberdiagnostics,
        Inc. ("CDI") for the sale of substantially all of the Company's assets used in connection with the sale of computerized pulmonary diagnostic equipment and bio-hazard control products. The transferred assets included all furniture, fixtures, equipment, inventory, plans, permits, licenses, approvals and trade names (including "CDX", "CDX Spiro 850", "CDX 50", "CDX Biosponse", and "CDX Biopail") in addition to the Company's books, records signage and goodwill, associated with that line of business. In consideration for the sale, CDI expressly assumed all of the Company's liabilities and agreed to indemnify the Company against all costs, expenses, claims, judgments or damages arising out of CDI's assumption of liabilities.

        On January 12, 2001, CDX entered in an Agreement and Plan of Merger with
        Pensat International Communications, Inc. a Delaware Corporation ("Pensat").
        Pursuant to this Agreement, Pensat merged with and into Pensat Inc., a newly formed subsidiary of CDX, such that Pensat Inc. is the surviving corporation.
        The merger was accounted for as a reverse merger under generally accepted accounting principles wherein Pensat stockholders effectively acquired control and retain majority interest in CDX.

        (B) Basis of Presentation

        The results of operations of CDX for the pre merger periods presented herein are not material to the results of operations of Pensat International Communication,
        Inc. Additionally since all of CDX's former operating activities were divested, they are not indicative of the ongoing operations of the merged companies, unless otherwise noted, the condensed consolidated financial statements and condensed footnotes and associated description of events are of Pensat
        International Communications, Inc. for pre-merger periods and of the surviving consolidated entity for post merger periods.

        The accompanying interim condensed consolidated financial statements reflect all adjustments, consisting of normal recurring accruals, which we believe are necessary to present fairly the financial position, results of operations, and cash flows for CDX for the respective periods presented. Certain information and footnote disclosures normally included in the annual consolidated financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to the standards for interim financial statements. These interim condensed consolidated financial statements should be read in conjunction with the financial statements of Pensat International
        Communications,

                                      F-7
                                       50

        Inc. on Form 8-K filed on April 27, 2001. The consolidated balance sheet at June 30, 2000 included herein was derived from our audited consolidated financial statements, but does not include all disclosures required under generally accepted accounting principles. Certain amounts in the prior period's consolidated financial statements have been reclassified to conform with the current period presentation.

        (C) Organization

        Pensat International Communications, Inc. was incorporated in Pennsylvania on November 3, 1995 and reincorporated in Delaware on March 26, 1997. Pensat
        International Communications, Inc. was merged into Pensat Inc., a wholly owned subsidiary of CDX on February 9, 2001. Pensat Inc. was incorporated in Nevada on January 26, 2001.

        The Company is a multinational facilities-based telecommunications provider that offers a broad range of services to its wholesale and retail customers.
        The Company has developed the Global Consortium Network, a strategic alliance of communications products and services. The Company is headquartered in
        Washington, D.C. and operates in one business segment.

        (D) Principles of consolidation

        Pensat has two majority owned (99%) subsidiaries in Spain, and wholly-owned
        (or majority owned) subsidiaries in the Middle East (51%), Latin America
        (100%) and North America (100%). Pensat's business in the US is primarily conducted directly by Pensat Inc. Prior to June 30, 2000, Pensat followed a December 31 fiscal year end. The accompanying consolidated financial statements include accounts of the Company and these subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

        (E) Fiscal Year

        As a result of the merger with CDX, Pensat has adopted the fiscal year of its parent ending on June 30.

NOTE 2- REVERSE MERGER WITH PENSAT, INC.

        Pursuant to an Agreement and Plan of Merger dated January 12, 2001, between
        Pensat International Communications, Inc. a Delaware corporation ("Pensat")
        and CDX, Pensat merged with and into Pensat Inc., a newly formed subsidiary of CDX, such that Pensat Inc. is the surviving corporation. As a result of this merger, Pensat's shareholders effectively acquired control of CDX.
        CDX intends to continue operating the Pensat business and using the Pensat assets through its wholly-owned subsidiary, Pensat Inc.

        As consideration for the merger, Pensat shareholders were granted the right to receive an aggregate of 110,000,000 shares of CDX's common stock in exchange for their common shares in Pensat. One half of such shares were issuable to Pensat shareholders when the merger became effective. An additional twenty-five percent (25%) of the 110,00,000 shares have been released and transferred to Pensat shareholders pursuant to Pensat meeting certain conditions of the agreement. The balance will be released and transferred to Pensat shareholders upon the satisfaction of the remaining conditions. These shares have not been registered under the U.S. Securities Act of 1933. The Pensat shares were automatically cancelled and are no longer outstanding.

        The exchange ratio of CDX shares to Pensat shares of 94.024487 to 1 was determined by dividing the total number of common shares of CDX to be issued to the Pensat shareholders at the effective date of the merger (110,000,000 shares) by the number of Pensat stock issued and outstanding just prior to the effective date of the merger.

        At the effective time of the merger, each warrant or option granted by Pensat to purchase shares of Pensat common stock which was outstanding and unexercised immediately prior thereto ceased to represent the right to acquire shares of Pensat common stock and was automatically converted to a warrant or option to purchase shares of CDX common stock in an amount and at an exercise price determined by applying the exchange ratio as a multiplier to the share amount and as a denominator to the exercise price.

                                      F-8
                                       51

        The following chart shows the effect of the merger as well as other events discussed elsewhere in these notes on the capital accounts of CDX and Pensat.

PENSAT INTERNATIONAL COMMUNICATIONS, INC.                            Shares            $ Amount

Class A Convertible Redeemable Preferred Stock
   Issued and outstanding at June 30, 2000                           20,600          $   2,060,000
   Redemption of shares                                                (500)               (50,000)
  Converted to common stock immediately prior
   to the merger (1.333 to 1)                                       (20,100)            (2,010,000)
   Issued and outstanding at March 31, 2001                               -          $           -
                                                                  ===========        ================

Class B Convertible Preferred Stock.
   Issued and outstanding at June 30, 2000                           18,575          $         186
   Issuance of preferred shares                                       3,571                     35
  Shares converted to common stock immediately prior
   to the merger  (1.5 to 1)                                        (22,146)                  (221)
   Issued and outstanding at March 31, 2001                               -          $           -
                                                                  ===========        ================

Class A Common Stock
  Issued and outstanding at June 30, 2000                         1,047,974          $      10,480
  Shares issued                                                      61,923                    619
  Shares of convertible preferred stock converted
   to common shares immediately prior to the merger                  60,011                    600
   Shares converted to CDX common shares                         (1,169,908)               (11,699)
   Issued and outstanding at March 31, 2001                               -          $           -
                                                                 ============        ================

Additional Paid-in Capital
   Balance at June 30, 2000                                                          $  16,524,387
   Value of stock warrants issued with notes payable                                     2,386,901
   Dividends on Series A preferred stock                                                   (72,373)
   Capital contributed - Series B Preferred Stock                                          499,965
   Capital contributed - Class A Common Stock                                            4,121,711
   Conversion Class A Convertible Redeemable Preferred Stock
     and Class A Convertible Preferred Stock to common stock
     immediately prior to the merger.                                                    2,009,621
   Shares converted to the right to receive common shares of CDX                            11,699
   Balance at March 31, 2001                                                         $  25,481,911
                                                                                     ================

                                      F-9
                                       52

CDX.COM INCORPORATED - UNCONSOLIDATED                              Shares           $ Amount

Common Stock
   Issued and outstanding at June 30, 2000                       4,888,093        $    48,881
   Shares issued pursuant to a registration statement
    on Form S-8, Note 3                                          7,111,906             71,119
   Shares issued pursuant to declaration of 2 1/3 to 1
    stock dividend, Note 3                                      28,000,001            280,000
   Shares issued pursuant to the terms of the merger           110,000,000          1,100,000
   Shares issuable to Pensat shareholders held pursuant
    to terms of the merger                                     (27,500,000)          (275,000)
   Shares issued pursuant to private offering, Note 3            2,565,787             25,658
   Shares issued upon conversion of certain debt, Note 3         3,177,716             31,777
   Shares issued and outstanding as of March 31, 2001          128,243,447       $  1,282,435
                                                               ============       =============

Shares Held Pending Release, Note 2
   Shares held pending release as of June 30, 2000                       -       $          -
   Shares issuable to Pensat shareholders held pursuant
    to terms of the merger                                      27,500,000       $    275,000
                                                               ============       =============
Additional Paid-in Capital
   Balance at June 30, 2000                                                      $  4,771,798
   Capital contributed - Class A Common Stock, Form S-8, Note 3                       497,833
   Capital contributed - Class A Common Stock, 2 1/3 to 1 stock
    dividend, Note 3                                                                 (280,000)
   Capital contributed - Class A Common Stock , Note 2                              7,900,000
   Reclass CDX accumulated deficit to additional paid-in capital                   (5,412,744)
   Capital contributed - Class A Common Stock ,"506" offering, Note 3                 949,343
   Capital contributed - Class A Common Stock , conversion of certain
    debt, Note 3                                                                    2,351,510
   Balance at March 31, 2001                                                     $ 10,777,740
                                                                                 ===============

CDX.COM INCORPORATED - CONSOLIDATED                                                  $ Amount

Accumulated Deficit
   CDX Balance at June 30, 2000                                                  $ (5,368,741)
   CDX Net loss for the period - premerger                                            (44,003)
   Reclass CDX accumulated deficit to additional paid-in capital                    5,412,742
   Pensat Balance at June 30, 2000                                                (48,850,593)
   Consolidated net loss for the nine months ended March 31, 2001                 (13,130,399)
   Consolidated Balance at March 31, 2001                                        $(61,980,994)
                                                                                 ===============

NOTE 3 - CAPITAL STOCK

        (A) Amendment to Increase Authorized Shares

                On January 5, 2001, the Company amended its articles of incorporation by substituting the authorization of 500,000,000 shares of common stock for the 10,000,000 shares that were previously authorized.

        (B) Stock Dividend

                On January 5, 2001, the Board of Directors approved a 2 1/3 for 1 stock split in the form of a stock dividend with a record date of January
        23, 2001. The payment date of the stock dividend was January 24, 2001. All record owners of CDX.COM, Inc. stock at the close of business on January
        23, 2001 were entitled to the additional shares from the stock dividend.

        (C) Private Offering - Unregistered Securities

                During the quarter ended March 31, 2001, the Company commenced a
        Private Offering of securities. In this Offering, the Company sold 2,565,787
        Units (the "Units"). Each Unit consists of one share of the Company's Common

                                      F-10
                                       53

        Stock and a Warrant to purchase one share of the Company's common stock.
        The Units were sold for an aggregate cash purchase price of $975,000. The
        Company did not pay commissions on the transaction. The Units were offered and issued to a limited number of accredited investors in a transaction that the Company believes was exempt from registration under Rule 506.

        (D) Sale of Registered Securities

                On January 12, 2001 the Company, under form S-8, registered for sale
        7,111,906 shares of common stock of the Company, which were issued to certain employees of the Company as compensation for services rendered.

        (E) Unregistered Securities issued upon the conversion of certain debt.

                On February 21, 2001, Pensat entered into a release and settlement agreement with a certain vendor whereby the parties agreed to dismiss an outstanding suit against Pensat with prejudice.

                Pursuant to this agreement Pensat's debt to the vendor of $2.3 million was converted into shares of common stock of CDX at a conversion ratio of
        $.75 per share, or a total of 3,066,666 shares. Additionally, Pensat transferred to the vendor any claims, causes of action and all other rights, which it has against a third party. That third party is subject to a bankruptcy proceeding.
        Pensat also agreed to execute a $9,300,000 consent judgment in favor of the vendor, which shall be held in escrow pending default by the Company as defined in the agreement.

                Pensat has converted an additional $83,287 amount of debt and other liabilities to CDX common stock at a conversion ratio of $0.75 per share during the third quarter.

NOTE 4 - Convertible debenture

                At June 30, 2000 and December 31, 2000, the Company was indebted in the amount of $275,000 and $1,025,000, respectively, under a convertible debenture. During the quarter ended March 31, 2001, as a part of the agreements regarding Pensat's merger with CDX, $1,000,000 of the $1,025,000 convertible debenture was assigned to CDX as payee and Pensat remaining as debtor to
        CDX. The $1,000,000 million constitutes a contribution to CDX's additional paid in capital and CDX has no liability for the $1,000,000.

NOTE 5 - GOING CONCERN

                The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has a working capital deficiency of $(40,932,730) and a deficiency in stockholder's equity of $(24,168,284). Accordingly its ability to continue as a going concern is dependent on obtaining capital and financing for its principal operations.
        The Company plans to secure financing for its ongoing operations through the sale of its common stock and issuance of debt. However, there is no assurance that it will be successful in its efforts to raise capital or secure other financing. These factors among others may indicate that the
        Company may be unable to continue as a going concern for a reasonable period of time.

                                      F-11
                                       54

                    PENSAT INTERNATIONAL COMMUNICATIONS, INC.

                  TITLE                                                     PAGE

INDEPENDENT AUDITOR'S REPORT...................................................56

CONSOLIDATED FINANCIAL STATEMENTS

                                      F-12
                                       55

                          Independent Auditor's Report

Board of Directors
PENSAT INTERNATIONAL COMMUNICATIONS, INC.
Washington, D.C.

We have audited the accompanying Consolidated Balance Sheet of PENSAT INTERNATIONAL
COMMUNICATIONS, INC. as of June 30, 2000, and the related Consolidated Statement of Operations, Comprehensive Loss, Deficiency in Stockholders' Equity, and Cash
Flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards.
Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.
An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of PENSAT
INTERNATIONAL COMMUNICATIONS, INC. as of June 30, 2000, and the consolidated results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that PENSAT INTERNATIONAL
COMMUNICATIONS, INC. will continue as a going concern. As more fully described in
Note 2, the Company has incurred recurring operating losses and has a working capital deficiency of approximately $40,996,000 at June 30, 2000. The Company is also in default on certain notes payable and other liabilities. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

/s/ Aronson, Fetridge & Weigle
Rockville, Maryland
April 20, 2001

                                      F-13
                                       56

                    PENSAT INTERNATIONAL COMMUNICATIONS, INC.
                           CONSOLIDATED BALANCE SHEETS
                       JUNE 30, 2000 AND DECEMBER 31, 2000

                                     ASSETS
                                                                                          December 31,
                                                                          June 30,            2000
                                                                            2000          (Unaudited)
CURRENT ASSETS
   Cash and cash equivalents                                          $    110,703      $    113,094
   Accounts receivable - trade, net of $201,838 and $153,299
         allowance for uncollectible accounts at June 30 and
         December 31, 2000                                               1,314,234         4,472,058
   Prepaid expenses and other current assets                               743,457           783,869
   Deferred financing costs, net of accumulated amortization
         of $7,669,110 and $8,334,792 at June 30 and December
         31, 2000                                                          715,682           289,845
         Total current assets                                            2,884,076         5,658,866

PROPERTY AND EQUIPMENT, NET                                              6,109,975         8,861,725

OTHER ASSETS
   Cash - restricted                                                       156,601           161,419
   Construction in process                                               4,704,727                 -
   Deposits and other assets                                               451,677           458,459
         Total other assets                                              5,313,005           619,878

TOTAL ASSETS                                                          $ 14,307,056      $ 15,140,469
                                                                     ===============   ===============

The accompanying Notes to Consolidated Financial Statements are an integral part of these financial statements.

                                      F-14
                                       57

                    PENSAT INTERNATIONAL COMMUNICATIONS, INC.
                           CONSOLIDATED BALANCE SHEETS
                       JUNE 30, 2000 AND DECEMBER 31, 2000

               LIABILITIES AND DEFICIENCY IN STOCKHOLDERS' EQUITY
                                                                                                            December 31,
                                                                                            June 30,            2000
                                                                                              2000          (Unaudited)
CURRENT LIABILITIES
   Notes payable                                                                      $    29,659,445  $    29,259,152
   Current portion of capital lease obligations                                               925,648        1,154,063
   Accounts payable and accrued liabilities                                                11,018,678       16,416,333
   Deferred revenue                                                                           941,856          611,428
   Due to related parties                                                                   1,491,597        1,252,315

         Total current liabilities                                                         44,037,224       48,693,291

NONCURRENT LIABILITIES, NET OF CURRENT PORTION
   Notes payable                                                                               41,685           33,045
   Capital lease obligations                                                                  350,410          612,334

         Total noncurrent liabilities                                                         392,095          645,379

         Total liabilities                                                                 44,429,319       49,338,670

COMMITMENTS AND CONTINGENCIES                                                                      -                -

Series A Convertible Redeemable Preferred Stock, $.01 par value, 25,000 shares
    authorized, 20,600 shares issued and outstanding                                        2,060,000        2,060,000

DEFICIENCY IN STOCKHOLDERS' EQUITY
Preferred Stock
   Class A preferred stock, $.01 par value, 100,000 shares authorized. 25,000
       shares authorized to be issued as Series A Preferred Stock                                  -                -
   Class B preferred stock, $.01 par value, 50,000 shares authorized. Series B convertible 18,575 and 22,146 shares issued and outstanding at June 30 and
       December 31, 2000                                                                          186              221
Common Stock
   Class A, $.01 par value, 3,000,000 shares authorized, 1,047,974 and 1,083,871
       shares issued and outstanding at June 30 and December 31, 2000                          10,480           10,839
   Additional paid-in capital                                                              16,524,387       22,713,155
   Accumulated deficit                                                                    (48,850,593)     (59,214,074)
   Accumulated other comprehensive income                                                     133,277          231,658

       Total deficiency in stockholders' equity                                           (32,182,263)     (36,258,201)

TOTAL LIABILITIES AND DEFICIENCY IN STOCKHOLDERS' EQUITY
                                                                                      $    14,307,056  $    15,140,469
                                                                                      ================ ================

The accompanying Notes to Consolidated Financial Statements are an integral part of these financial statements.

                                      F-15
                                       58

                    PENSAT INTERNATIONAL COMMUNICATIONS, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      FOR THE YEAR ENDED JUNE 30, 2000 AND
                     THE SIX MONTHS ENDED DECEMBER 31, 2000

                                                                                      December 31,
                                                                    June 30,             2000
                                                                      2000            (Unaudited)
REVENUE
   Telecommunications services                                   $  19,523,322       $  14,186,665

OPERATING EXPENSES
   Cost of revenues                                                 20,386,747          13,816,165
   Selling, general and administrative expenses                     17,445,119           5,226,710
   Depreciation and amortization                                       980,323             820,927

       Total operating expenses                                     38,812,189          19,863,802

OPERATING LOSS                                                     (19,288,867)         (5,677,137)

OTHER EXPENSE
   Accretion charges                                                (4,940,180)         (2,410,017)
   Interest expense                                                 (3,577,810)         (1,982,045)
   Other                                                            (3,608,612)           (294,282)

       Total other expense                                         (12,126,602)         (4,686,344)

NET LOSS                                                         $ (31,415,469)      $ (10,363,481)
                                                                =================    ===============

NET LOSS PER SHARE OF COMMON STOCK - BASIC                       $      (30.13)      $       (9.78)
                                                                =================    ===============

The accompanying Notes to Consolidated Financial Statements are an integral part of these financial statements.

                                      F-16
                                       59

                    PENSAT INTERNATIONAL COMMUNICATIONS, INC.
                  CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
                      FOR THE YEAR ENDED JUNE 30, 2000 AND
                     THE SIX MONTHS ENDED DECEMBER 31, 2000

                                                                                  December 31,
                                                                 June 30,             2000
                                                                   2000           (Unaudited)

NET LOSS                                                       $ (31,415,469)    $ (10,363,481)

OTHER COMPREHENSIVE INCOME
   Foreign currency translation                                      133,277            98,381

COMPREHENSIVE LOSS                                             $ (31,282,192)    $ (10,265,100)
                                                               ===============   ===============

The accompanying Notes to Consolidated Financial Statements are an integral part of these financial statements.

                                      F-17
                                       60

                    PENSAT INTERNATIONAL COMMUNICATIONS, INC.
          CONSOLIDATED STATEMENTS OF DEFICIENCY IN STOCKHOLDERS' EQUITY
                      FOR THE YEAR ENDED JUNE 30, 2000 AND
                     THE SIX MONTHS ENDED DECEMBER 31, 2000
                                                                                                                   December 31,
                                                                                                 June 30,             2000
                                                                                                   2000            (Unaudited)

PREFERRED STOCK
CLASS B
   Shares issued and outstanding, beginning of period                                                     -              18,575
   Shares issued                                                                                      18,575              3,570
   Shares issued and outstanding, end of period                                                       18,575             22,146
                                                                                             ===============    ===============

   Amount issued and outstanding at $.01 par value, beginning of period                      $      -           $           186
   Amount issued                                                                                         186                 35
   Amount issued and outstanding at $.01 par value, end of period                                        186                221

COMMON STOCK
CLASS A
   Shares issued and outstanding, beginning of period                                              1,047,653          1,047,974
   Shares issued                                                                                         321             35,897
   Shares issued and outstanding, end of period                                                    1,047,974          1,083,871
                                                                                             ===============    ===============

   Amount issued and outstanding at $.01 par value, beginning of period                      $        10,477    $        10,480
   Amount issued                                                                                           3                359
   Amount issued and outstanding at $.01 par value, end of period                                     10,480             10,839

ADDITIONAL PAID-IN CAPITAL
   Balance, beginning of period                                                                    8,175,881         16,524,387
     Value of stock warrants issued with warrants  notes payable                                   4,815,506          2,034,180
     Dividends on Series A preferred stock                                                          (149,700)           (61,798)
   Capital contributed - Series B Preferred Stock                                                  2,484,880            499,965
   Capital contributed - Class A Common Stock                                                      1,197,820          3,716,421
   Balance, end of period                                                                         16,524,387         22,713,155

ACCUMULATED DEFICIT
   Balance, beginning of period                                                                  (17,435,124)       (48,850,593)
   Net loss                                                                                      (31,415,469)       (10,363,481)
   Balance, end of period                                                                        (48,850,593)       (59,214,074)

ACCUMULATED OTHER COMPREHENSIVE INCOME
       Balance, beginning of period                                                                       -             133,277
       Foreign currency translation adjustment                                                       133,277             98,381
          Balance, beginning of period                                                               133,277            231,658
TOTAL DEFICIENCY IN STOCKHOLDERS' EQUITY                                                     $   (32,182,263)   $   (36,258,201)
                                                                                             ================   ================

The Accompanying Consolidated Financial Statements are an integral part of these financial statements.

                                      F-18
                                       61

                    PENSAT INTERNATIONAL COMMUNICATIONS, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                      FOR THE YEAR ENDED JUNE 30, 2000 AND
                     THE SIX MONTHS ENDED DECEMBER 31, 2000

                                                                                                                   December 31,
                                                                                                June 30,               2000
                                                                                                  2000             (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
   Net loss                                                                                   $(31,415,469)       $(10,363,481)
   Adjustments to reconcile net loss to net cash used in operating activities
       Depreciation and amortization                                                              980,323             820,927
       Amortization of deferred financing costs                                                 4,940,180           2,410,017
       Impairment adjustment for property and equipment                                         4,118,332                  -
       (Increase) in                                                                                                       -
         Accounts receivable - trade                                                            1,808,104          (3,157,826)
         Prepaid expenses and other current assets                                                119,053             378,643
       Increase in
         Accounts payable and accrued liabilities                                              11,547,328           7,789,897
         Deferred revenue                                                                        (701,191)           (330,428)

         Net cash used in operating activities                                                 (8,603,340)         (2,452,251)

CASH FLOWS FROM INVESTING ACTIVITIES
   Payments for debt finance fees                                                                       0             (30,000)
   Purchase of property and equipment                                                          (2,974,298)         (2,602,373)

         Net cash provided in investing activities                                             (2,974,298)         (2,632,373)

CASH FLOWS FROM FINANCING ACTIVITIES
   Proceeds from notes payable                                                                 16,827,534           2,962,910
   Repayment of notes payable                                                                  (8,479,429)         (1,786,756)
   Repayment of capital leases                                                                   (875,377)           (390,050)
   Proceeds from issuance of preferred stock                                                    2,484,883             500,000
   Proceeds from issuance of common stock                                                       1,198,006           3,716,780
     Effect of exchange rate changes on cash                                                      133,277              98,381
   Cash payment preferred stock dividends                                                         (44,400)            (14,250)

         Net cash provided by financing activities                                             11,244,494           5,087,015

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS                                             (333,144)              2,391

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                                                    443,847             110,703

CASH AND CASH EQUIVALENTS, END OF PERIOD                                                $         110,703   $         113,094
                                                                                        ==================  ==================

NONCASH INVESTING AND FINANCING ACTIVITIES
   Capital lease obligations incurred                                                   $         388,292   $         972,782
                                                                                        =================   =================

CASH PAID FOR INTEREST                                                                  $         465,291   $         115,445
                                                                                        =================   =================

The accompanying Notes to Consolidated Financial Statements are an integral part of these financial statements.

                                      F-19
                                       62

                    PENSAT INTERNATIONAL COMMUNICATIONS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 JUNE 30, 2000 AND DECEMBER 31, 2000 (UNAUDITED)

NOTE 1 - ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

          (A)   Organization

                Pensat International Communications, Inc. (the Company) was incorporated in Pennsylvania on November 3, 1995 and reincorporated in Delaware on
          March 26, 1997.  The Company is a multinational facilities-based telecommunications provider that offers a broad range of services to its wholesale and retail customers.  The Company has developed the Global Consortium Network, a strategic alliance of communications products and services.  The Company is headquartered in Washington, D.C. and operates in one business segment.

          (B)   Principles of consolidation

                The Company has two majority owned (99%) subsidiaries in Spain, and wholly-owned (or majority owned) subsidiaries in the Middle East, Latin
          America (75%) and North America (51%).  The business in the US was primarily conducted directly by the parent company (Pensat International Communications,
          Inc.).  The US subsidiary's operations reflected in the accompanying Statement of Operations were immaterial and it ceased operations in early 2000.  Where the Company holds less than 100% of a subsidiary's ownership, but has funded operating losses, it has consolidated the entire operating results without allocating a portion of the losses to the minority interest.  The accompanying consolidated financial statements include accounts of the Company and these subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

          (C)   Use of estimates

                The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

          (D)   Revenue recognition

                Revenue from providing telecommunication services is recognized when services are rendered based on usage of the Company's networks and facilities.
          At June 30 and December 31, 2000, deferred revenue represents prepaid calling card transactions where the telecommunication service had not yet been provided.

                                      F-20
                                       63

                    PENSAT INTERNATIONAL COMMUNICATIONS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 JUNE 30, 2000 AND DECEMBER 31, 2000 (UNAUDITED)

NOTE 1 - ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

          (E)   Business and credit concentrations

                The Company is developing telecommunication services in South America,
          Europe and the Middle East.  Each location has a unique and distinct market, operating environment, and local economy.  There are potential risks unique to operating in foreign countries, such as regulatory compliance, contractual restrictions, labor laws, exportation, nationalization, and political, economic or social instability.

                The Company provides telecommunications products and services to a limited number of larger customers.  As of June 30 and December 31, 2000, three and two customers comprised $963,000 and $1,607,000, respectively, of the total trade receivables.  For the year ended June 30, 2000 and the six months ended December 31, 2000, approximately 47% and 41%, respectively, of total revenues were derived from two and three customers, respectively, one of whom ceased operations early in 2000.  The Company has expanded its customer base to compensate for the loss of this customer.

          (F)   Letter of credit

                The Company has an unconditional and irrevocable $150,000 commercial letter of credit issued to secure rent for the Company's Washington, D.C.
          office.  The letter of credit is secured by a $150,000 certificate of deposit, plus interest, that is reported as restricted cash on the accompanying balance sheets.  Management believes that the financial risk associated with the certificate of deposit is minimal.

          (G)   Cash and cash equivalents

                The Company considers all investments with a maturity of three months or less at acquisition to be cash equivalents.  At times, the Company may maintain cash balances that exceed federally insured limits.  The Company does not believe that this results in any significant credit risk.  At
          June 30 and December 31, 2000, the Company had approximately $106,463 and $36,605, respectively, of cash in foreign bank accounts which is subject to the inherent risks in those countries.

          (H)   Property and equipment

                Property and equipment are stated at original cost and depreciated using the straight-line method over the estimated useful lives of the assets, which range from three to seven years.  Leasehold improvements are generally amortized using the straight-line method over the term of the lease.  Amortization of capital leases is included in depreciation expense.  At June 30 and December 31, 2000, property and equipment with a net book value of approximately $1,022,969 and $3,153,931, respectively, was located in foreign countries which is subject to the inherent risks in those countries.

                                      F-21
                                       64

                    PENSAT INTERNATIONAL COMMUNICATIONS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 JUNE 30, 2000 AND DECEMBER 31, 2000 (UNAUDITED)

NOTE 1 - ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

          (I)   Foreign currency transaction

                  The Company's functional and reporting currency is the United States dollar.  Transactions at the Company's subsidiaries may be denominated in the currency of the country in which the subsidiary operates.  The
          Company may also hold assets and liabilities denominated in a foreign currency  The assets and liabilities of the Company's foreign operations are translated at rates of exchange in effect at the balance sheet date, and revenue, expenses, gains and losses are translated at the average rates of exchange for the period. Gains and losses resulting from translation are accumulated as a separate component of stockholders' equity until the foreign entity is sold or liquidated.

          (J)   Advertising costs

                It is the Company's policy to expense advertising costs as incurred.
          Advertising expense was $307,088 and $126,528, respectively, for the year ended June 30, 2000 and the six months ended December 31, 2000.

          (K)   Deferred financing costs and accretion charges

                Deferred financing costs consist of debt placement and loan fees and the imputed value of warrants issued in connection with warrant notes payable.  These charges are amortized using the straight-line method over the debt repayment period, all of which are due within one year.  Debt placement and loan fees are amounts paid to third parties in connection with securing the debt or loan.  Amortization expense related to debt placement and loan fees is included in Other Expense on the Statements of Operations (Note 1(N)).

                The imputed value of warrants is a non-cash charge to recognize the value of warrants issued in connection with warrant notes payable issued to obtain additional financing for the Company.  The value of the warrants is determined based on the terms of the warrants, including term of the warrant and net strike price, and is recognized as a deferred charge when the notes are issued.  See Note 6 for additional information regarding the
         Warrants.  The deferred charge is amortized to expense as Accretion Charges on the Statements of Operations.  The offset to the deferred charge is an increase to Additional Paid-In Capital.

          (L)   Construction in process

                Construction in process relates to telecommunications equipment financed through a vendor (Note 10(A)) that had not been placed in service at June 30, 2000.  In October 2000, this equipment was returned to the vendor.

                                      F-22
                                       65

                    PENSAT INTERNATIONAL COMMUNICATIONS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 JUNE 30, 2000 AND DECEMBER 31, 2000 (UNAUDITED)

NOTE 1 - ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

          (M)   Income taxes

                The Company accounts for income taxes using the liability method.
          Under the liability method, deferred income taxes are recognized for temporary differences between financial statement and income tax bases of assets and liabilities and loss carryforwards for which income tax benefits are expected to be realized in future years.

          (N)   Other expense

                Other expense on the Statements of Operations consists of amortization expense related to debt placement and loan fees, and impairment charges related to property and equipment. For the year ended June 30, 2000 and the six months ended December 31, 2000, amortization expense related to debt placement and loan fees totaled $20,625 and $277,500, respectively.
          For the year ended June 30, 2000, other expense also includes the write-off of the costs of certain retail billing software in the amount of $2,000,000 because the Company did not anticipate that it would be able to effectively use the software.  In addition, other expense for the year ended June 30,
          2000 includes $1,577,054 resulting from the write-down of the value of certain equipment that the Company determined that it would not be able to use and the write-off of capitalized design and engineering expenses for certain network and operations projects that were terminated as a part of the Company's expense reduction program during 2000.  The balance of
          $10,933 and $16,782 for the year ended June 30, 2000 and the six months ended December 31, 2000, respectively, consisted of other miscellaneous transactions.

         (O)    Loss per share

                Basic loss per share of common stock is based on the weighted-average number of common shares outstanding after adjustment for preferred stock dividend requirements.  Diluted loss per share is not presented because the effect of convertible securities or common stock equivalents would not be antidilutive.  Dilutive securities that would be applicable in computing diluted earnings per share consist of convertible preferred stock, warrants and stock options.

NOTE 2 - FINANCIAL RESULTS AND LIQUIDITY

          From inception, the Company has built infrastructure and deployed resources in anticipation of future growth and, as a result, has not generated cash flows from operations.  The Company has financed its operations to date primarily through private sales of equity securities, advances from an affiliated company, short-term notes placed with private investors, vendor liabilities and the leasing of fixed assets.

                                      F-23
                                       66

                    PENSAT INTERNATIONAL COMMUNICATIONS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 JUNE 30, 2000 AND DECEMBER 31, 2000 (UNAUDITED)

NOTE 2 - FINANCIAL RESULTS AND LIQUIDITY (CONTINUED)

          As of June 30, 2000 and December 31, 2000, the Company is in default on approximately $32.6 million and $35.5 million, respectively, of notes payable and other liabilities.  The company is currently in negotiation with the noteholders and vendors regarding these liabilities.  The Company has proposed a conversion plan to the noteholders and vendors regarding these obligations.  See further comments under Note 10 (A), (B), and (C).

          In the future, additional funding and liquidity will be required to implement the Company's business plan, and to fund losses until the Company generates positive cash flow.  While there is no assurance that funding will be available to execute the plan, the Company is continuing to seek financing and is exploring a number of alternatives in this regard.

          Management believes that, despite the uncertainty regarding future cash flows and liquidity, it has a business plan that, if successfully funded and executed, can significantly improve operating results and provide the necessary liquidity to sustain future growth.

NOTE 3 - PROPERTY AND EQUIPMENT

          At June 30 and December 31, 2000, property and equipment consists of the following:

                                                                                               December 31,
                                                                            June 30,               2000
                                                                              2000             (Unaudited)

              Leasehold improvements                                     $      316,675      $     550,403
              Furniture and fixtures                                          1,500,260          1,628,056
              Vehicles                                                           79,833             79,833
              Telecommunications equipment                                    5,405,637          8,822,346
                 Total                                                        7,302,405         11,080,638
              Less:  Accumulated depreciation and amortization               (1,192,430)        (2,218,913)

                 Total                                                   $    6,109,975      $   8,861,725
                                                                         ===============    ===============

                                      F-24
                                       67

                    PENSAT INTERNATIONAL COMMUNICATIONS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 JUNE 30, 2000 AND DECEMBER 31, 2000 (UNAUDITED)

NOTE 3 - PROPERTY AND EQUIPMENT (CONTINUED)

          The cost of property and equipment under capital leases aggregated $1,850,799 and $2,733,814, respectively, at June 30 and December 31, 2000.  The accumulated amortization related to assets under capital leases was $520,255 and $773,487, respectively, at June 30 and December 31, 2000.  Amortization expense related to assets under capital leases totaled $354,441 and $253,232, respectively, for the year ended June 30, 2000 and the six months ended December 31, 2000.

NOTE 4 - RELATED PARTY TRANSACTIONS

          (A)   Transactions with an affiliated company

                From inception, the Company has received substantial funding in the form of advances, assumptions of liabilities, and payments on its behalf from a company that is a significant stockholder of the Company.  This funding has provided working capital to operate, develop and execute the
          Company's business plan.  As of June 30 and December 31, 2000, $1,249,962 and $1,252,315, respectively, is due to this affiliate related to these transactions, including amounts due in accordance with the marketing services agreement referred to below plus $410,126 and $434,545, respectively, of warrant notes payable (Note 10(C)) at June 30 and December 31, 2000.  This liability is included on the balance sheets as due to related parties.

                The Company intends to repay the amount owed to the affiliate from the proceeds of future long-term third party financing or through future operating cash flows, when sufficient.

          (B)   Marketing services agreement

                The Company entered into a marketing services agreement (the Agreement)
          with the affiliated company described in Note 4 (A), above in November
          1995 for the purpose of receiving international marketing services directed towards the telecommunications industry.  The term of the Agreement is three years with automatic annual renewals unless cancelled by either party with six months written notice.  The Agreement provided for fixed monthly fees of $51,000 and additional commissions based on the annual sales volume of customers directed to the Company.  In December 1997, the Agreement was
          amended to provide for fixed monthly fees of $100,000.  In February 2000, the Company and the affiliate terminated the Agreement.

                Effective in March 2000, the Company entered into a new marketing services agreement with another company, which is under common control with the affiliated company described in Note 4 (A), above, requiring a fixed fee of $14,000 per month.  The fixed monthly payment was increased to $25,000 effective in October 2000.

                                      F-25
                                       68

                    PENSAT INTERNATIONAL COMMUNICATIONS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 JUNE 30, 2000 AND DECEMBER 31, 2000 (UNAUDITED)

NOTE 4 - RELATED PARTY TRANSACTIONS (CONTINUED)

          (B)   Marketing services agreement (continued)

                For the year ended June 30, 2000 and the six months ended December
          31, 2000, the Company incurred $806,000 and $117,000, respectively, of marketing expense associated with the agreements.

          (C)   Due to officer

                At June 30, 2000, the Company owed $241,634 to an officer for advances to the Company and amounts paid by the officer on behalf of the Company and including $151,568 of warrant notes payable (Note 10(C)).  A portion of the amount owed was non-interest bearing and without specific repayment terms.  In September 2000 the amounts due the officer were assumed by the affiliated company referred to in Note 4 (A) above and are included in the amounts due the affiliated company as of December 31, 2000.

NOTE 5 - INCOME TAXES

          For the year ended June 30, 2000, and the six months ended December 31, 2000, the benefit for income taxes was calculated at Federal and state statutory rates as follows:

                                                                                             December 31,
                                                                             June 30,           2000
                                                                               2000          (Unaudited)

                 Net loss before income tax benefit                     $    34,721,126     $    10,008,502
                                                                        ================    ===============

                 Federal income tax benefit, at statutory rates         $    11,800,000     $     3,400,000
                 State income tax benefit, net of federal effect              1,490,000             430,000
                 Change in valuation allowance                              (13,290,000)         (3,830,000)

                     Total income tax benefit                           $             -     $             -
                                                                        ================    ===============

          A deferred income tax benefit results from temporary differences in the recognition of income and expenses for income tax and financial reporting purposes
(Note 1).  The cumulative temporary differences at June 30 and December 31, 2000, totaled $45,026,000 and $55,576,000 for which a deferred tax asset of $17,240,000 and $21,280,000 has been recognized as well as an offsetting valuation allowance of $17,240,000 and $21,280,000.

                                      F-26
                                       69

                    PENSAT INTERNATIONAL COMMUNICATIONS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 JUNE 30, 2000 AND DECEMBER 31, 2000 (UNAUDITED)

NOTE 5 - INCOME TAXES (CONTINUED)

At June 30 and December 31, 2000, the components of such temporary differences are as follows:

                                                                                                       December 31,
                                                                                        June 30,           2000
                                                                                          2000          (Unaudited)

                 Net operating loss carryforwards                                   $    44,617,000  $    55,167,000
                 Other expenses for financial statement purposes in excess of
                     income tax purposes                                                    409,000          409,000

                     Total                                                          $    45,026,000  $    55,576,000
                                                                                    ===============  ===============

At December 31, 2000, the net operating loss carryforward is scheduled to expire as follows:

                  December 31                          Amount

                     2010                        $       172,000
                     2011                              1,035,000
                     2012                              1,425,000
                     2018                              5,438,000
                     2019                             21,847,000
                     2020                             25,250,000

                    Total                        $    55,167,000
                                                 ===============

NOTE 6 - CAPITAL STOCK

(A)      Amendment to reduce authorized shares

                  On January 3, 2000, the Company amended its Articles of Incorporation to reduce the number of its authorized shares of common and preferred stock.
         The amended Articles eliminated the Class B common stock, reduced the authorized
         Class A common stock from 18,500,000 shares to 3,000,000 shares, and reduced the total authorized shares of preferred stock from 1,000,000 shares to
         150,000 shares.  The 150,000 shares of preferred stock have been designated as 100,000 shares of Class A preferred stock and 50,000 shares of Class B preferred stock.

                                      F-27
                                       70

                    PENSAT INTERNATIONAL COMMUNICATIONS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 JUNE 30, 2000 AND DECEMBER 31, 2000 (UNAUDITED)

NOTE 6 - CAPITAL STOCK (CONTINUED)

         (B)      Series A Convertible Redeemable Preferred Stock

                  The Board of Directors of the Company has authorized for issuance
         25,000 shares of Series A Convertible Redeemable Preferred Stock (Series
         A preferred stock) with a $.01 par value from the 100,000 shares of Class
         A Preferred Stock; 20,600 of such shares have been issued at $100 per share.
         Holders of shares of the Series A preferred stock are entitled to receive quarterly dividends payable in cash, in the amount of $1.50 per share.
         Dividends begin to accrue and are cumulative from the date of issuance.
         Accrued but unpaid dividends accrue interest at 6% per annum compounded annually.  The holders of the Series A preferred stock have no voting rights.

                  The outstanding Series A preferred stock may be redeemed, at a stated redemption price of $100 per share, at the option of the Company or the stockholder if the Company has not entered into a qualifying public offering.  The stockholder may exercise their redemption rights during two periods, from April 1, 2000 through May 31, 2000 and from April 1, 2001 through May 31, 2001.  The Company may exercise their redemption rights at any time commencing April 1, 2002.  The stated redemption price is $100 per share plus a preferred return of 20% per annum during the first redemption period and a 25% preferred return per annum during the second redemption period.

                Each share of Series A preferred stock is convertible to 1.11 shares of Class A common stock at the option of the stockholder.  If the Company completes a successful public offering, as defined in the rights and preferences related to the preferred stock, each share of Series A preferred stock will automatically convert into 1.33 shares of Class A common stock.

                The preferred stock agreements originally provided for alternative conversion ratios based upon the status of Class B common stock.  However, the provisions related to the Class B common stock no longer apply as the
         Class B common stock was eliminated as mentioned in Note 6(A).   Effective
         February 9, 2001, the other redemption provisions described above no longer apply as all but 500 shares of the Series A preferred stock were converted to
         Class A common stock in connection with the Company's merger with CDX.Com,
         Incorporated on that date (Note 12).

         (C)      Series B Convertible Preferred Stock

                  The Company has authorized for issuance 50,000 shares of Series
         B Convertible Preferred Stock (Series B preferred stock) with a $.01 par value from the 50,000 shares of Class B Preferred Stock.  As of June 30 and December 31, 2000, 18,575 and 22,146, respectively, of such shares have been issued at $139.98 per share.  The Series B preferred stock does not provide for dividends and the holders of the Series B preferred stock have no voting rights.

                                      F-28
                                       71

                    PENSAT INTERNATIONAL COMMUNICATIONS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 JUNE 30, 2000 AND DECEMBER 31, 2000 (UNAUDITED)

NOTE 6 - CAPITAL STOCK (CONTINUED)

         (C)      Series B Convertible Preferred Stock (Continued)

                 Each share of Series B preferred stock is convertible to one share of Class A common stock at the option of the stockholder.  If the Company completes a successful public offering, as defined in the rights and preferences related to the preferred stock, each share of Series B preferred stock will automatically convert into 1.50 shares of Class A common stock.

(D)      Warrants for Common Stock

                  In connection with notes payable issued in connection with the
         Company's financing activities and for other corporate purposes, the Company has issued warrants to purchase its common stock.  The warrants have terms ranging from three years to ten years and generally provide for the purchase of shares of common stock at specified discounts ranging from no discount to 35%, with net exercise prices ranging from $32.00 to $128.81 per share of Pensat common stock. The number of shares that can be purchased under certain of the warrants is determined by a formula that provides that the number of shares is equal to a dollar value, as specified in each warrant, divided by the price of the fair market value per share.  As a result of the merger with CDX in February 2001 (see Note 12), the fair market value of the Pensat common stock was set at a value of $70.52 for purposes of this calculation.  Should all warrants be exercised, the gross proceeds to the Company would be approximately $28,000,000.  As the warrants are issued, the Company records the value of the warrant as an increase to
         Additional Paid-in Capital and defers the same amount as a deferred financing expense. The deferred financing expense is amortized as a non-cash expense over the life of the related note payable.

                                      F-29
                                       72

                    PENSAT INTERNATIONAL COMMUNICATIONS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 JUNE 30, 2000 AND DECEMBER 31, 2000(UNAUDITED)

NOTE 7 - LOSS PER SHARE

        The following is a reconciliation of the numerators and denominators of the basic net loss per share computations for June 30 and December 31, 2000:

                                                                                       June 30, 2000
                                                                       Loss                Shares         Per Share
                                                                    (Numerator)         (Denominator)       Amount

                Net loss                                         $ (31,415,469)
                Plus dividend on preferred stock                       149,700
                Basic net loss available to
                   common stockholders                           $ (31,565,169)          1,047,680        $ (30.13)
                                                                 ==============          =========        =========

                                                                                 December 31, 2000 (Unaudited)
                                                                       Loss                Shares             Per Share
                                                                    (Numerator)         (Denominator)          Amount

                Net loss                                         $ (10,363,481)
                Plus dividend on preferred stock                        61,800

                Basic net loss available to
                   common stockholders                           $ (10,425,281)           1,065,923           $ (9.78)
                                                                 ==============           =========           ========

NOTE 8 - BENEFIT PLANS

          (A)   Incentive plan

                The Company adopted a long-term incentive plan (the Plan) in March
         1997.  The purpose of the Plan is to provide incentive compensation to employees, non-employees and directors through the granting of stock options.
         The maximum number of shares for which options may be granted under the
         Plan is 200,000 as of June 30 and December 31, 2000.  The maximum dollar amount of cash or the fair market value of any Performance Units that any eligible individual may receive in any calendar year may not exceed $200,000.

                The purchase price per share of each stock option shall not be less than the fair market value of a share on the date the stock options are granted.  Vesting provisions are set forth by the administration committee of the Board of Directors and may differ between employees, nonemployees and directors.  Unless otherwise provided in an option agreement, in the event of a change in control as defined in the Plan, all options outstanding on the date of the control change shall become immediately vested and fully exercisable. As of June 30 and December 31, 2000, 134,137 and 136,137,
         respectively, stock options had been granted under the Plan.

                                      F-30
                                       73

                    PENSAT INTERNATIONAL COMMUNICATIONS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 JUNE 30, 2000 AND DECEMBER 31, 2000 (UNAUDITED)

NOTE 8 - BENEFIT PLANS (CONTINUED)

          (A)   Incentive plan (continued)

                                                                                              Option           Option
                                                                                               Price           Shares

                 Options granted during year ended June 30, 2000                           $   44.36           134,137

                 Outstanding at June 30, 2000                                                  44.36           134,137

                 Options granted six months ended December 31, 2000                            44.36             2,000

                 Outstanding at December 31, 2000                                          $   44.36           136,137

          The Company follows Accounting Principles Board Opinion No. 25 in accounting for stock options.  Accordingly, no compensation cost associated with the options has been recognized.  Had compensation cost for the options been recognized in accordance with Financial Accounting

         Standards Board Statement No. 123, net loss for June 30 and December 31,
         2000 would have been reduced to the pro forma amounts indicated below:

                                                                                                       December 31,
                                                                                         June 30,          2000
                                                                                           2000        (Unaudited)

                 Net loss                                          As reported       $(31,415,469)    $(10,425,279)
                                                                   Pro forma         $(31,415,469)    $(11,226,563)

                 Basic and diluted net loss per share              As reported       $     (30.13)    $      (9.78)
                                                                   Pro forma         $     (30.13)    $     (10.53)

          (B)   401(k) profit-sharing plan

                The Company sponsors a qualified 401(k) profit-sharing plan covering substantially all employees.  Employees may make pre-tax salary reduction contributions to the plan in amounts not to exceed certain limits as provided by Internal Revenue Service regulations.  The Company may make discretionary matching and profit sharing contributions.  The Company did not elect to make any contribution for the year ended June 30, 2000 or for the six months ended December 31, 2000.

                                      F-31
                                       74

                    PENSAT INTERNATIONAL COMMUNICATIONS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 JUNE 30, 2000 AND DECEMBER 31, 2000 (UNAUDITED)

NOTE 9 - LEASES

          (A)   Operating leases

                The Company is obligated, as lessee, under noncancellable operating leases for office space in Washington, D.C., New York, Nebraska, Spain and
         Brazil.  These leases expire at various dates through 2008.  Some leases contain annual escalation clauses for increases in property taxes and general operating and maintenance costs of the buildings based on the pro rata percentage of leased space.  Also the Washington, D.C., New York and Nebraska leases contain annual escalation clause for increases in the base rental amount based on a percentage of the annual increase in the Consumer Price Index.
         These factors are considered to be part of the total minimum lease amounts which are recognized as rent expense over the term of the lease on a pro rata basis.

                In addition, the Company leases certain of its office equipment under operating leases that expire over the next three years.  In most cases, the Company expects that in the normal course of business, operating leases will be renewed or replaced by other operating leases.

                The future minimum payments for all operating leases as of June 30 and December 31, 2000 is as follows:

                                                                          December 31,
                    Period                                June 30,           2000
                    Ending                                  2000          (Unaudited)

                     2001                               $   667,491       $    613,425
                     2002                                   594,259            575,093
                     2003                                   564,109            553,125
                     2004                                   510,336            467,547
                     2005                                   459,302            451,057
                  Thereafter                              1,552,449          1,326,921

                           Total                        $ 4,347,946       $  3,536,111
                                                      ===============    ===============

                Rental expense under operating leases was approximately $984,731 and $497,195, respectively, for the year ended June 30, 2000 and the six months ended December 31, 2000.

          (B)   Capital leases

                In 1999 and 2000, the Company leased equipment under agreements that are classified as capital leases.  The amount necessary to reduce the net minimum lease payments to the present value is calculated at the interest rate implicit in the leases, which is approximately 15%.

                                      F-32
                                       75

                    PENSAT INTERNATIONAL COMMUNICATIONS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 JUNE 30, 2000 AND DECEMBER 31, 2000 (UNAUDITED)

NOTE 9 - LEASES (CONTINUED)

          (B)   Capital leases (continued)

                The following is a schedule by year of future minimum lease payments required under the leases, together with the net present value of minimum lease payments as of June 30 and December 31, 2000:
                                                                                                          December 31,
                    Period                                                                June 30,           2000
                    Ending                                                                  2000         (Unaudited)

                     2001                                                           $       902,384  $     1,203,231
                     2002                                                                   414,271          505,203
                     2003                                                                    64,359          214,330
                     2004                                                                    12,126               -
                          Total minimum lease payments                                    1,393,140        1,923,264
                          Less:  Amount representing interest                               117,082          156,867

                          Present value of future minimum lease payments            $     1,276,058  $     1,766,397
                          Less:  current portion                                            925,648        1,154,063

                          Noncurrent Portion                                        $       350,410  $       645,379
                                                                                    ===============  ===============

NOTE 10 - NOTES PAYBLE

          (A)   Secured vendor note

                In May 1999, the Company entered into a promissory note agreement with a vendor whereby the vendor agreed to provide financing of up to
          $15 million to the Company for the purpose of acquiring equipment and services, and providing working capital.  The note is secured by all tangible property acquired through the proceeds of the note, all intellectual property and similar property of the Company and the proceeds of any consideration received from the disposition of such tangible or intellectual property.
          The note accrued interest at 10.5% per annum through December 20, 1999, the maturity date.  The outstanding principal balance and accrued interest was payable in full on the maturity date.  The Company did not repay the vendor on the maturity date and was thus in default on the note.  The default interest rate is 12.5% per annum.

                                      F-33
                                       76

                    PENSAT INTERNATIONAL COMMUNICATIONS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 JUNE 30, 2000 AND DECEMBER 31, 2000 (UNAUDITED)

NOTE 10 - NOTES PAYBLE (CONTINUED)

          (A)   Secured vendor note (continued)

                 In October 2000, the Company returned equipment to the vendor with an approximate original cost of $5.6 million and a net book value of $4,704,727.
          The vendor has accepted the return of the equipment.  The Company accounted for the equipment return by reducing fixed assets and the amount of the note by the net book value of the equipment.  At June 30 and December 31,
          2000, the balance owed to the vendor, including accrued interest was $16,952,147 and $14,875,000, respectively.  As of April 20, 2001, the Company has not repaid any portion of the note balance and is in negotiations with the vendor regarding the amount of credit due the Company related to the returned equipment and repayment of the debt.  The Company has proposed a plan to the vendor that would convert the majority of the debt to equity and provide an extended payment plan for the balance.

          (B)   Unsecured vendor note

                On December 7, 1999, the Company entered into an unsecured note agreement with a long-distance carrier vendor in the amount of $2,311,276 for the payment of unpaid invoices.  Under the terms of the note, monthly principal payments of $35,000 were to commence on December 8, 1999, with subsequent principal payments due on the first day of each month thereafter.
          The unpaid principal balance was due in full on April 1, 2000.  Interest accrues at 18% per annum on the unpaid principal balance commencing April
          1, 2000.  As of June 30, 2000 and December 31, 2000, the Company had not
          made the required principal payments and was in default on the note.  At
          June 30 and December 31, 2000, the principal balance due under the note plus accrued interest was $2,300,000, which equaled the amount of the settlement described below.

                On November 8, 2000, the vendor filed suit against the Company alleging a contract breach and for nonpayment of the note agreement.  In the suit, the vendor included a claim for contract termination charges covering the remainder of the contract term totaling approximately $7,000,000.  The
          Company disputes these allegations and believes it has meritorious counter claims and defenses regarding both the amount due under the note and the termination charges claim.  On February 21, 2001, the Company and the vendor entered into a release and settlement agreement whereby the parties agree to dismiss the suit with prejudice for the following consideration:

        o   The Company's debt under the note of $2.3 million will be converted into shares of common stock of the Company's publicly traded parent at a conversion ratio of $.75 per share, or a total of 3,066,667 shares.
        o   The Company transfers to the vendor any claims, causes of action and all other rights, which it has against a third party. That third party is subject to a bankruptcy proceeding.
        o   The Company agrees to execute a $9,300,000 consent judgment in favor of the vendor which shall be held in escrow pending a default by the
            Company as defined in the agreement.

                                      F-34
                                       77

                    PENSAT INTERNATIONAL COMMUNICATIONS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 JUNE 30, 2000 AND DECEMBER 31, 2000 (UNAUDITED)

NOTE 10 - NOTES PAYBLE (CONTINUED)

         (C)    Warrant notes payable

                Throughout the year ended June 30, 2000 and the six months ended
          December 31, 2000, the Company issued short-term notes payable to fund its working capital requirements.  As an incentive to the creditor, stock warrants were issued to the note holders.  These warrants grant the holder the right to purchase shares of common stock at a discounted price for a defined period of time after the Company enters into an initial public offering.  The notes are unsecured. An officer of a corporation that is a stockholder of the Company and an officer of the Company have personally guaranteed certain of the notes.  The notes bear interest at rates ranging from 6% to 12%, although certain notes do not bear any interest.

                At June 30 and December 31, 2000, the balance owed to the note holders, including accrued interest, is $10,116,078 and $11,042,230, respectively.
          At June 30 and December 31, 2000 and as of April 20, 2001, the Company
          is in default on its payments to certain warrant note holders.  The Company has proposed a plan to the noteholders that would convert the majority of the debt to equity and provide extended payment plans for any balance.

          (D)   Convertible debenture

                At June 30 and December 31, 2000, the Company was indebted in the amount of $275,000 and $1,025,000, respectively, under a convertible debenture.
         Additional funding was provided to the Company between June 30, 2000 and
         December 31, 2000. The agreement provides the holder the right to convert the outstanding debt to Class A common stock at a price of $93.32 per share.
         On October 26, 2000, the note holder converted $3,000,000 of debt to 32,147 shares of Class A common stock.  Also on October 26, 2000 the note holder exercised a stock warrant for 1,072 shares of Class A common stock at an exercise price of $46.66 per share for gross proceeds of $50,000.

          (E)   Long-term note payable

                In 1999, the Company financed the purchase of a vehicle through
          BB&T Bank.  The note is secured by the vehicle and requires monthly payments of $1,710, including interest at 8.5%, with the final payment due in September
          2003.  At June 30 and December 31, 2000, $57,905 and $49,967, respectively, was payable under the note.  At June 30 and December 31, 2000, the future principal is payable as follows:
                                                                            December 31,
                    Period                                  June 30,           2000
                    Ending                                    2000          (Unaudited)

                     2000                                 $  16,220          $   16,922
                     2001                                    17,654              18,418
                     2002                                    19,214              14,627
                     2003                                     4,817                   -

                          Total                           $  57,905          $   49,967
                                                        ===============    ===============

                                      F-35
                                       78

                    PENSAT INTERNATIONAL COMMUNICATIONS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 JUNE 30, 2000 AND DECEMBER 31, 2000 (UNAUDITED)

NOTE 11 - SEGMENT INFORMATION

          The Company's operations in different geographic areas were as follows (in thousands of dollars):

                                                                                                      December 31,
                                                                                      June 30,           2000
                                                                                        2000         (Unaudited)
                 Sales to unaffiliated customers
                    North America                                               $        13,480  $         6,554
                    Europe                                                                5,666            6,781
                    Latin America                                                         3,777              405
                    Middle East                                                               0              447
                        Total sales                                             $        19,523  $        14,187
                                                                                ===============  ===============

                 Operating loss
                    North America                                               $        17,366  $         4,942
                    Europe                                                                  963                8
                    Latin America                                                           542              307
                    Middle East                                                             418              420
                    Eliminations                                                             -                -
                        Total operating loss                                             19,289            5,677
                 Accretion charges                                                        4,940            2,410
                 Interest expense                                                         3,578            1,982
                 Other expense                                                            3,609              294

                 Net loss                                                       $       (31,415) $       (10,363)
                                                                                ================ ================

                 Identifiable assets
                    North America                                               $        12,681  $        13,047
                    Europe                                                                2,659            3,055
                    Latin America                                                            52              120
                    Middle East                                                               6              564
                    Eliminations                                                         (1,091)          (1,646)
                        Total assets                                            $        14,307  $        15,140
                                                                                ===============  ===============

                 Liabilities
                    North America                                               $        40,220  $        42,168
                    Europe                                                                4,267            6,816
                    Latin America                                                           609              984
                    Middle East                                                             424            1,016
                    Eliminations                                                         (1,091)          (1,646)

                        Total liabilities                                       $        44,429  $        49,338
                                                                                ================ ================

                                      F-36
                                       79

                    PENSAT INTERNATIONAL COMMUNICATIONS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 JUNE 30, 2000 AND DECEMBER 31, 2000 (UNAUDITED)

NOTE 11 - SEGMENT INFORMATION (CONTINUED)

          Expenses directly identified with an area are used to determine operating loss by geographic areas.

          The Company's services are sold principally in North America, Europe,
Latin America and the Middle East.  Accounts and notes receivable, before application of the Allowance for Uncollectible Accounts, from sales in these areas of the world at June 30 and December 31, 2000, were as follows:

                                                                        December 31,
                                                        June 30,           2000
                                                          2000          (Unaudited)

                    North America                     $     882          $  1,569
                    Europe                                  634             3,056
                    Latin America                             0                 0
                    Middle East                               0                 0

                    Total                             $   1,516          $  4,625
                                                   ===============    ===============

All such receivables are expected to be collected in the normal course of business, except for as provided in the Allowance for Uncollectible Accounts.

NOTE 12 - SUBSEQUENT EVENT

          (A)   Merger with CDX.com Incorporated

                Pursuant to an Agreement and Plan of Merger dated January 12, 2001, between Pensat International Communications, Inc. a Delaware corporation
          ("Pensat") and CDX.com Incorporated ("CDX"), doing business as DataStream
          Global Communications, Pensat merged with and into Pensat Inc., a newly-formed subsidiary of CDX, such that Pensat Inc. was the surviving corporation.
          As a result of this merger, Pensat's shareholders effectively acquired control of CDX.  As consideration for the merger, Pensat shareholders were granted the right to receive an aggregate of 110,000,000 shares of CDX's common stock. One half of such shares were issuable to Pensat shareholders when the merger became effective. The remaining shares of CDX's stock will be released and transferred to Pensat shareholders upon the satisfaction of certain conditions.  CDX intends to continue operating the Pensat business and using the Pensat assets through its wholly-owned subsidiary, Pensat Inc.

                                      F-37
                                       80

                    PENSAT INTERNATIONAL COMMUNICATIONS, INC.

                    AUDITED CONSOLIDATED FINANCIAL STATEMENTS

                                DECEMBER 31, 1999

                                      F-38
                                       81

                    PENSAT INTERNATIONAL COMMUNICATIONS, INC.

                  TITLE                                                      PAGE

INDEPENDENT AUDITOR'S REPORT...................................................83

AUDITED CONSOLIDATED FINANCIAL STATEMENTS

                                      F-39
                                       82

                          Independent Auditor's Report

Board of Directors
PENSAT INTERNATIONAL COMMUNICATIONS, INC.
Washington, D.C.

We have audited the accompanying Consolidated Balance Sheet of PENSAT
INTERNATIONAL COMMUNICATIONS, INC. as of December 31, 1999, and the related
Consolidated Statement of Operations, Deficiency in Stockholders' Equity, Other
Comprehensive Loss and Cash Flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with generally accepted auditing standards.
Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.
We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of PENSAT
INTERNATIONAL COMMUNICATIONS, INC. as of December 31, 1999, and the consolidated results of its operations and its cash flows for the year ended December 31,
1999, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that PENSAT
INTERNATIONAL COMMUNICATIONS, INC. will continue as a going concern. As more fully described in Note 2, the Company has incurred recurring operating losses and has a working capital deficiency of approximately $34,000,000 at December
31, 1999. The Company is also in default, as of December 31, 1999, on approximately $24,000,000 of note payables and other liabilities/payables. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

/s/ Aronson, Fetridge & Weigle
Rockville, Maryland
October 27, 2000

                                      F-40
                                       83

                    PENSAT INTERNATIONAL COMMUNICATIONS, INC.
                           CONSOLIDATED BALANCE SHEET
                                DECEMBER 31, 1999

                                     ASSETS

CURRENT ASSETS
   Cash - restricted (Note 1)                                $       150,000
   Cash and cash equivalents (Note 1)                                594,131
   Accounts receivable - trade, net of $135,274
      allowance for uncollectible accounts                         1,782,062
   Prepaid expenses and other current assets                         144,140
   Deferred financing costs, net of accumulated
      amortization of $5,878,445 (Note 1)                          1,183,269
         Total current assets                                      3,853,602

PROPERTY AND EQUIPMENT, NET (NOTES 1, 3, 9 and 11  )               5,055,152

OTHER ASSETS
   Construction in process (Notes 1)                               9,597,014
   Deposits                                                          264,873
         Total other assets                                        9,861,887

TOTAL ASSETS                                                 $    18,770,641
                                                             ===============

The accompanying Notes to Consolidated Financial Statements are an integral part of these financial statements.

                                      F-41
                                       84

               LIABILITIES AND DEFICIENCY IN STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
   Notes payable (Note 11)                                       $    26,372,607
   Current portion of capital lease obligations (Note 9)                 807,385
   Accounts payable and accrued expenses                               8,220,917
   Deferred revenue                                                    1,236,374
   Accrued preferred stock dividends                                      30,900
   Accrued interest payable (Note 11)                                  1,124,484

         Total current liabilities                                    37,792,667

NONCURRENT LIABILITIES, NET OF CURRENT PORTION
   Notes payable (Note 11)                                                49,911
   Capital lease obligations (Note 9)                                    618,295

         Total noncurrent liabilities                                    668,206

         Total liabilities                                            38,460,873

COMMITMENTS AND CONTINGENCIES                                                                                       -

SERIES A CONVERTIBLE REDEEMABLE PREFERRED STOCK  (NOTE 6)              2,060,000

DEFICIENCY IN STOCKHOLDERS' EQUITY (NOTES 5, 6 AND 11)
   Class A common stock, $.01 par value, 18,500,000 shares
      authorized, 1,047,653 shares issued and outstanding                 10,477
   Class B common stock, $.01 par value, 500,000 shares
      authorized, no shares issued and outstanding                             -
   Additional paid-in capital                                         11,691,000
   Accumulated deficit                                               (33,445,538)
   Accumulated other comprehensive loss                                   (6,171)

       Total deficiency in stockholders' equity                      (21,750,232)

TOTAL LIABILITIES AND DEFICIENCY IN STOCKHOLDERS' EQUITY         $    18,770,641
                                                                 ================

                                      F-42
                                       85

                    PENSAT INTERNATIONAL COMMUNICATIONS, INC.
                      CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1999

REVENUE
   Telecommunications services (Note 1)                           $   13,514,258

OPERATING EXPENSES
   Cost of revenues                                                   14,777,500
   Selling, general and administrative expenses                       15,263,518
   Depreciation and amortization                                         495,519

       Total operating expenses                                       30,536,537

OPERATING LOSS                                                       (17,022,279)

OTHER (EXPENSE) INCOME
   Accretion charges                                                  (5,702,551)
   Interest expense                                                   (1,735,074)
   Other                                                                  18,341

       Total other (expense) income                                   (7,419,284)

NET LOSS                                                          $  (24,441,563)
                                                                  ===============

Net loss per common stock - basic and diluted
    (notes 1 and 6)                                               $       (23.34)
                                                                  ===============

The accompanying Notes to Consolidated Financial Statements are an integral part of these financial statements.

                                      F-43
                                       86

                    PENSAT INTERNATIONAL COMMUNICATIONS, INC.
          CONSOLIDATED STATEMENT OF DEFICIENCY IN STOCKHOLDERS' EQUITY
                      FOR THE YEAR ENDED DECEMBER 31, 1999

                                                                                                        Class A                     Accumulated
                                  Series A                     Class A                  Additional      Common                         Other
                                  Preferred       Stock         Common       Stock        Paid-in        Stock       Accumulated   Comprehensive
                                   Shares         Amount        Shares       Amount       Capital     Subscribed       Deficit         Income        Total

Balance as of January 1, 1999,
   as previously reported          17,800        $  178       1,015,248     $ 10,152   $ 4,942,580    $  1,600,000   $ (9,003,975)  $ (14,248)  $ (2,465,313)

Prior period adjustment
  (Note 13)                       (17,800)         (178)              -            -    (1,779,822)              -              -           -     (1,780,000)

Balance as of January 1, 1999,
as restated                             -             -       1,015,248       10,152     3,162,758       1,600,000     (9,003,975)    (14,248)    (4,245,313)

Issuance of common stock                                         32,445          325     1,899,675      (1,600,000)             -           -        300,000

Dividends on preferred stock            -             -               -            -      (114,600)              -              -           -       (114,600)

Value of stock warrants issued
with    warrant notes payable           -             -               -            -     6,743,167               -              -           -      6,743,167

Net loss                                -             -               -            -             -               -    (24,441,563)          -    (24,441,563)

Foreign currency translation            -             -               -            -             -               -              -       8,077          8,077

Balance as of December 31, 1999         -        $    -       1,047,653     $ 10,477  $ 11,691,000    $          -   $(33,445,538)  $  (6,171)  $(21,750,232)
                                 =========       ========    ===========    ========= ============    =============  =============  ==========  =============

The accompanying Notes to Consolidated Financial Statements are an integral part of these financial statements.

                                      F-44
                                       87

                    PENSAT INTERNATIONAL COMMUNICATIONS, INC.
                  CONSOLIDATED STATEMENT OF COMPREHENSIVE LOSS
                      FOR THE YEAR ENDED DECEMBER 31, 1999

NET LOSS                                        $     (24,441,563)

OTHER COMPREHENSIVE INCOME
   Foreign currency translation                             8,077

COMPREHENSIVE LOSS                              $     (24,433,486)
                                                ==================

The accompanying Notes to Consolidated Financial Statements are an integral part of these financial statements.

                                      F-45
                                       88

                    PENSAT INTERNATIONAL COMMUNICATIONS, INC.
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 1999

CASH FLOWS FROM OPERATING ACTIVITIES
   Net loss                                                  $ (24,441,563)
   Adjustments to reconcile net loss to net
     cash used in operating activities
       Foreign currency translation                                  8,077
       Depreciation and amortization                               495,519
       Amortization of deferred financing costs                  5,878,445
       Increase in
         Accounts receivable - trade                            (1,481,467)
         Prepaid expenses and other current assets                 (86,790)
         Deposits                                                  (81,853)
       Increase in
         Accounts payable and accrued expenses                   4,606,927
         Deferred revenue                                        1,236,374
         Accrued interest payable                                1,124,484

         Net cash used in operating activities                 (12,741,847)

CASH FLOWS FROM INVESTING ACTIVITIES
   Payments for debt finance fees                                 (320,000)
   Purchase of property and equipment                           (3,175,458)
   Purchase of construction in process                          (9,597,014)

         Net cash used in investing activities                 (13,092,472)

CASH FLOWS FROM FINANCING ACTIVITIES
   Proceeds from notes payable                                  33,049,341
   Repayment of notes payable                                   (6,626,823)
   Repayment of capital leases                                    (580,586)
   Proceeds from issuance of preferred stock                       280,000
   Proceeds from issuance of common stock                          300,000
   Cash payment preferred stock dividends                         (101,775)

         Net cash provided by financing activities              26,320,157

NET INCREASE IN CASH AND CASH EQUIVALENTS                          485,838

CASH AND CASH EQUIVALENTS AT  BEGINNING OF YEAR                    258,293

CASH AND CASH EQUIVALENTS AT END OF YEAR                    $      744,131
                                                            ===============

NONCASH INVESTING AND FINANCING ACTIVITIES
   Capital lease obligations incurred                       $    1,242,937
                                                            ===============

CASH PAID FOR INTEREST EXPENSE                              $      610,590
                                                            ===============

The accompanying Notes to Consolidated Financial Statements are an integral part of these financial statements.

                                      F-46
                                       89

                    PENSAT INTERNATIONAL COMMUNICATIONS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 1999

NOTE 1 - ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

          (A)   Organization

                The Pensat International Communications, Inc. (the Company) was
          incorporated in Pennsylvania on November 3, 1995 and reincorporated in
          Delaware on March 26, 1997.  The Company is a multinational facilities-based telecommunications provider that offers a broad range of services to its wholesale and retail customers.  The Company has developed the Global
          Consortium Network, a strategic alliance of communications products and services.  The Company is headquartered in Washington, D.C. and operates in one business segment.

          (B)   Principles of consolidation

                The accompanying consolidated financial statements include accounts of the Company and all companies in which the Company has a controlling interest.  All significant intercompany balances and transactions have been eliminated in consolidation.

          (C)   Use of estimates

                The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

          (D)   Revenue recognition

                Revenue from providing telecommunication services is recognized when services are rendered based on usage of the Company's networks and facilities.  At December 31, 1999, deferred revenue has been provided for prepaid calling card transactions where the telecommunication service has not yet been provided.

          (E)   Business and credit concentrations

                The Company is developing telecommunication services in South America,
          Europe and the Middle East.  Each location has a unique and distinct market, operating environment, and local economy.  There are potential risks unique to operating in foreign countries, such as regulatory compliance, contractual restrictions, labor laws, exportation, nationalization, political, economic or social instability, and confiscatory taxation.

                                      F-47
                                       90

                    PENSAT INTERNATIONAL COMMUNICATIONS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 1999

NOTE 1 - ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

          (E)   Business and credit concentrations (continued)

                The Company maintains substantially all of its cash and investments with domestic financial institutions.  The Company has an investment comprised of a certificate of deposit required to cover an unconditional and irrevocable commercial letter of credit in the amount of $225,000 issued to secure rent for the Company's Washington, D.C. office.  Management believes that the financial risk associated with this deposit is minimal.

                The Company provides telecommunications products and services to a limited number of larger customers.  As of December 31, 1999, two customers comprised $847,000 of the total trade receivables.  For the year ended
          December 31, 1999, approximately 60% of total revenues were derived from two customers, one of whom ceased operations in 2000.  During 2000, the
          Company expanded its customer base to compensate for the loss of this customer.

          (F)   Letter of credit

                The Company has an unconditional and irrevocable $150,000 commercial letter of credit issued to secure rent for the Company's Washington, D.C.
          office.  The letter of credit is secured by a $150,000 certificate of deposit that is reported as restricted cash on the accompanying balance sheets.  Management believes that the financial risk associated with the certificate of deposit is minimal.

          (G)   Cash and cash equivalents

                The Company considers all investments with a stated maturity of three months or less to be cash equivalents.  The Company maintains cash balances which may exceed federally insured limits.  The Company does not believe that this results in any significant credit risk. At December
          31, 1999, the Company had approximately $117,000 of cash held in foreign bank accounts which is subject to the inherent risks in those countries.

          (H)   Property and equipment

                Property and equipment are stated at original cost and depreciated using the straight-line method over the shorter of the individual assets'
          estimated useful lives, which range from three to seven years. Leasehold improvements are generally amortized using the straight-line method over the term of the lease. Amortization of capital leases is included in depreciation expense.  At December 31, 1999, property and equipment with a net book value of approximately $964,000 was located in foreign countries.

                                      F-48
                                       91

                   PENSAT INTERNATIONAL COMMUNICATIONS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 1999

NOTE 1 - ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

          (I)   Foreign currency transaction

                The Company's functional and reporting currency is the United States dollar.  Transactions at the Company's subsidiaries may be denominated in the currency of the country in which the subsidiary operates.  The
          Company may also hold assets and liabilities denominated in a foreign currency.  All assets and liabilities are converted to the financial and reporting currency using applicable exchange rates at the balance sheet date.  All transactions are converted to the functional and reporting currency using applicable average exchange rates for the period.  Any realized gains or losses from such transactions, or from holding such assets or liabilities, are recognized as gains or losses in the statements of operations.

          (I)   Advertising costs

                Advertising costs are expensed as incurred.  Advertising expense was $1,582,839 for the year ended December 31, 1999.

          (J)   Deferred financing costs

                Deferred financing costs consist of debt placement and loan fees that are amortized using the straight-line method over the debt repayment period, all of which are due within one year.

          (K)   Construction in process

                Construction in process relates to telecommunications equipment financed through a vendor (Note 11(A)) that had not been placed in service at December 31, 1999.  As discussed in Note 11(A), in October 2000, approximately
          $5.6 million of this equipment was returned to the vendor.  The remainder of the equipment will be capitalized as property and equipment when placed in service.

          (L)   Income taxes

                The Company accounts for income taxes using the liability method.
          Under the liability method, deferred income taxes are recognized for temporary differences between financial statement and income tax bases of assets and liabilities, loss carryforwards and tax credit carryforwards for which income tax benefits are expected to be realized in future years.

                                      F-49
                                       92

                    PENSAT INTERNATIONAL COMMUNICATIONS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 1999

NOTE 1 - ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

          (M)   Loss per share

                Basic loss per common share is based on the weighted average number of common shares outstanding in each year and after preferred stock dividend requirements.  Diluted earnings per common share assumes that any convertible preferred shares outstanding at the beginning of each year were converted at those dates, with related interest, preferred stock dividend requirements and outstanding shares adjusted accordingly. The convertible preferred stock was not included in the computation of earnings per common share since it would have resulted in an antidilutive effect.

NOTE 2 - FINANCIAL RESULTS AND LIQUIDITY

        From inception, the Company has not generated cash flow from operations.
The Company has financed its operations to date primarily through private sales of equity securities, advances from a related party company, short-term notes placed with private investors, vendor liabilities and the leasing of fixed asset acquisitions.

        In the future, additional funding and liquidity will be required to implement the Company's business plan, and to fund losses until the Company generates positive cash flow. While there is no assurance that funding will be available to execute the plan, the Company is continuing to seek financing and is exploring a number of alternatives in this regard.

        The Company's independent public accountants have included a "going concern" emphasis paragraph in their audit report accompanying the 1999 financial statements. The paragraph states that the Company's recurring losses and negative working capital and default on approximately $26,000,000 note payables and other liabilities/payables raise substantial doubt about the
Company's ability to continue as a going concern and cautions that the financial statements do not include adjustments that might result from the outcome of this uncertainty.

        Management believes that, despite the uncertainty regarding future cash flows and liquidity, it has under development a business plan that, if successfully funded and executed, can significantly improve operating results and provide the necessary liquidity to sustain future growth.

                                      F-50
                                       93

                    PENSAT INTERNATIONAL COMMUNICATIONS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 1999

NOTE 3 - PROPERTY AND EQUIPMENT

          Property and equipment consists of the following:

              Leasehold improvements                            $    308,345
              Furniture and fixtures                               1,442,425
              Vehicles                                                79,833
              Telecommunications equipment                         3,796,844
                 Total                                             5,627,447
              Less:  Accumulated depreciation and amortization      (572,295)

                 Total                                          $  5,055,152
                                                                =============

        Cost of furniture, fixtures and equipment under capital leases aggregated
$2,052,463 at December 31, 1999. The accumulated amortization related to assets under capital leases was $359,872.

NOTE 4 - RELATED PARTY TRANSACTIONS

          (A)   Transactions with an affiliated company

                From inception, the Company has received substantial funding in the form of advances and payments on its behalf from an affiliated company.
          This funding was to provide working capital for the Company to operate, develop and execute its business plan.

                As of December 31, 1999, $1,326,498 related to these advances was outstanding, net of amounts due from the affiliated company, and including the amounts due in accordance with the marketing services agreement referred to below.  This liability is included on the balance sheet as accounts payable and accrued expenses.

                The Company intends to repay these advances and payments with the proceeds of future long-term third party financing or through future cash flows, when sufficient.

          (B)   Marketing services agreement

                The Company entered into a marketing services agreement (the Agreement)
          with an affiliated company in November 1995 for the purpose of receiving international marketing services directed towards the telecommunications industry.  The term of the agreement is three years with automatic annual renewals unless cancelled by either party with six months written notice.
          The Agreement provided for fixed monthly fees of $51,000 and additional commissions based on the annual sales volume of customers directed to the
          Company.

                                      F-51
                                       94

                    PENSAT INTERNATIONAL COMMUNICATIONS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 1999

NOTE 4 - RELATED PARTY TRANSACTIONS (CONTINUED)

          (B)   Marketing services agreement (continued)

                In December 1997, the Agreement was amended to provide for fixed monthly fees of $100,000.  For the year ended December 31, 1999, the Company incurred $1,200,000 of marketing expense associated with the Agreement.
          Effective in February 2000, the agreement was further modified to $14,000 per month.

                The Company intends to fund the fees associated with this Agreement through the proceeds of future long-term financing or through cash flows, when sufficient.

NOTE 5 - INCOME TAXES

          For the year ended December 31, 1999, the benefit for income taxes was calculated at Federal and state statutory rates as follows:

                 Federal income tax benefit, at statutory rates     $    (7,428,000)
                 State income tax benefit, net of federal effect         (1,009,100)
                 Change in valuation allowance                            8,437,100

                     Total income tax benefit                       $             -
                                                                    ================

        A deferred income tax benefit results from temporary differences in the recognition of income and expenses for income tax and financial reporting purposes (Note 1). The cumulative temporary differences at December 31, 1999, totaled $30,326,000, for which a deferred tax asset of $11,654,000 has been recognized as well as an offsetting valuation allowance of $11,654,000 as of
December 31, 1999. The components of such temporary differences are as follows:

                 Net operating loss carryforward                                    $    29,917,000
                 Depreciation expense for financial statement purposes in excess
                     of income tax purposes                                                 (45,000)
                 Other expense for financial statement purposes in excess of
                     income tax purposes                                                    454,000

                     Total                                                          $    30,326,000
                                                                                    ===============

                                      F-52
                                       55

                    PENSAT INTERNATIONAL COMMUNICATIONS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 1999

NOTE 5 - INCOME TAXES (CONTINUED)

At December 31, 1999, the net operating loss carryforward is scheduled to expire as follows:

        Year Ending
        December 31                              Amount

           2010                            $       172,000
           2011                                  1,035,000
           2012                                  1,425,000
           2018                                  5,438,000
           2019                                 21,847,000

             Total                         $    29,917,000
                                           ===============

NOTE 6 - SERIES A CONVERTIBLE REDEEMABLE PREFERRED STOCK

        The Company has authorized for issuance 25,000 shares of Series A
Convertible Redeemable Preferred Stock (Series A preferred stock) with a $.01 par value; 20,600 of such shares have been issued at $100 per share. Holders of shares of the Series A preferred stock are entitled to receive quarterly dividends payable in cash, in the amount of $1.50 per share. Dividends begin to accrue and are cumulative from the date of issuance. Accrued but unpaid dividends accrue interest at 6% per annum compounded annually. The holders of the Series A preferred stock have no voting rights.

        The outstanding Series A preferred stock may be redeemed, at a stated
redemption price, at the option of the Company or the stockholder if the Company has not entered into a qualifying public offering. The stockholder may exercise their redemption rights during two periods, from April 1, 2000 through May 31,
2000 and from April 1, 2001 through May 31, 2001. The Company may exercise their redemption rights at any time commencing April 1, 2002.

        Each share of preferred stock is convertible at the option of the stockholder between one and 1.33 shares of Class A Common Stock depending on the circumstances of the conversion. If no Class B Stock is outstanding at the conversion date, each share of Preferred Stock is convertible to one share of
Class A Common Stock. If the Company completes a successful public offering, as defined in the rights and preferences related to the Preferred Stock, each share of preferred stock will automatically be converted into 1.33 shares of Class A
Common Stock if immediately prior to such conversion shares of Class B Common
Stock are outstanding. There was no Class B common stock outstanding as of
December 31, 1999.

                                      F-53
                                       56

                    PENSAT INTERNATIONAL COMMUNICATIONS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 1999

NOTE 7 - LOSS PER SHARE

        The computations of basic and diluted loss per share for each year are as follows:

                Loss per share computation - basic
                        Loss from continuing operations         $ (24,441,563)
                        Plus dividends on preferred stock             114,600
                        Loss available to common stockholders     (24,326,963)
                        Weighted average shares outstanding         1,042,482

                Loss per share - basic from continuing
                   operations                                   $      (23.34)
                                                                ==============

                Loss per share computation - diluted
                        Loss available to common stockholder    $ (24,326,963)
                        Weighted average shares outstanding         1,042,482

                Loss per share - diluted from continuing
                   operations                                   $      (23.34)
                                                                ==============

NOTE 8 - INCENTIVE PLAN

        The Company adopted a long-term incentive plan (the Plan) in March 1997.
The purpose of the Plan is to provide an incentive to employees, nonemployees and directors through the granting of stock options. The maximum number of shares for which options may be granted under the Plan as of December 31, 1999 is 58,446. The maximum dollar amount of cash or the fair market value of the shares that any eligible individual may receive in any calendar year may not exceed $200,000. As of December 31, 1999, no stock options had been granted under the Plan.

        The purchase price per share of each stock option shall not be less than the fair market value of a share on the date the stock options are granted.
Vesting provisions are set forth by the administration committee of the Board of
Directors and may differ between employees and nonemployee directors. In the event of a change in control as defined in the Plan, all options outstanding on the date of the control change shall become immediately vested and fully exercisable.

                                      F-54
                                       57

                    PENSAT INTERNATIONAL COMMUNICATIONS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 1999

NOTE 9 - LEASES

          (A)   Operating leases

                The Corporation is obligated, as lessee, under noncancelable operating leases for office space in Washington, D.C., New York, Nebraska, Spain and
         Brazil.  These leases expire at various dates through 2008.  Some leases contain annual escalation clauses for increase in property taxes and general operating and maintenance costs of the buildings based on the pro rata percentage of leased space.  Also the Washington, D.C., New York and Nebraska leases contain annual escalation clause for increases in the base rental amount based on a percentage of the annual increase in the Consumer Price
         Index.  These factors are considered to be part of the total minimum lease amounts which are recognized as rent expense over the term of the lease on a pro rata basis.  The deferred rent liability at December 31, 1999 is $48,992 and is included in accounts payable and accrued expenses on the balance sheet.

                In addition, the Corporation leases certain of its office equipment under operating leases that expire over the next three years.  In most cases, the Corporation expects that in the normal course of business, operating leases will be renewed or replaced by other operating leases.

                The future minimum payments for all operating leases as of December 31, 1999 is as follows:

                  Year Ending
                  December 31                               Amount

                     2000                            $       763,566
                     2001                                    753,781
                     2002                                    735,718
                     2003                                    688,207
                     2004                                    595,714
                  Thereafter                               2,258,323

                           Total                     $     5,795,309
                                                     ===============

                Rental expense under operating leases was approximately $930,000 for the year ended December 31, 1999.

                                      F-55
                                       58

                    PENSAT INTERNATIONAL COMMUNICATIONS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 1999

NOTE 9 - COMMITMENTS (CONTINUED)

          (B)   Capital leases

                In 1999, the Company leased equipment under agreements that are classified as capital leases.  The following is a schedule by year of future minimum lease payments required under the leases, together with the net present value of minimum lease payments as of December 31, 1999:

                  Year Ending
                  December 31                                                            Amount

                     2000                                                           $       788,589
                     2001                                                                   633,918
                     2002                                                                   175,324
                     2003                                                                    20,136
                          Total minimum lease payments                                    1,617,967
                          Less:  Amount representing interest                              (192,287)

                          Present value of future minimum lease payments            $     1,425,680
                                                                                    ================

                The amount necessary to reduce the net minimum lease payments to the present value is calculated at the interest rate implicit in the leases, which is approximately 15%.  The net present value of the minimum lease payments and other balances related to capital leases as of and for the year ended December 31, 1999, is included in the accompanying financial statements as follows.

NOTE 10 - RETIREMENT PLAN

        The Company sponsors a qualified 401(k)/profit-sharing plan covering substantially all employees. The plan allows for discretionary matching and profit sharing contributions, which the Company did not elect to make for the year ended December 31, 1999.

                                      F-56
                                       59

                    PENSAT INTERNATIONAL COMMUNICATIONS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 1999

NOTE 11 - NOTES PAYBLE

          (A)   Secured vendor note

                In May 1999, the Company entered into a promissory note agreement with a vendor whereby the vendor agreed to provide financing of up to
          $15 million to the Company for the purpose of acquiring the vendor's equipment and services, and providing working capital.  The note is secured by all tangible property acquired through the proceeds of the note, all intellectual property and similar property of the Company as of May 1999 and thereafter acquired by the Company, and the proceeds of any consideration received from the disposition of such tangible or intellectual property.  The note accrued interest at 10.5% per annum through December 20, 1999, the maturity date.  The outstanding principal balance and accrued interest was payable in full on the maturity date.  The Company did not repay the vendor on the maturity date and was thus in default on December 20, 1999.  The default interest rate is 12.5% per annum.  At December 31, 1999, the principal balance was $14,973,147.  An accrued interest liability of $862,312 is shown separately on the balance sheet as of December 31, 1999.

                As of October 27, 2000, the Company has not repaid any portion of the principal balance and is in negotiations with the vendor regarding the repayment of the debt.  In October 2000, the Company returned equipment to the vendor with an approximate original cost of $5.6 million.  The vendor has accepted the return of the equipment without prejudice as to the amount of credit the Company will receive for the return of the equipment.

          (B)   Unsecured notes

                On December 7, 1999, the Company entered into an unsecured note payable agreement with a long-distance carrier vendor for the payment of unpaid invoices.  Under the terms of the note, monthly principal payments of $35,000 were to commence on December 8, 1999, with subsequent principal payments due on the first day of each month thereafter.  The unpaid principal balance is due in full on April 1, 2000.  Interest accrues at 18% per annum on the unpaid principal balance commencing April 1, 2000.  At December
          31, 1999, the principal balance due under the note was $2,276,276.  Subsequent to December 31, 1999, the Company failed to make the required principal payments thereby defaulting on the note.

                At December 31, 1999, the Company was indebted to an unrelated individual under a note payable agreement in the amount of $150,000.  The unsecured note bears interest at 10% per annum and is due on demand.  The note is guaranteed by an officer of a corporation that is a stockholder of the
          Company.  The note has an accrued interest liability of $11,000 as of
          December 31, 1999, which is shown separately on the balance sheet.

                                      F-57
                                       60

                    PENSAT INTERNATIONAL COMMUNICATIONS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 1999

NOTE 11 - NOTES PAYBLE (CONTINUED)

          (C)   Warrant notes payable

                Throughout 1999, the Company issued short-term notes payable to fund its working capital requirements. As an incentive to the creditor, stock warrants were issued to the note holders.  These warrants grant the holder the right to purchase shares of common stock at a specified price and period of time if the Company enters into an initial public offering.
          The notes are unsecured, but are guaranteed by an officer of a corporation that is a stockholder of the Company.  The notes bear interest at rates ranging from 6% to 12%, although certain notes do not bear any interest.
          At December 31, 1999, the principal balance of $8,957,636 was owed to the various note holders, all of which was payable in 2000.  Accrued interest of $251,172 is shown separately on the balance sheet as of December 31,
          1999.  As of October 27, 2000, the Company is in default on its payments to certain warrant note holders.

          (D)   Long-term note payable

                In 1999, the Company financed the purchase of a vehicle with a local financial institution. The note is secured by the vehicle and requires monthly payments of $1,710, including interest at 8.5%, with the final payment due in September 2003.  At December 31, 1999, $65,459 was owed under the note with the future principal payable as follows:

                  Year Ending
                  December 31                            Amount

                     2000                          $        15,548
                     2001                                   16,922
                     2002                                   18,418
                     2003                                   14,571

                          Total                    $        65,459
                                                   ===============

                                      F-58
                                       61

                    PENSAT INTERNATIONAL COMMUNICATIONS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 1999

NOTE 12 - COMMITMENTS AND CONTINGENCIES

          (A)   Telecommunications services agreement

                In January 1999, the Company entered into an agreement with a reseller
          (the Reseller) of international telecommunications services to provide, through another primary domestic carrier, international telecommunications services including access to and use of the Company's calling card platform, space and access for the co-location of the Reseller's calling card platform, and other services.  The term of the agreement is three years with annual renewals unless terminated by either party by providing a three-month written notice.

                The Company may terminate this agreement immediately in the event the Reseller fails to make any payment which is not subject to legitimate dispute, becomes insolvent or bankrupt or ceases to pay its debts generally as they mature, or commits a material beach of any of the terms of the agreement and fails to remedy the cause for termination within thirty business days.

                This agreement provides that the Reseller will be billed at specified rates.  The Company is entitled to pass on local exchange carrier increases and other pass-through costs to the Reseller.  The Company is obligated to pass along to the Reseller reductions in transport costs that the Company may obtain from the primary domestic carrier.  The Company is further obligated to provide the Reseller with the lowest rate the Company offers to any customer with comparable traffic volume.

NOTE 13 - PRIOR PERIOD ADJUSTMENT

        In 1999, the Company determined that Series A convertible redeemable preferred stock was not a component of deficiency in stockholders' equity because of a redemption feature that was exercisable at the option of the stockholder (Note 6). The deficiency in stockholders' equity as of January 1,
1999 has been restated for the effect of this reclassification.

                                      F-59
                                       62

Through and including September 17, 2001 (the 25th day after the date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.

This is in addition to a dealer's obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

                                3,177,716 SHARES

                              CDX.Com Incorporated

                                  COMMON STOCK

                               ------------------

                                       63

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the various expenses and costs, other than underwriting discounts and commissions, expected to be incurred in connection with the sale and distribution of the securities being registered. All of the amounts shown are estimated except the registration fee of the Commission.

                                       Amount to be Paid
                                           by CDX.Com
                                          Incorporated
Item

SEC registration fee                   $   800
Blue sky fees and expenses               2,900
Legal fees and expenses                  5,000
Accounting fees and expenses             5,000
Printing and miscellaneous               1,800

Total                                  $15,500
                                       =======

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Item 14. Indemnification of Directors and Officers.

Colorado law provides for indemnification of directors, officers and other employees in certain circumstances (C.R.S. Sections 7-109-101 et. seq. (2000))
and for the elimination or limitation of the personal liability for monetary damages of directors under certain circumstances (C.R.S. Sections 7-108-402
(2000)). The Amended and Restated Articles of Incorporation and Bylaws of CDX
eliminate the personal liability for monetary damages of directors under certain circumstances and provide indemnification to directors and officers of CDX to the fullest extent permitted by the Colorado Business Corporation Act. Among other things, these provisions provide indemnification for officers and directors against liabilities for judgments in and settlements of lawsuits and other proceedings and for the advance and payment of fees and expenses reasonably incurred by the director or officer in defense of the lawsuit or proceeding.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

The following is a summary of the transactions by the Registrant during the past three years involving sales of the Registrant's securities that were not registered under the Securities Act.

The issuances described below were exempt from registration under the Securities
Act pursuant to Section 4(2) of the Securities Act or Regulation D promulgated thereunder, as a transaction by an issuer not involving a public offering, where each purchaser was an accredited investor with knowledge and experience in financial and business matters sufficient for evaluating the associated merits and risks, each of which represented its intention to acquire the securities for investment only and not with a view to distribution, and received or had access to adequate information about the Registrant. Appropriate legends were affixed to the stock certificates issued in these transactions and there was no general solicitation or advertising. No underwriter was employed and no commissions or fees were paid with respect to any sales of securities of the Registrant in the transactions described below.

On January 5, 2001 the Company commenced a Private Offering of securities. Under this Offering, to date, the Company has sold 3,065,787 Units (the "Units"). Each
Unit consists of one share of the Company's Common Stock and a Warrant to purchase one share of the Company's common stock. The Units were sold for an aggregate cash purchase price of $1,164,999. The Company did not pay commissions

                                       64

on the transaction. The Units were offered and issued to a limited number of accredited investors.

On January 12, 2001, CDX entered in an Agreement and Plan of Merger with Pensat
International Communications, Inc. a Delaware Corporation ("Pensat"). Pursuant
to this Agreement, Pensat merged with and into Pensat Inc., a newly formed subsidiary of CDX, such that Pensat Inc. is the surviving corporation. Pensat stockholders acquired control and retain majority interest in CDX.
The merger became effective on February 9, 2001. As consideration for the merger, Pensat shareholders were granted the right to receive an aggregate of
110,000,000 shares of CDX's common stock.  The issuance of such stock was exempt from registration under Section 4(2) of the Securities Act of 1933.

On January 16, 2001 Hozik and Charin, former creditor of Pensat who agreed to accept 36,050 shares of our common stock in lieu of payment.  The issuance of such stock was exempt from registration under Section 4(2) of the Securities Act of 1933.

On February 21, 2001 Global Crossing Bandwidth, Inc., former creditor of Pensat which received 3,066,666 shares of our common stock in connection with the settlement of certain claims against Pensat and the conversion of certain debt to equity.  The issuance of such stock was exempt from registration under Section
4(2) of the Securities Act of 1933.

On March 12, 2001 Valentine Braver and Robert H. Jaffe, Esq., Braver's attorney, agreed to accept 60,000 and 15,000 shares of our common stock in connection with the cancellation of certain warrants held by Braver and in connection with a deferral of payments on overdue obligations of Pensat to Braver.  The issuance of such stock was exempt from registration under Section 4(2) of the Securities Act of 1933.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

EXHIBIT
NUMBER          DESCRIPTION

     2.1        Plan of Merger, dated as of January12, 2001 by and among the Registrant,
                Pensat International Communications, Inc (the "Pensat Merger Agreement").

     2.2        Cyberdiagnostics Purchase Agreement

     3.1        Articles of Incorporation of CDX.Com Incorporated
     3.2        By-Laws of CDX.Com Incorporated

     4.X        Global Crossing Conversion Agreement

     5.1        Opinion of Thomas P. McNamara

     10.X
    10 (i)
                ME Financing Agreements (Both agreements?)
                Pensat Series B Preferred Stock Purchase Agreement
                CDX Warrant Agreements (Original Pensat form and New Pensat form)
                Standard Form of  Pensat Promissory Note
                Lucent Promissory Note
                Kaufman Investment Banker Agreement
                Zel Lipson Rep Agreement
                Sununu Agreement

  10 (ii) A
                Global Crossing Conversion Agreement
                Warrant and Promissory Note to Michael Verruto
                Warrant and Promissory Note to Ralph Pisani
                Warrant and Promissory Note to Alex Matini

                                       65

                Warrant and Promissory Note to Bassam Haje
                TBF Warrants

  10 (ii) B
                CANTV Termination
                Teleglobe (US)
                Teleglobe (Iberian)
                LINCE (Iberian)
                Level 3
                GTI
                Licenses - Spain
                Licenses - Brazil
                Licenses - 214 Announcement
                ME Cham Center "License" and Assignment to Pensat

  10 (ii) C
                ECI Leases
                Lucent 5ESS Purchase Agreement (Spain)

  10 (ii) D
                Omaha Lease
                Bethesda Lease

  10 (iii) A    Management Comp Plans
                Management Warrant Agreements
                Pensat Option Plan
                Pensat Form of Stock Agreement

     16.1       Letter re Change in Certifying Accounts

     21.1       Subsidiaries of CDX.com Incorporated

     23.1       Consent of Thomas P. McNamara
     23.1       Consent of Aronson Fetridge and Weigle

                                       66

ITEM 17. UNDERTAKINGS

The undersigned registrant hereby undertakes:

        (1)      To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (i)      To include any prospectus required by section 10(a)(3) of
                         the Securities Act of 1933;

                (ii)     To reflect in the prospectus any facts or events arising
                         after the effective date of the registration statement (or the most recent post-effective amendment thereof) which,
                         individually or in the aggregate, represent a fundamental
                         change in the information set forth in the registration statement.

                (iii)    To include any material information with respect to the
                         plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        (2)      That, for the purpose of determining any liability under the Securities
                 Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3)      To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                       67

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Bethesda, State of
Maryland, on August 14, 2001.

                              CDX.COM INCORPORATED

                              By:/s/ Phil Verruto
                                 Phil Verruto, CEO

        Pursuant to the requirements of the Securities Act of 1933, this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

            SIGNATURE                        TITLE                                        DATE

                                             Director,
          /s/ Phil Verruto                   Chief Executive                          August 13, 2001
          Phil Verruto                       Officer, Principal
                                             Financial Officer

                                       68